FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282944-04

BANK5 2025-5YR19

Free Writing Prospectus

Structural and Collateral Term Sheet

$949,066,383

(Approximate Total Mortgage Pool Balance)

$794,546,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

 as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Wells Fargo Bank, National Association
Bank of America, National Association
JPMorgan Chase Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2025-5YR19

December 4, 2025

MORGAN STANLEY	BofA SECURITIES	J.P. MORGAN	WELLS FARGO SECURITIES
Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager

AmeriVet Securities Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-282944) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK5 2025-5YR19

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange (“NYSE”), the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of SIPC and the NYSE.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
2

BANK5 2025-5YR19	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/S&P/Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/AAA(sf)	$1,300,0	00	30.000%	(7)	2.56	1 – 58	15.7%	42.0%
Class A-2(8)	AAAsf/AAA(sf)/AAA(sf)	(8)	(9)	30.000%	(7)(8)	(9)	(9)	15.7%	42.0%
Class A-3(8)	AAAsf/AAA(sf)/AAA(sf)	(8)	(9)	30.000%	(7)(8)	(9)	(9)	15.7%	42.0%
Class X-A	AAAsf/AAA(sf)/AAA(sf)	$631,129,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-B	A-sf/NR/AA(high)(sf)	$163,417,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/AA(sf)/AAA(sf)	$73,256,000	(8)	21.875%	(7)(8)	4.98	60 – 60	14.1%	46.9%
Class B(8)	AA-sf/NR/AAA(sf)	$50,715,000	(8)	16.250%	(7)(8)	4.98	60 – 60	13.1%	50.2%
Class C(8)	A-sf/NR/AA(sf)	$39,446,000	(8)	11.875%	(7)(8)	4.98	60 – 60	12.5%	52.9%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/S&P/Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/NR/A(sf)	$32,683,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-E	BB-sf/NR/BBB(high)(sf)	$19,160,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-F	B-sf/NR/BBB(low)(sf)	$11,270,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-G	NR/NR/BB(low)(sf)	$21,413,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-H	NR/NR/NR	$22,541,063	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class D	BBB-sf/NR/A(low)(sf)	$32,683,000		8.250%	(7)	4.98	60 – 60	12.0%	55.0%
Class E	BB-sf/NR/BBB(sf)	$19,160,000		6.125%	(7)	4.98	60 – 60	11.7%	56.3%
Class F	B-sf/NR/BB(high)(sf)	$11,270,000		4.875%	(7)	4.98	60 – 60	11.6%	57.1%
Class G	NR/NR/B(high)(sf)	$21,413,000		2.500%	(7)	4.98	60 – 60	11.3%	58.5%
Class H	NR/NR/NR	$22,541,063		0.000%	(7)	4.98	60 – 60	11.0%	60.0%

Non-Offered Eligible Vertical Interests(12)

Class or Interest	Expected Ratings (Fitch/S&P/Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class RR(13)	NR/NR/NR	$41,053,319.13	N/A	(14)	4.95	1 – 60	N/A	N/A
RR Interest(13)	NR/NR/NR	$6,400,000.01	N/A	(14)	4.95	1 – 60	N/A	N/A
(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and DBRS, Inc. (“Morningstar DBRS”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). The Morningstar DBRS ratings shown in the table above may be issued by DBRS Limited, an NRSRO affiliated with DBRS, Inc. and part of the Morningstar DBRS group. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.
(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (9) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G or Class X-H certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates (other than the Class V certificates), on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
3

BANK5 2025-5YR19	Structural Overview
(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates and the VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest, and the denominator of which is the sum of (x) the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of principal balance certificates, the “VRR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the aggregate initial certificate balance of all the principal balance certificates.
(6)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage, and the denominator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest. The Certificate Principal to Value Ratios of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class D, Class E, Class F, Class G and Class H certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-2, Class A-3, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, respectively, shown in the table above.
(9)	The exact initial principal balances or notional amounts of the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-2” or “A-3” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances, weighted average lives and principal windows of the Class A-2 and Class A-3 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-2 and Class A-3 trust components is expected to be approximately $629,829,000, subject to a variance of plus or minus 5%. The Class A-2-X1 and Class A-2-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-2 trust component. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-3 trust component. In the event that the Class A-3 trust component is issued with an initial certificate balance of $629,829,000, the Class A-2 trust component (and, correspondingly, the Class A-2 Exchangeable Certificates) will not be issued.

Trust Component	Expected Range of Initial Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2 trust component	$0 – $275,000,000	N/A – 4.88	N/A / 58 – 60
Class A-3 trust component	$354,829,000 – $629,829,000	4.94 – 4.98	58 – 60 / 60 – 60
(10)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1 certificates and the Class A-2 and Class A-3 trust components outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The notional amount of each class of the Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.
(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for each class of the Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that,
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
4

BANK5 2025-5YR19	Structural Overview
with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculations above, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates and the VRR Interest is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.
(13)	The Class RR Certificates will be certificated but will not be “certificates” for purposes of this Term Sheet. The RR Interest will not be certificated and will not be a “certificate” for purposes of this Term Sheet.
(14)	Although they do not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for each of the Class RR Certificates and the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
5

BANK5 2025-5YR19	Structural Overview

Issue Characteristics

Offered Certificates:	$794,546,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 16 principal balance classes (Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-2-X1, Class A-2-X2, Class A-3-X1, Class A-3-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC
Co-Managers:	AmeriVet Securities, Inc. and Siebert Williams Shank & Co., LLC
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association, Bank of America, National Association and JPMorgan Chase Bank, National Association
Rating Agencies:	Fitch, S&P and Morningstar DBRS
Master Servicer:	Trimont LLC
Special Servicer:	Torchlight Loan Services, LLC
Trustee:	Deutsche Bank National Trust Company
Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Directing Certificateholder:	Torchlight Debt Fund VIII Holdings (US), LLC or its affiliate
Risk Retention Consultation Parties:	Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association, Bank of America, National Association and JPMorgan Chase Bank, National Association
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by JPMorgan Chase Bank, National Association, as the retaining sponsor with respect to the securitization of the mortgage loans, see “Credit Risk Retention” in the Preliminary Prospectus.
EU/UK Risk Retention:	This securitization transaction is not structured to satisfy any risk retention, due diligence or other requirement of the EU Securitization Rules or the UK Securitization Rules.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in December 2025 (or, in the case of any mortgage loan that has its first due date after December 2025, the date that would have been its due date in December 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of December 9, 2025
Expected Closing Date:	December 23, 2025
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in January 2026.
Rated Final Distribution Date:	The distribution date in December 2058
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK5 2025-5YR19<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
6

BANK5 2025-5YR19	Structural Overview

Structural Overview

Allocation Between the VRR Interest and the Certificates:

The aggregate amount available for distributions to the holders of the certificates and the VRR Interest on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, primary servicer and special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to the holders of the Class A-1, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G and Class H certificates and the Exchangeable Certificates (such classes of certificates, together with the Class V certificates are referred to herein as the “certificates”), on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by 5% and (b) the certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).

The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest” and will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) with respect to the securitization of the mortgage loans. The VRR Interest is expected to be acquired and retained by certain of the sponsors as described under “Credit Risk Retention” in the Preliminary Prospectus.

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components as follows, to the extent of applicable available funds allocated to principal: either (i) to principal on (a) the Class A-1 certificates, (b) the Class A-2 trust component, and (c) the Class A-3 trust component, in that order, in each case until the certificate or principal balance of the applicable class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of principal balance certificates and trust components other than the Class A-1 certificates and the Class A-2 and Class A-3 trust components has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates and trust components, to principal on the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata, without regard to the distribution priorities described above;

Third, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component and then up to an amount equal to, and pro rata based on, interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then up to an amount equal to interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, up to an amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then up to an amount of interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then up to an amount equal to interest thereon;

Seventh, to the Class D, Class E, Class F, Class G and Class H certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
7

BANK5 2025-5YR19	Structural Overview

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the VRR Interest, on one hand, and the certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the certificates will be allocated among such classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The certificates and the VRR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.
Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2	Class A-2-1, Class A-2-X1
Class A-2	Class A-2-2, Class A-2-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.
Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-2	See footnote (9) to the first table above under “Structural Overview”	Class A-2 certificate pass-through rate minus 1.00%
Class A-2-X1	Equal to Class A-2 trust component principal balance	0.50%
Class A-2-X2	Equal to Class A-2 trust component principal balance	0.50%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
8

BANK5 2025-5YR19	Structural Overview
Class A-3	See footnote (9) to the first table above under “Structural Overview”	Class A-3 certificate pass-through rate minus 1.00%
Class A-3-X1	Equal to Class A-3 trust component principal balance	0.50%
Class A-3-X2	Equal to Class A-3 trust component principal balance	0.50%
Class A-S	$73,256,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$50,715,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$39,446,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-2 trust component (if such class of Exchangeable Certificates has an “A-2” designation), the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-2 Exchangeable Certificates”	Class A-2	Class A-2, Class A-2-X1, Class A-2-X2
	Class A-2-1	Class A-2, Class A-2-X2
	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, Class A-2-X2
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
9

BANK5 2025-5YR19	Structural Overview

The maximum certificate balance or notional amount of each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A2, Class A-3, Class A-S, Class B or Class C trust component, respectively. The maximum certificate balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate of the initial principal balances of the Class A-2 and Class A-3 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively. Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown above.

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any mortgage loan with respect to which the risk retention consultation parties are entitled to consult with the special servicer, $5,000. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each applicable special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, in any case, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of each non-specially serviced loan with respect to which it acts as the enforcing servicer or each specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers, and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:	If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(1) to the classes of certificates specified below, in the following amounts:

(a) to the holders of each class of the Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2 and Class D certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the YM Denominator for that distribution date,

(b) to the holders of the Class A-2-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-2-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
10

BANK5 2025-5YR19	Structural Overview

which is equal to the amount of principal distributed to the Class A-2-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-3-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-3-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 certificates and the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1 certificates and the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
11

BANK5 2025-5YR19	Structural Overview

Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above, and

(n) to the holders of the Class X-D certificates, any remaining portion of the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above in this clause (1), and

(2) to the VRR Interest (and, correspondingly, pro rata to the Class RR Certificates and the RR Interest based on their respective percentage interests in the VRR Interest) its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium.

“YM Denominator” means, for any distribution date, the total amount of principal distributed to the Class A-1 and Class D certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates.

All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees payable therefrom.

Notwithstanding any of the foregoing in clause (1) to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) the certificates’ Percentage Allocation Entitlement of any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-E, Class X-F, Class X-G, Class X-H, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)
Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the sum of the then aggregate certificate balance of the principal balance certificates and the principal balance of the VRR Interest after giving effect to distributions of principal on that distribution date. The certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class H, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero. The VRR Interest’s Percentage Allocation Entitlement of such amount will be applied to the VRR Interest until the related VRR Interest balance has been reduced to zero.

Any portion of such amount applied to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Serviced Whole Loans:	There will be no serviced whole loans with respect to the trust.
Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
12

BANK5 2025-5YR19	Structural Overview
securitization transaction: Mall at Bay Plaza, 205 East 42nd Street, Capital Storage Portfolio, International Plaza, Hilton Daytona Beach Oceanfront Resort and The Garden City Hotel. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related lead servicing note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related lead servicing note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class H certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” with respect to any Mortgage Loan will occur when the Class E certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur with respect to any Mortgage Loan when no class of Control Eligible Certificates has a certificate balance at least equal to 25% of the initial certificate balance of that class, in each case without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
13

BANK5 2025-5YR19	Structural Overview

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party, or (b) with respect to a Risk Retention Consultation Party or the holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed, a mortgage loan or whole loan with respect to which, as of any date of determination, such Risk Retention Consultation Party or such holder of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Consultation Termination Event, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan or a whole loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan or whole loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such mortgage loan or whole loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
14

BANK5 2025-5YR19	Structural Overview

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the certificates’ Percentage Allocation Entitlement thereof) will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class H, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1 certificates and the Class A-2 and Class A-3 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable master servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the applicable special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Upon receipt of such supplemental appraisal, the applicable master servicer (for any non-serviced mortgage loans) and the applicable special servicer (for any serviced mortgage loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
15

BANK5 2025-5YR19	Structural Overview

received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and VRR Interest owners and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK5 2025-5YR19 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Parties:

The “risk retention consultation parties” will be (i) a party selected by Morgan Stanley Bank, N.A., (ii) a party selected by Wells Fargo Bank, National Association, (iii) a party selected by Bank of America, National Association and (iv) a party selected by JPMorgan Chase Bank, National Association, in each case, as an owner of the VRR Interest. Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association, Bank of America, National Association and JPMorgan Chase Bank, National Association (in each case, or an affiliate thereof) are expected to be appointed as the initial risk retention consultation parties.

Except with respect to an Excluded Loan as to such party, each risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of such risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer.

Appointment and Replacement of each Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, any special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time; provided that so long as Torchlight Debt Fund VIII Holdings (US), LLC or an affiliate thereof owns at least 15% of the outstanding certificate balance of the then-Controlling Class of certificates, Torchlight Loan Services, LLC may not be removed or replaced without cause.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
16

BANK5 2025-5YR19	Structural Overview

the Servicing Standard and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders and VRR Interest Owners as a collective whole, the operating advisor may also recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of a majority of holders of principal balance certificates evidencing at least a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the principal balance certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan, without the prior written consent of such holder of the related pari passu companion loan

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the BANK5 2025-5YR19 trust, as holder of the related mortgage loan, has the right to terminate the applicable special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the applicable special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each applicable master servicer and each applicable special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer in writing within 30 days of notice of such resignation, upon receipt of written notice, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
17

BANK5 2025-5YR19	Structural Overview
unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.
Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the applicable special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by such special servicer. In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the applicable special servicer as described above under “—Appointment and Replacement of each Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class X-E, Class X-F, Class X-G, Class X-H, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders and VRR Interest owners via the certificate

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
18

BANK5 2025-5YR19	Structural Overview

administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
19

BANK5 2025-5YR19	Collateral Overview
Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Wells Fargo Bank, National Association	10	33	$304,135,783	32.0%
Bank of America, National Association	9	20	$300,453,600	31.7%
Morgan Stanley Mortgage Capital Holdings LLC	14	30	$234,477,000	24.7%
JPMorgan Chase Bank, National Association	2	2	$110,000,000	11.6%
Total:	35	85	$949,066,383	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$949,066,383
Number of Mortgage Loans:	35
Average Cut-off Date Balance per Mortgage Loan:	$27,116,182
Number of Mortgaged Properties:	85
Average Cut-off Date Balance per Mortgaged Property:	$11,165,487
Weighted Average Mortgage Rate:	6.3181%
% of Pool Secured by 5 Largest Mortgage Loans:	33.2%
% of Pool Secured by 10 Largest Mortgage Loans:	54.2%
% of Pool Secured by ARD Loans:	0.0%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	60
Weighted Average Seasoning (months):	0
% of Pool Secured by Single Tenant Mortgaged Properties:	0.0%
% of Pool Secured by Refinance Loans:	89.3%
% of Pool Secured by Acquisition Loans:	9.0%
% of Pool Secured by Recapitalization Loans:	1.8%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	23.0%
% of Pool with Subordinate Debt:	10.0%

Credit Statistics(2)

Weighted Average UW NOI DSCR:	1.70x
Weighted Average UW NOI Debt Yield:	11.0%
Weighted Average UW NCF DSCR:	1.63x
Weighted Average UW NCF Debt Yield:	10.5%
Weighted Average Cut-off Date LTV Ratio(3):	60.0%
Weighted Average Maturity Date LTV Ratio(3):	59.9%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
20

BANK5 2025-5YR19	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(4):	360
Weighted Average Remaining Amortization Term (months)(4):	358
% of Pool Interest Only through Maturity:	97.4%
% of Pool Amortizing Balloon:	2.6%

Lockboxes

% of Pool with Springing Lockboxes:	59.0%
% of Pool with Hard Lockboxes:	27.2%
% of Pool with Soft Lockboxes:	13.8%

Reserves

% of Pool Requiring Tax Reserves:	97.4%
% of Pool Requiring Insurance Reserves:	68.8%
% of Pool Requiring Replacement Reserves:	96.7%
% of Pool Requiring TI/LC Reserves(5):	92.1%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	54.8%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	34.8%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance until open period:	4.2%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	4.2%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	2.0%
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to December 2025.
(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(3)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(4)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.
(5)	Excludes multifamily, self storage, hospitality, and manufactured housing properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
21

BANK5 2025-5YR19	Characteristics of the Mortgage Loans
Top 10 Mortgage Loans Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Pads	Cut-off Date Balance per SF/Unit/Pad	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	JPMCB	Mall at Bay Plaza	The Bronx	NY	Retail	$70,000,000	7.4%	695,857	$244.30	2.29x	15.6%	34.5%	34.5%
2	WFB	Koreatown Plaza	Los Angeles	CA	Retail	$70,000,000	7.4%	201,472	$347.44	1.77x	11.0%	58.3%	58.3%
3	BANA	Westyn Village Apartments	Forest	VA	Multifamily	$69,500,000	7.3%	384	$180,989.58	1.27x	8.4%	66.7%	66.7%
4	BANA	Badger Portfolio	Various	WI	Manufactured Housing	$60,393,600	6.4%	1,109	$54,457.71	1.33x	8.2%	72.0%	72.0%
5	BANA	Overture Apartments	Lynchburg	VA	Multifamily	$45,400,000	4.8%	252	$180,158.73	1.30x	8.5%	64.0%	64.0%
6	WFB	The Hub	Hempstead	NY	Retail	$42,000,000	4.4%	248,351	$169.12	1.39x	9.2%	60.0%	60.0%
7	JPMCB	205 East 42nd Street	New York	NY	Office	$40,000,000	4.2%	339,357	$306.46	1.67x	11.8%	61.2%	61.2%
8	WFB	Capital Storage Portfolio	Various	Various	Self Storage	$40,000,000	4.2%	1,710,607	$81.84	1.39x	8.3%	62.7%	62.7%
9	MSMCH	I-5 Self Storage	Tustin	CA	Self Storage	$39,500,000	4.2%	175,777	$224.72	1.31x	8.5%	62.2%	62.2%
10	WFB	Infinity Park Apartments	Detroit	MI	Multifamily	$38,000,000	4.0%	480	$79,166.67	1.61x	9.5%	70.6%	70.6%
		Total/Wtd. Avg.				$514,793,600	54.2%			1.56x	10.1%	60.2%	60.2%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit/Pad calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit/Pad figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
22

BANK5 2025-5YR19	Characteristics of the Mortgage Loans
Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	JPMCB	Mall at Bay Plaza	$70,000,000	$100,000,000	$170,000,000	WFCM 2025-5C7	Midland	KeyBank	WFCM 2025-5C7	2.29x	15.6%	34.5%
7	JPMCB	205 East 42nd Street	$40,000,000	$64,000,000	$104,000,000	BANK5 2025-5YR18	Trimont	K-Star	BANK5 2025-5YR18	1.67x	11.8%	61.2%
8	WFB	Capital Storage Portfolio	$40,000,000	$100,000,000	$140,000,000	WFCM 2025-5C7	Midland	CWCapital	WFCM 2025-5C7	1.39x	8.3%	62.7%
16	WFB	International Plaza	$25,000,000	$526,250,000	$551,250,000	INT 2025-PLAZA	Trimont	KeyBank	INT 2025-PLAZA	2.66x	13.4%	40.9%
17	WFB	Hilton Daytona Beach Oceanfront Resort	$24,935,783	$58,183,493	$83,119,276	WFCM 2025-5C7	Midland	CWCapital	WFCM 2025-5C7	1.68x	15.5%	54.0%
21	MSMCH	The Garden City Hotel	$18,000,000	$43,500,000	$61,500,000	BBCMS 2025-5C3	Trimont	Rialto	BBCM 2025-5C3	1.75x	14.8%	61.5%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
1	JPMCB	Mall at Bay Plaza	$70,000,000	$244.30	$110,000,000	2.29x	15.6%	34.5%	1.42x	9.5%	56.9%
16	WFB	International Plaza	$25,000,000	$685.86	$23,750,000	2.66x	13.4%	40.9%	2.48x	12.9%	42.7%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
23

BANK5 2025-5YR19	Characteristics of the Mortgage Loans
Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms/ Pads	Cut-off Date Balance per SF/Unit/ Room/Pad	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
9	MSMCH	I-5 Self Storage	Tustin	CA	Self Storage	$39,500,000	4.2%	175,777	$224.72	1.31x	8.5%	62.2%	62.2%	COMM 2016-DC2
10	WFB	Infinity Park Apartments	Detroit	MI	Multifamily	$38,000,000	4.0%	480	$79,166.67	1.61x	9.5%	70.6%	70.6%	BMARK 2019-B11
16	WFB	International Plaza	Tampa	FL	Retail	$25,000,000	2.6%	803,735	$685.86	2.66x	13.4%	40.9%	40.9%	GSMS 2021-IP
22	WFB	Huntington Park Shopping Center	Huntington Park	CA	Retail	$17,200,000	1.8%	94,366	$182.27	1.31x	9.0%	54.4%	54.4%	WFCM 2015-P2
24	MSMCH	Holiday Inn Express Magnificent Mile - Cass Hotel	Chicago	IL	Hospitality	$16,725,000	1.8%	174	$96,120.69	2.18x	17.6%	54.8%	54.8%	WFRBS 2013-C18
33	MSMCH	Carlsbad MHC	Carlsbad	NM	Manufactured Housing	$5,502,000	0.6%	130	$42,323.08	1.72x	11.2%	70.5%	70.5%	LASL 2006-MF4
		Total				$141,927,000	15.0%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room/Pad calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
24

BANK5 2025-5YR19	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Multifamily	11	$263,800,000	27.8%	6.1147%	1.36x	8.6%	67.9%	67.9%
Garden	8	$193,200,000	20.4%	6.0987%	1.38x	8.7%	68.3%	68.3%
Mid Rise	3	$70,600,000	7.4%	6.1585%	1.30x	8.2%	66.9%	66.9%
Retail	12	$252,200,000	26.6%	6.3003%	1.87x	12.0%	51.0%	51.0%
Anchored	3	$129,200,000	13.6%	6.2031%	1.59x	10.1%	58.3%	58.3%
Super Regional Mall	2	$95,000,000	10.0%	6.2409%	2.39x	15.0%	36.2%	36.2%
Unanchored	7	$28,000,000	3.0%	6.9500%	1.41x	10.3%	67.0%	67.0%
Hospitality	9	$162,560,783	17.1%	6.9601%	1.92x	15.8%	53.9%	53.5%
Full Service	4	$98,435,783	10.4%	6.7688%	1.99x	16.4%	52.5%	51.7%
Limited Service	4	$49,625,000	5.2%	7.1673%	1.89x	15.3%	57.1%	57.1%
Select Service	1	$14,500,000	1.5%	7.5500%	1.56x	13.3%	52.7%	52.7%
Manufactured Housing	23	$104,445,600	11.0%	6.0517%	1.36x	8.4%	69.6%	69.6%
Manufactured Housing	23	$104,445,600	11.0%	6.0517%	1.36x	8.4%	69.6%	69.6%
Self Storage	28	$100,760,000	10.6%	6.0332%	1.39x	8.6%	62.1%	62.1%
Self Storage	28	$100,760,000	10.6%	6.0332%	1.39x	8.6%	62.1%	62.1%
Office	2	$65,300,000	6.9%	6.4760%	1.84x	12.8%	59.5%	59.5%
CBD	1	$40,000,000	4.2%	6.6430%	1.67x	11.8%	61.2%	61.2%
Suburban	1	$25,300,000	2.7%	6.2120%	2.10x	14.4%	56.9%	56.9%
Total/Wtd. Avg.	85	$949,066,383	100.0%	6.3181%	1.63x	11.0%	60.0%	59.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
25

BANK5 2025-5YR19	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	6	$203,000,000	21.4%	6.0990%	1.58x	10.0%	61.8%	61.8%
California – Southern(2)	6	$203,000,000	21.4%	6.0990%	1.58x	10.0%	61.8%	61.8%
New York	6	$191,100,000	20.1%	6.6908%	1.82x	12.8%	51.2%	51.2%
Virginia	5	$136,538,000	14.4%	6.4172%	1.34x	9.0%	65.0%	65.0%
Florida	9	$94,963,211	10.0%	6.1340%	1.81x	12.3%	53.7%	53.0%
Texas	23	$82,490,571	8.7%	6.3595%	1.39x	9.3%	66.7%	66.7%
Wisconsin	11	$60,393,600	6.4%	6.0330%	1.33x	8.2%	72.0%	72.0%
Michigan	1	$38,000,000	4.0%	5.6130%	1.61x	9.5%	70.6%	70.6%
Pennsylvania	1	$28,500,000	3.0%	6.5290%	2.03x	14.6%	58.2%	58.2%
Bermuda	1	$27,000,000	2.8%	6.9720%	2.40x	20.3%	39.0%	39.0%
North Carolina	4	$18,584,000	2.0%	5.8280%	1.55x	9.3%	59.2%	59.2%
Illinois	1	$16,725,000	1.8%	7.0500%	2.18x	17.6%	54.8%	54.8%
Ohio	6	$14,625,000	1.5%	5.9700%	1.34x	8.3%	65.8%	65.8%
Tennessee	2	$13,703,000	1.4%	6.1331%	1.40x	8.8%	64.3%	64.3%
Oklahoma	5	$6,682,000	0.7%	5.8080%	1.39x	8.3%	62.7%	62.7%
West Virginia	1	$6,000,000	0.6%	6.7200%	2.05x	15.9%	60.0%	60.0%
New Mexico	1	$5,502,000	0.6%	6.3300%	1.72x	11.2%	70.5%	70.5%
Idaho	2	$5,260,000	0.6%	6.2360%	1.42x	9.1%	69.2%	69.2%
Total/Wtd. Avg.	85	$949,066,383	100.0%	6.3181%	1.63x	11.0%	60.0%	59.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.
(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
26

BANK5 2025-5YR19	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
5,100,000 - 10,000,000	5	30,062,000	3.2
10,000,001 - 15,000,000	5	66,575,000	7.0
15,000,001 - 20,000,000	7	122,550,000	12.9
20,000,001 - 30,000,000	7	181,085,783	19.1
30,000,001 - 65,000,000	8	339,293,600	35.8
65,000,001 - 70,000,000	3	209,500,000	22.1
Total:	35	$949,066,383	100.0%
Min: $5,100,000 Max: $70,000,000 Avg: $27,116,182

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	6	203,000,000	21.4
California – Southern(3)	6	203,000,000	21.4
New York	6	191,100,000	20.1
Virginia	5	136,538,000	14.4
Florida	9	94,963,211	10.0
Texas	23	82,490,571	8.7
Wisconsin	11	60,393,600	6.4
Michigan	1	38,000,000	4.0
Pennsylvania	1	28,500,000	3.0
Bermuda	1	27,000,000	2.8
North Carolina	4	18,584,000	2.0
Illinois	1	16,725,000	1.8
Ohio	6	14,625,000	1.5
Tennessee	2	13,703,000	1.4
Oklahoma	5	6,682,000	0.7
West Virginia	1	6,000,000	0.6
New Mexico	1	5,502,000	0.6
Idaho	2	5,260,000	0.6
Total:	85	$949,066,383	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Multifamily	11	263,800,000	27.8
Garden	8	193,200,000	20.4
Mid Rise	3	70,600,000	7.4
Retail	12	252,200,000	26.6
Anchored	3	129,200,000	13.6
Super Regional Mall	2	95,000,000	10.0
Unanchored	7	28,000,000	3.0
Hospitality	9	162,560,783	17.1
Full Service	4	98,435,783	10.4
Limited Service	4	49,625,000	5.2
Select Service	1	14,500,000	1.5
Manufactured Housing	23	104,445,600	11.0
Manufactured Housing	23	104,445,600	11.0
Self Storage	28	100,760,000	10.6
Self Storage	28	100,760,000	10.6
Office	2	65,300,000	6.9
CBD	1	40,000,000	4.2
Suburban	1	25,300,000	2.7
Total:	85	$949,066,383	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4.9133 - 5.9999	8	192,825,000	20.3
6.0000 - 6.2499	7	220,928,600	23.3
6.2500 - 6.4999	7	217,552,000	22.9
6.5000 - 6.9999	10	273,635,783	28.8
7.0000 - 7.8500	3	44,125,000	4.6
Total:	35	$949,066,383	100.0%
Min: 4.9133% Max: 7.8500% Wtd Avg: 6.3181%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	35	$949,066,383	100.0
Total:	35	$949,066,383	100.0%
Min: 60 mos. Max: 60 mos. Wtd Avg: 60 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
58	3	75,485,783	8.0
59	7	177,727,000	18.7
60	25	695,853,600	73.3
Total:	35	$949,066,383	100.0%
Min: 58 mos. Max: 60 mos. Wtd Avg: 60 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	34	924,130,600	97.4
360	1	24,935,783	2.6
Total:	35	$949,066,383	100.0%
Min: 360 mos. Max: 360 mos. Wtd Avg: 360 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	34	924,130,600	97.4
358	1	24,935,783	2.6
Total:	35	$949,066,383	100.0%
Min: 358 mos. Max: 358 mos. Wtd Avg: 358 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
WFB	10	304,135,783	32.0
BANA	9	300,453,600	31.7
MSMCH	14	234,477,000	24.7
JPMCB	2	110,000,000	11.6
Total:	35	$949,066,383	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	34	924,130,600	97.4
Amortizing Balloon	1	24,935,783	2.6
Total:	35	$949,066,383	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
34.5 - 50.0	3	122,000,000	12.9
50.1 - 60.0	13	293,160,783	30.9
60.1 - 65.0	5	182,900,000	19.3
65.1 - 70.0	9	219,560,000	23.1
70.1 - 74.6	5	131,445,600	13.8
Total:	35	$949,066,383	100.0%
Min: 34.5% Max: 74.6% Wtd Avg: 60.0%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
34.5 - 50.0	3	122,000,000	12.9
50.1 - 60.0	13	293,160,783	30.9
60.1 - 65.0	5	182,900,000	19.3
65.1 - 70.0	9	219,560,000	23.1
70.1 - 74.6	5	131,445,600	13.8
Total:	35	$949,066,383	100.0%
Min: 34.5% Max: 74.6% Wtd Avg: 59.9%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.27 - 1.31	7	220,975,000	23.3
1.32 - 1.39	7	218,568,600	23.0
1.40 - 1.59	7	100,560,000	10.6
1.60 - 1.69	3	102,935,783	10.8
1.70 - 1.99	4	107,502,000	11.3
2.00 - 2.66	7	198,525,000	20.9
Total:	35	$949,066,383	100.0%
Min: 1.27x Max: 2.66x Wtd Avg: 1.63x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.7 - 8.2	4	104,418,600	11.0
8.3 - 8.5	7	265,375,000	28.0
8.6 - 10.0	7	147,810,000	15.6
10.1 - 13.0	5	148,602,000	15.7
13.1 - 15.0	7	138,200,000	14.6
15.1 - 20.3	5	144,660,783	15.2
Total:	35	$949,066,383	100.0%
Min: 7.7% Max: 20.3% Wtd Avg: 11.0%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
27

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
28

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

LEVEL ONE

jcpenney
macy's
H&M
ZARA
ALDO
LUSH
KAY
ZALES
charlotte russe

LEVEL TWO

jcpenney
macy's
OLD NAVY
GAP
H&M
ZARA
Olive Garden

jcpenney
macy's

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
29

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

Yonkers
Mount Vernon
WESTCHESTER COUNTY
New Rochelle
Van Cortlandt Park
NYS Thruway
Mosholu Pkwy
E. 223rd St.
Nereid Ave.
Sandford Blvd.
S. Columbus Ave.
Hutchinson River Pkwy
Pelhamdale Ave.
Weyman Ave.
Pelham Country Club
Pelham Manor
Pelham Rd.
Montefiore Medical Center Wakefield Campus
Baychester Ave.
E 233rd St.
WOODLAND CEMETERY
Jerome Ave.
Mosholu Golf Course
Seton Falls Park
Boston Rd.
New England Thruway
Pelham Bay and Split Rock Golf Courses
Montefiore Medical Center Moses Campus
METRO NORTH
Bronx River Pkwy
E. 222nd St.
Williamsbridge
Williamsbridge Oval
E. Gun Hill Rd.
Webster Ave.
Co-Op City
Bartow-Pell Mansion Museum
Mall at Bay Plaza
200 Baychester Avenue
The Bronx, NY 10475
BRONX
Gun Hill Rd.
Eastchester Rd.
Williamsbridge Rd.
Bronx Botanical Gardens
Fordham University
Jack Coffey Field
City Island Rd.
Pelham Bay Park
Pelham Pkwy.
NYC Health + Hospitals/ Jacobi
Montefiore Hutchinson Campus
Crotona Ave.
Bronx Zoo
Morris Park
Yeshiva Univ. Jack & Pearl Resnick Campus
Mercy College Bronx Campus
Jack D. Weiler Hosp.
Albert Einstein Coll. of Medicine
Calvary Hospital
Aileen B. Ryan Recreational Complex
City Island
Morris Park Ave.
G.W. Bridge 3 miles
Boston Rd.
Tremont Ave.
The Fountain at Metropolitan Oval
Bruckner Expwy
Long Island Sound
Amazon
Tremont Ave.
Throggs Neck Shopping Ctr.
Castle Hill
Ferry Point Park
Throgs Neck
Throgs Neck Bridge
SUNY Maritime College
East River
Whitestone Br.
PATERSON
YONKERS
BRONX
NEW JERSEY
LONG ISLAND
MANHATTAN
QUEENS
NEWARK
BROOKLYN
STATEN ISLAND
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
30

Mortgage Loan No. 1 – Mall at Bay Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/AA/AA(low)			Location:	The Bronx, NY 10475
Original Balance(1):	$70,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$70,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	7.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2014/NAP
Borrower Sponsor:	Prestige Properties & Development			Size(4):	695,857 SF
Guarantors:	Sami Shalem and Irving Pergament			Cut-off Date Balance PSF(1):	$244
Mortgage Rate(2):	6.7150%			Maturity Date Balance PSF(1):	$244
Note Date:	10/31/2025			Property Manager:	Prestige Properties &
Maturity Date:	11/1/2030				Development Co., Inc.
Term to Maturity:	60 months				(Borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(5):	$26,538,392
Seasoning:	1 month			UW NCF:	$26,482,560
Prepayment Provisions:	L(25),YM1(29),O(6)			UW NOI Debt Yield(1):	15.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	15.6%
Additional Debt Type(1):	Pari Passu/B-Note			UW NOI Debt Yield at Maturity(1):	15.6%
Additional Debt Balance(1):	$100,000,000/$110,000,000			UW NCF DSCR(1):	2.29x
Future Debt Permitted (Type):	Yes (Mezzanine)			Most Recent NOI:	$26,227,930 (9/30/2025 TTM)
Reserves(3)				2nd Most Recent NOI:	$26,641,518 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$26,551,097 (12/31/2023)
Tax Reserve	$1,384,553	Springing	NAP	Most Recent Occupancy(5)(6):	91.6% (10/29/2025)
Insurance Reserve	$0	Springing	NAP	2nd Most Recent Occupancy(6):	96.3% (12/31/2024)
HVAC Replacement Reserve	$2,990,000	$0	NAP	3rd Most Recent Occupancy(6):	96.3% (12/31/2023)
Replacement Reserve	$4,653	$4,653	$111,664	Appraised Value (as of) (7):	$492,274,298 (Various)
Lease Rollover Reserve	$6,000,000	Springing	NAP	Appraised Value PSF(7):	$707
Outstanding TI Reserve	$3,335,236	$0	NAP	Cut-off Date LTV Ratio(1)(7):	34.5%
Gap Rent Reserve	$583,333	$0	NAP	Maturity Date LTV Ratio(1)(7):	34.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$170,000,000	55.5%	Loan Payoff:	$291,124,640	95.1%
Subordinate Loan Amount:	$110,000,000	35.9%	Upfront Reserves:	$14,297,775	4.7%
Sponsor Equity:	$26,222,520	8.6%	Closing Costs:	$800,106	0.3%
Total Sources:	$306,222,520	100.0%	Total Uses:	$306,222,520	100.0%

(1)	The Mall at Bay Plaza Mortgage Loan (as defined below) is part of the Mall at Bay Plaza Whole Loan (as defined below) evidenced by (i) three pari passu senior promissory notes with an aggregate original principal balance of $170,000,000 and (ii) a subordinate note with an original principal balance of $110,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Mall at Bay Plaza Senior Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the principal balance of the Mall at Bay Plaza Whole Loan are $402, $402, 9.5%, 9.5%, 9.5%, 1.42x, 56.9% and 56.9%, respectively.
(2)	Mortgage Rate is reflective of the mortgage rate for the Mall at Bay Plaza Senior Loan. The rate for the Mall at Bay Plaza Subordinate Loan is 6.2950% and the rate for the Mall at Bay Plaza Whole loan is 6.5500%.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	Inclusive of 323,645 SF associated with ground leased anchor boxes occupied by Macy’s and JCPenney.
(5)	UW NOI and Most Recent Occupancy assumes 37,588 SF leased to LA Fitness as vacant. LA Fitness is currently dark, though continuing to pay contractual rent.
(6)	Historical occupancy figures, as presented above, are inclusive of Macy’s and JCPenney’s ground leased square footage (323,645 SF), as provided by the borrower sponsor.
(7)	Appraised Value (as of) represents the “Total Prospective Market Value Assuming Reserve Account Funded” value which is the aggregate of the “Prospective Market Value Subject to Extraordinary Assumption Assuming a Reserve Account Funded” value and the “Excess Land (Lot 17) - Market Value As Is” value, as of September 15, 2025 and August 13, 2025, respectively, which is based on the extraordinary assumption that the cost of outstanding tenant improvement allowances and leasing commissions have been fully escrowed and will be available to fund such tenant improvements. The Excess Land (Lot 17) – Market Value As Is value represents the Market Value As Is value of Lot 17, a 35,575 SF vacant lot utilized for parking which is ground leased to a borrower-affiliate. Upon origination of the Mall at Bay Plaza Whole Loan $3,918,569 was deposited into an Outstanding TI/Free Rent Reserve to fund all obligations. The appraiser also concluded to an “as-is” value for the Mall at Bay Plaza Property (as defined below) of $475,000,000 as of August 13, 2025. Based on the “as-is” appraised value, the Mall at Bay Plaza Senior Loan results in a Cut-off Date LTV and Maturity Date LTV Ratio of 35.8% and 35.8%, respectively, and the Mall at Bay Plaza Whole Loan results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 58.9% and 58.9%, respectively.

The Mortgage Loan. The largest mortgage loan (the “Mall at Bay Plaza Mortgage Loan”) is part of a whole loan (the “Mall at Bay Plaza Whole Loan”) comprised of (i) three pari passu senior promissory notes with an aggregate original principal balance of $170,000,000 (collectively, the “Mall at Bay Plaza Senior Loan”) and (ii) a subordinate note B with an original principal balance of $110,000,000 (the “Mall at Bay Plaza Subordinate Loan”). The Mall at Bay Plaza Mortgage Loan is comprised of Note A-3, with an outstanding principal balance as of the Cut-off Date of $70,000,000. The Mall at Bay Plaza Whole Loan is secured by a first priority fee mortgage encumbering a 695,857 SF (inclusive of 323,645 SF attributable to ground leased anchor boxes occupied by Macy’s and JCPenney) retail property located in The Bronx, New York (the “Mall at Bay Plaza Property”).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
31

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

The relationship between the holders of the Mall at Bay Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” in the prospectus. The Mall at Bay Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C7 transaction. See “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The table below summarizes the promissory notes that comprise the Mall at Bay Plaza Whole Loan:

Mall at Bay Plaza Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$70,000,000	$70,000,000	WFCM 2025-5C7(1)	No
A-2	$30,000,000	$30,000,000	BANK5 2025-5YR18(2)	No
A-3	$70,000,000	$70,000,000	BANK5 2025-5YR19	No
Senior Notes	$170,000,000	$170,000,000
B(3)	$110,000,000	$110,000,000	WFCM 2025-5C7 (loan-specific certificates)(1)	Yes
Whole Loan	$280,000,000	$280,000,000

(1)	The WFCM 2025-5C7 transaction is expected to close on or about December 18, 2025.
(2)	The BANK5 2025-5YR18 transaction is expected to close on or about December 9, 2025.
(3)	Pursuant to the related co-lender agreement, the holder of Note B (the Mall at Bay Plaza Subordinate Loan) is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder.

The Borrowers and the Borrower Sponsor. The Borrowers (as defined herein) for the Mall at Bay Plaza Whole Loan are Mall 1-Bay Plaza, LLC (“Mall 1-BP”), Mall 2-Bay Plaza, LLC (“Mall 2-BP”) and Bay Plaza Mall, LLC (“Bay Plaza”, collectively with Mall 1-BP and Mall 2-BP, the “Borrowers”), each a New York limited liability company and single purpose entity.

The borrower sponsor is Prestige Properties & Development. Founded in 1984 by Sami Shalem and Irving Pergament, Prestige Properties & Development is a real estate company specializing in the ownership, development and management of Class A retail and office properties. The borrower sponsor has a portfolio comprised of 18 assets with approximately 7,200,000 SF, inclusive of The Bay Plaza complex, made up of the Mall at Bay Plaza Property and the adjacent Bay Plaza Community Center. Both Sami Shalem and Irving Pergament (as individuals) serve as the non-recourse carveout guarantors for the Mall at Bay Plaza Whole Loan. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Mall at Bay Plaza Whole Loan.

The Property. Developed by the borrower sponsor in 2014 for approximately $403.9 million, the Mall at Bay Plaza Property is a 695,857 SF (inclusive of 323,645 SF attributable to ground leased anchor boxes occupied by Macy’s and JCPenney) super regional mall located in The Bronx, New York, situated on an approximately 21-acre parcel. The Mall at Bay Plaza Property is located at the northwest corner of the Hudson River Parkway Extension and Baychester Avenue in the Baychester neighborhood of The Bronx, adjacent to Co-Op City, the largest cooperative community in the world, with over 15,000 units, 35 high-rise residential buildings and over 50,000 residents. The Mall at Bay Plaza Property lies within the intersection of the Hutchinson River Parkway and Interstate 95; two major highways in the region. The Mall at Bay Plaza Property has 2,320 parking spaces, resulting in a parking ratio of approximately 3.33 spaces per thousand SF. The Mall at Bay Plaza Property is also well served by public transportation, with several Metropolitan Transit Authority (“MTA”) bus lines in place and Metro North constructing a train station less than a mile from the Mall at Bay Plaza Property.

The Mall at Bay Plaza Property benefits from its anchors JCPenney (among the top performing locations in the nation for the brand) and Macy’s. JCPenney has been in place at the property since 1997 and Macy’s tenancy was secured by the borrower sponsor in 2012 during the pre-development stage of the Mall at Bay Plaza Property. Most recently, JCPenney and Macy’s reported sales in 2024 of $23.6 million and $43.5 million, respectively, in-line with or outperforming national averages. Additionally, the Mall at Bay Plaza Property features the only Apple store in The Bronx, which generated sales of $42.3 million in 2024.

The Mall at Bay Plaza Property attracts approximately 14.7 million visitors annually and has a trade area of over 1.4 million people, which, per the appraisal and a third-party market research report, make the property the highest trafficked among its competitive set. The Mall at Bay Plaza Property has historically benefited from high tenant demand with occupancy averaging 94.8% since 2017. Further, the Mall at Bay Plaza Property is 91.6% leased to 87 national and regional tenants, as of October 2025. Recently, the borrower sponsor was able to backfill 33,788 SF (4.9% NRA) formerly occupied by Forever 21, with Zara, which is expected to be in occupancy in April 2026. Since 2022, the borrower sponsor has executed new and renewal leases accounting for approximately 33.3% of NRA, with positive leasing spread of 1.9% on average, even while converting approximately 40,000 SF of tenancy to triple net (“NNN”) leases, demonstrating outsized tenant demand and strength of retail offering relative to market. The Mall at Bay Plaza Property benefits from long term tenancy with 58.8% of UW Rent attributable to tenants in occupancy prior to 2016. The Mall at Bay Plaza Property has reported strong sales with total in-line sales of $750 PSF in 2024 (based on reporting tenants SF with less than 10,500 SF leased, excluding Apple), 53.4% greater than the national average mall sales of $489 PSF.

The Mall at Bay Plaza Property is comprised of nine tax lots/parcels, six of which benefit from the 25-year Industrial and Commercial Abatement Program (“ICAP”). Under the ICAP program, only 10% of the gross square footage in commercial buildings used for retail purposes is eligible to receive a 25-year ICAP benefit. Any square footage used for retail purposes above 10% of the gross square footage in the commercial building is eligible to receive a 15-year ICAP benefit. Therefore, only 10% of the Mall at Bay Plaza Property is benefitting from a full 25-year ICAP and the remaining 90% of the Mall at Bay Plaza Property is benefitting from a 15-year ICAP. With respect to the portion of the Mall at Bay Plaza Property benefitting from the 25-year ICAP benefit, (a) during the first 16 years of the exemption period, each lot benefits from a 100% exemption on the assessed value and (b) during the final nine years of the exemption period, the exemption is phased out in 10% increments. With respect to the portion of the Mall at Bay Plaza Property benefitting from the 15-year ICAP benefit, (a) during the first 11 years of the exemption period, each lot benefits from a 100% exemption on the assessed value and (b) during the final four years of the exemption period, the exemption is phased out in 20% increments. Five of the tax abatements commenced in tax year 2015/2016 and will run through tax year 2039/2040 and one tax abatement commenced in tax year 2016/2017 and will run through tax year 2040/2041. The abated taxes for fiscal year 2024/2025 totaled just over $2.2 million as compared to the appraisal’s estimated unabated real estate taxes of $14.9 million. The

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
32

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

borrower sponsor has continued to pursue conversions to NNN leases upon renewals and lease rollover. Based on in-place contractual leases, tenants at the Mall at Bay Plaza Property currently reimburse approximately 59.5% of real estate tax expenses. Further, assuming no further conversions to NNN lease structure, based on in-place contractual leases, it is estimated that tenants will reimburse approximately 51.8% of the incremental real estate tax burden as the abatement burns-off over the term of the Mall at Bay Plaza Whole Loan. For further detail regarding the real estate tax figures at the Mall at Bay Plaza Property, please see the table labeled “ICAP Tax Abatement Projections” below and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.

Major Tenants.

Zara (36,478 SF; 5.2% of NRA; 6.4% of underwritten base rent): Founded in 1975, Zara is an international fashion retailer and part of the Inditex Group. Zara operates over 2,000 stores globally, offering a wide range of fashion-forward apparel. Upon execution of its lease in April 2025, Zara was provided a tenant improvement allowance in the amount of $3.0 million, payable in two equal installments at set milestones. Under the lease, the tenant build-out was to be completed by October 7, 2025 and the commencement date was to occur 210 days thereafter (or the date which Zara opens for business). Zara is expected to take occupancy of its space in March 2026 and begin paying rent in April 2026. Zara’s lease will expire in March 2041, and has two, five-year extension options and a termination option prior to (i) the end of the 60th month or (ii) the end of the 90th month of the lease term, in each case upon 270 days’ notice. There can be no assurance that Zara will take occupancy or commence paying rent as expected or at all.

H&M (28,253 SF; 4.1% of NRA; 5.2% of underwritten base rent): H&M is a leading global retailer, offering affordable, fashion-oriented apparel for men, women and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M’s business primarily entails the sales of clothing, accessories, footwear, cosmetics, home textiles and homeware to consumers through both physical and digital channels. In certain markets, its products are sold via franchise partners. H&M's brands are H&M, H&M HOME, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society, along with its B2B initiatives Treadler and Creator Studio. H&M has been in occupancy since the initial construction of the Mall at Bay Plaza Property in 2014 and most recently extended in 2024. H&M’s lease expires in January 2030, with three, five-year extension options remaining and no termination option.

Billy Beez (19,201 SF; 2.8% NRA; 3.8% of underwritten base rent): Billy Beez is an indoor entertainment company specializing in large-scale, themed adventure parks designed for children and families. Founded in 2014, the brand operates under Billy Beez USA, LLC and is known for its vibrant, honeybee-themed play environments that promote physical, social and cognitive development through active play. Headquartered in New York City, Billy Beez has 14 locations across the United States, typically situated in major shopping malls to attract high foot traffic. Billy Beez has been in occupancy since 2015 and most recently renewed in 2021. Billy Beez’s lease expires in December 2026 with no renewal or termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
33

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

The following table presents certain information relating to tenancy at the Mall at Bay Plaza Property:

Tenant Summary(1)(2)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(3)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Ground Lease Anchors
JCPenney	NR/NR/NR	163,645	23.5%	$350,000	1.3%	$2.14	4/30/2046	5, 10-year	N
Macy’s(4)	BBB-/Ba1/BB+	160,000	23.0%	$0	0.0%	$0.00	1/31/2063	1, 50-year	N

Major Tenants
Zara(5)	NR/NR/NR	36,478	5.2%	$1,750,000	6.4%	$47.97	3/31/2041	2, 5-year	Y	(6)
H&M	NR/NR/NR	28,253	4.1%	$1,440,338	5.2%	$50.98	1/31/2030	3, 5-year	N
Billy Beez	NR/NR/NR	19,201	2.8%	$1,039,697	3.8%	$54.15	12/31/2026	None	N
Old Navy	NR/NR/NR	17,010	2.4%	$1,656,960	6.0%	$97.41	1/31/2037	None	N
Victoria’s Secret	NR/Ba3/BB-	11,332	1.6%	$1,269,184	4.6%	$112.00	1/31/2036	1, 5-year	N
Subtotal/Wtd. Avg.		112,274	16.1%	$7,156,179	26.1%	$63.74

Select In-Line Tenants
Uniqlo	NR/NR/A+	10,580	1.5%	$496,308	1.8%	$46.91	4/30/2027	None	N
Apple	NR/Aaa/AA+	10,391	1.5%	$504,483	1.8%	$48.55	1/31/2032	2, 5-year	Y	(7)
GAP	NR/Ba2/BB	9,730	1.4%	$641,985	2.3%	$65.98	7/31/2032	None	Y	(8)
Charlotte Russe	NR/NR/NR	8,872	1.3%	$409,876	1.5%	$46.20	MTM	None	N
Olive Garden	BBB/Baa2/BBB	8,603	1.2%	$686,089	2.5%	$79.75	12/31/2031	3, 5-year	N
Subtotal/Wtd. Avg.		48,176	6.9%	$2,738,741	10.0%	$56.85

Other In-line Tenants		152,978	22.0%	$17,210,991	62.7%	$112.51

Occupied Total		637,073	91.6%	$27,455,912	100.0%	$43.10

Vacant(9)		58,784	8.4%
Total/Wtd. Avg.		695,857	100.0%

(1)	Based on the underwritten rent roll dated as of October 29, 2025 inclusive of contractual rent steps through 2026.
(2)	Certain tenants’ leases are subject to co-tenancy provisions.
(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(4)	Per the terms of its ground lease, Macy’s pays only for reimbursements and does not pay any contractual base rent.
(5)	Zara has executed its lease but is not yet in occupancy or paying rent. Zara is expected to take occupancy in March 2026 and commence paying rent in April 2026. There can be no assurance that Zara will take occupancy or commence paying rent as expected or at all.
(6)	Zara may terminate its lease (i) at the end of the 60th month or (ii) at the end of the 90th month.
(7)	Apple may terminate its lease if its sales between September 24, 2026 and September 24, 2027 are less than $35 million. Apple’s 2024 sales totaled $42.3 million.
(8)	GAP may terminate its lease if its sales are less than $3.5 million from the period of August 1, 2029 through July 31, 2030. GAP’s 2024 sales totaled $2.8 million.
(9)	Includes 37,588 SF leased to LA Fitness as vacant. LA Fitness is currently dark in its space and paying rent.

The following table presents sales history figures at the Mall at Bay Plaza Property:

Comparable Sales(1)
	2021	2022	2023	2024
Tenant (<10.5k SF) Sales PSF	$879	$1048	$1031	$1024
Tenant (<10.5k SF excluding Apple) Sales PSF	$879	$772	$771	$750
Tenant (<10.5k SF excluding Apple) Wtd. Avg. Occupancy Cost	-	-	-	15.6%(2)
Mall Sales (excl. Macy’s and JCPenney)	$143,533,269	$176,326,767	$190,421,434	$194,071,418
Macy's Sales	-	$45,978,010	$44,437,031	$43,535,686
JCPenney Sales	-	$28,858,783	$25,163,486	$23,579,697
Total Mall Sales	-	$251,163,560	$260,021,951	$261,186,801

(1)	All sales information presented above is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Finally, these sales figures are not reflective of sales PSF of the entirety of the premises, as not all tenants are required to report sales.
(2)	Wtd. Avg. Occupancy Cost is calculated based the sum of contractual rent and reimbursements divided by gross sales, weighted on total reported sales. Contractual rent and reimbursements are based on the underwritten rent roll dated October 29, 2025 exclusive of ground lease tenants.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
34

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

The following table presents certain information relating to the lease rollover schedule at the Mall at Bay Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of NRA Rolling	Approx Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx % of Total UW Base Rent Expiring	Cumulative UW Base Rent Expiring	Approx Cumulative % of Total UW Base Rent Rolling	UW Base Rent Rolling PSF
2025/MTM	8	24,292	3.5%	3.5%	$2,548,505	9.3%	$2,548,505	9.3%	$104.91
2026	14	39,012	5.6%	9.1%	$3,470,684	12.6%	$6,019,189	21.9%	$88.96
2027	7	23,006	3.3%	12.4%	$2,089,480	7.6%	$8,108,669	29.5%	$90.82
2028	6	7,473	1.1%	13.5%	$948,408	3.5%	$9,057,077	33.0%	$126.91
2029	6	23,238	3.3%	16.8%	$1,848,257	6.7%	$10,905,334	39.7%	$79.54
2030	8	41,602	6.0%	22.8%	$2,803,782	10.2%	$13,709,117	49.9%	$67.40
2031	6	17,584	2.5%	25.3%	$1,629,773	5.9%	$15,338,890	55.9%	$92.69
2032	4	21,471	3.1%	28.4%	$1,391,840	5.1%	$16,730,730	60.9%	$64.82
2033	3	2,241	0.3%	28.7%	$266,517	1.0%	$16,997,247	61.9%	$118.93
2034	7	8,072	1.2%	29.9%	$1,339,712	4.9%	$18,336,959	66.8%	$165.97
2035	10	29,269	4.2%	34.1%	$3,200,885	11.7%	$21,537,844	78.4%	$109.36
2036 & Thereafter(3)	8	399,813	57.5%	91.6%	$5,918,068	21.6%	$27,455,912	100.0%	$14.80
Vacant	NAP	58,784	8.4%	100.0%	$0	0.0%	$27,455,912	100.0%	$0
Total / Wtd. Avg.(3)	87	695,857	100.0%		$27,455,912	100.0%			$43.10

(1)	Based on the underwritten rent roll dated October 29, 2025 inclusive of contractual rent steps through 2026.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and are not considered in the lease rollover schedule.
(3)	Includes 323,645 SF and rents attributable to ground leased anchor boxes occupied by Macy’s and JCPenney.

The Market. The Mall at Bay Plaza Property is located at the intersection of the Hutchinson River Parkway and I-95 at the northeastern border of Bronx County on the Hutchinson River. The Baychester neighborhood is bordered by the Eastchester neighborhood to the north, Williamsbridge neighborhood to the west, Pelham Gardens to the south and Hutchinson River to the east. The I-95 bifurcates the Baychester neighborhood and provides access into Queens through the Throggs Neck Bridge and arterial access into Manhattan and New Jersey. Two subway stations run within close proximity to the Mall at Bay Plaza Property with the 6 train stopping in Pelham Bay Park and the 5 train stopping at Gun Hill Road Station.

Like many neighborhoods throughout New York City, Pelham Gardens / Co-op City are self-contained communities. The streets are improved with mainly middle-income residential housing types, including multi-tenant rentals, cooperative apartment and condominium buildings. Retail and commercial districts are located on East Gun Hill Road, Allerton Ave, Waring Ave and State Route 1. These major retail corridors primarily serve the local and surrounding neighborhoods and have historically been considered strong retail districts through the present day.

The Mall at Bay Plaza Property holds a dominant market position in one of the densest population areas in the country. The Mall at Bay Plaza Property serves a total trade area population of over 1.4 million people and over 555,000 households. Overlapping Bronx County, the Mall at Bay Plaza Property’s trade area is characterized by demographic diversity, cultural richness and economic vitality, making the Mall at Bay Plaza Property an ideal location for tenants to connect with a diverse consumer base.

A third-party market data source indicates that the Mall at Bay Plaza Property is located within the Bronx retail submarket. The Bronx retail submarket metrics include a vacancy rate of 3.7%, an availability rate of 5.1%, rental rates of $50.48 PSF and a total submarket inventory of 34,200,000 SF of retail space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
35

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Mall at Bay Plaza Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
Junior Anchor	$55.00	10	3% per annum	$100.00	$25.00
10,001 SF+	$50.00	10	3% per annum	$100.00	$25.00
7,501 SF - 10,000 SF	$65.00	10	3% per annum	$100.00	$25.00
5,001 - 7,500 SF	$75.00	10	3% per annum	$100.00	$25.00
2,501 - 5,000 SF	$85.00	10	3% per annum	$100.00	$25.00
1,201 - 2,500 SF	$95.00	10	3% per annum	$100.00	$25.00
Up to 1,200 SF	$125.00	10	3% per annum	$100.00	$25.00
Inline Food	$250.00	10	3% per annum	$100.00	$25.00
Jewelry	$170.00	10	3% per annum	$100.00	$25.00
Outparcel	$60.00	10	3% per annum	$100.00	$25.00
Restaurant	$55.00	10	3% per annum	$125.00	$30.00
Food Court	$300.00	5	3% per annum	$100.00	$25.00
Storage	$40.00	10	3% per annum	$0.00	$0.00

Source: Appraisal.

The table below presents certain information relating to retail centers comparable to the Mall at Bay Plaza Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built / Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Mall at Bay Plaza
Mall at Bay Plaza	2014/NAP	695,857(2)	91.6%(2)	JCPenney, Macy's, Zara, H&M	NAP
Bay Plaza Community Center	1988/2013	568,813	91.0%	AMC Theaters, Stop & Shop	0.3 miles North
Bay Plaza Shopping Center	1988/NAP	864,327	98.0%	Marshalls, PC Richards & Son, Staples, Ashley's Home Store	0.3 miles Southeast
Throggs Neck Shopping Center	2013/NAP	473,312	99.0%	Target	2.0 miles Southeast
Bruckner Commons	1964/1989	508,106	99.0%	BJ's Wholesale Club, Burlington, ShopRite	4.6 miles Southwest
Cross County Shopping Center	1954/1996	938,368	100.0%	Macy's, Target, Stop & Shop, Showcase Cinema	8.0 miles Northwest
Concourse Plaza	1990/2016	245,633	95.0%	Regal Cinemas, Food Bazaar	8.3 miles Southwest
Bronx Terminal Market	2009/NAP	918,537	97.0%	Target, BJ's Wholesale Club, Home Depot	9.6 miles Southwest
Ridge Hill	2011/NAP	1,113,071	100.0%	Lowe's, Wayfair, Showcase Cinema, LA Fitness, Whole Foods Market, Dick's Sporting Goods	9.9 miles Northwest
Weighted Average			97.9%(3)

Source: Appraisal.

(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of October 29, 2025 inclusive 323,645 SF attributable to ground leased anchor boxes occupied by Macy’s and JCPenney.
(3)	Weighted Average excludes the Mall at Bay Plaza Property.

Appraisal. The appraised value of $492,274,298 is based on the aggregate of the “Prospective Market Value Subject to Extraordinary Assumption Assuming a Reserve Account Funded” value and the “Excess Land (Lot 17) - Market Value As Is” value, as of September 15, 2025 and August 13, 2025, respectively. As determined by the appraisal, the “as-is” value for the Mall at Bay Plaza Property as of August 13, 2025 is $475,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated August 13, 2025, there was no evidence of any recognized environmental conditions at the Mall at Bay Plaza Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
36

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mall at Bay Plaza Property:

Cash Flow Analysis(1)
	2022	2023	2024	9/30/2025 TTM		UW(2)		UW PSF
Base Rent	$27,196,617	$28,873,066	$28,118,300	$27,178,858		$27,083,541		$38.92
Rent Steps	$0	$0	$0	$0		$372,371		$0.54
Straight-Line Rent	$0	$0	$0	$0		$78,576		$0.11
Percentage Rent	$2,032,520	$1,240,135	$1,082,240	$642,226		$642,226		$0.92
Vacant Income	$0	$0	$0	$0		$3,829,912		$5.50
Gross Potential Rent	$29,229,137	$30,113,201	$29,200,540	$27,821,084		$32,006,626		$46.00
Reimbursements	$2,367,995	$2,640,784	$2,705,400	$3,293,594		$6,362,587		$9.14
Garage Income	$491,285	$610,138	$988,568	$1,150,670		$1,150,670		$1.65
Other Income	$5,171,511	$5,058,035	$5,664,924	$5,647,584		$5,647,584		$8.12
Net Rental Income	$37,259,928	$38,422,158	$38,559,432	$37,912,932		$45,167,467		$64.91
Vacancy(3)	$0	$0	$0	$0		($4,697,038)		($6.75)
Effective Gross Income	$37,259,928	$38,422,158	$38,559,432	$37,912,932		$40,470,428		$58.16

Real Estate Taxes(4)	$1,798,769	$1,894,079	$2,166,036	$2,209,847		$4,300,272(5)		$6.18
Insurance	$275,504	$284,691	$224,050	$238,909		$224,052		$0.32
Management	$584,583	$602,264	$584,011	$556,422		$607,056		$0.87
Utilities	$3,438,538	$3,579,499	$3,551,202	$3,368,644		$3,542,700		$5.09
Other Expenses	$5,747,997	$5,510,528	$5,392,615	$5,311,180		$5,257,956		$7.56
Total Expenses	$11,845,391	$11,871,061	$11,917,914	$11,685,002		$13,932,037		$20.02

Net Operating Income	$25,414,537	$26,551,097	$26,641,518	$26,227,930		$26,538,392		$38.14
Replacement Reserves	$0	$0	$0	$0		$55,832		$0.08
Net Cash Flow	$25,414,537	$26,551,097	$26,641,518	$26,227,930		$26,482,560		$38.06

Occupancy %	95.9%	96.3%	96.3%	91.6%	(6)	87.8%	(3)
NOI DSCR(7)	2.20x	2.29x	2.30x	2.27x		2.29x
NCF DSCR(7)	2.20x	2.29x	2.30x	2.27x		2.29x
NOI Debt Yield(7)	14.9%	15.6%	15.7%	15.4%		15.6%
NCF Debt Yield(7)	14.9%	15.6%	15.7%	15.4%		15.6%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Based on the underwritten rent roll dated as of October 29, 2025 inclusive of contractual rent steps through 2026.
(3)	UW economic vacancy is 12.2%. The Mall at Bay Plaza Property was 91.6% physically occupied per the October 29, 2025 rent roll and 84.2% occupied exclusive of ground leased anchor boxes occupied by Macy’s and JCPenney.
(4)	The Mall at Bay Plaza Property is comprised of nine tax lots/parcels of which four tax lots benefit from 15-year and 25-year ICAP tax abatements and two lots benefit from 25-year ICAP tax abatements. Five of the tax abatements commenced in tax year 2015/2016 and one commenced in tax year 2016/2017. According to the appraisal, unabated real estate taxes for fiscal year 2025 / 2026 are approximately $14.9 million.
(5)	UW Real Estate Taxes are inclusive of the taxes paid directly by JCPenney and Macy’s. Historical tax figures have excluded JCPenney and Macy’s taxes due to the tenants paying their share of taxes directly.
(6)	TTM Occupancy is as of October 29, 2025
(7)	DSCR and Debt Yields are based on the Mall at Bay Plaza Senior Loan.

The following table presents the appraisal’s determined real estate tax abatement burn-off throughout the term of the Mall at Bay Plaza Whole Loan. Based on the in-place leases as of September 16, 2025, tenants at the Mall at Bay Plaza Property currently reimburse approximately 59.5% of real estate tax expenses. Further, assuming no further conversions to NNN lease structure, based on in-place contractual leases, it is estimated that tenants will reimburse approximately 51.8% of the incremental real estate tax burden as the abatement burns-off over the term of the Mall at Bay Plaza Whole Loan:

ICAP Tax Abatement Projections(1)(2)
Fiscal Year	2025/26	2026/27	2027/28	2028/29	2029/30	2030/31
Unabated Tax Amount	$12,569,912	$12,949,523	$13,340,600	$13,743,484	$14,158,538	$14,586,126
Abated Tax Amount	$2,271,005	$3,862,769	$5,561,331	$7,358,031	$9,257,239	$11,263,498

Source: Appraisal.

(1)	ICAP tax abatement projections are calculated using the assumptions as outlined within the appraisal.
(2)	The total tax abatement burn-off period for the Mall at Bay Plaza Property continues through fiscal year 2040 / 2041.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
37

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

Escrows and Reserves.

Tax Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers made an initial deposit of $1,384,553 into an escrow for taxes and other assessments, if any. In addition, the Borrowers are required to make monthly deposits into such reserve in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months. The monthly deposit requirements will be waived if (A) the Borrowers provide satisfactory evidence that such taxes and other charges have been paid prior to the date due and (B) so long as no Cash Sweep Period (as defined below) has occurred and is continuing.

Insurance Reserve – At the Mall at Bay Plaza Whole Loan origination, an escrow account was established for insurance and other assessments. In addition, the Borrowers are required to make monthly deposits into such reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months. The monthly deposit requirements will be waived if (A) the Borrowers provide satisfactory evidence that such insurance payments and other charges have been paid prior to the date due, (B) the Mall at Bay Plaza Property is insured under a blanket policy and (C) so long as no event of default under the Mall at Bay Plaza Whole Loan agreement has occurred and is continuing.

HVAC Replacement Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers deposited $2,990,000 into the HVAC replacement reserve. These funds will be used to satisfy required HVAC renovations and improvements as required within the Mall at Bay Plaza Whole Loan agreement. Borrowers’ failure to satisfy such requirements within six months of origination, or any extended period granted not to exceed an additional three months, will result in an event of default (a “HVAC Event of Default”). Upon the occurrence of a HVAC Event of Default, these funds may be used by lender for completion of the HVAC work or used for payment of the outstanding debt.

Replacement Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers made an initial deposit of $4,653 into an escrow for replacement reserves. Continuing on a monthly basis thereafter, the Borrowers must deposit $4,653 ($0.08 PSF, per year) into the replacement reserve, subject to a cap of $111,664, which is equal to two years of deposits.

Lease Rollover Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers deposited $6,000,000 into the lease rollover reserve to be used by the Borrowers for tenant improvement and leasing commission costs at the Mall at Bay Plaza Property. If at any time the balance of the lease rollover reserve is less than $1,000,000, the Borrowers must commence making monthly deposits in the amount of $31,018 ($0.53 PSF, per year). Additionally, within one day of Borrowers’ receipt of any termination fee or consideration in connection with any tenant’s election to exercise an early termination option within its lease, said funds must be deposited into the rollover reserve, provided that such lease termination payments must be used for releasing the vacated space in connection with the termination fee and any excess lease termination fees for such space after releasing will be used for any free rent periods for such space and then disbursed to the Borrowers.

Outstanding TI Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers were required to deposit with the lender an amount equal to the sum of any outstanding tenant improvement allowances and/or leasing commissions due in connection with any lease at the Mall at Bay Plaza Property. This deposit amount totals $3,335,236.

Gap Rent Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers were required to deposit with the lender an amount equal to the sum of any gap rent and/or free rent credits remaining in connection with any leases at the Mall at Bay Plaza Property. This deposit amount totals $583,333.

Lockbox and Cash Management.

The Mall at Bay Plaza Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account and to deposit any rents otherwise received in such account within one business day after receipt. Additionally, Mall 1-BP must direct Mall 2-BP, as tenant under the JCPenney Ground Lease (as defined below), to deliver all ground rent payable directly into the lockbox account. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied and disbursed in accordance with the Mall at Bay Plaza Whole Loan documents, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Mall at Bay Plaza Whole Loan during the continuance of such Cash Sweep Period, or (ii) if no Cash Sweep Period is continuing, disbursed to the lockbox account with any funds remaining after the debt has been paid in full to the Borrowers.

A “Cash Sweep Period” means each period commencing upon the occurrence of (a) an event of default, (b) any bankruptcy action of the borrowers, (c) any bankruptcy action of manager, or (d) the debt service coverage ratio based on the trailing one quarter period immediately preceding the date of such determination being less than 1.20x.

A Cash Sweep Period will end upon the earlier of (A) the payment date next occurring following (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default, (ii) with respect to clause (c) above, if the Borrowers replace the manager with a qualified manager under a replacement management agreement within 60 days of the bankruptcy action, or (iii) with respect to clause (d) above, the achievement of a debt service coverage ratio of 1.20x or greater for two consecutive quarters based upon the trailing two quarter period immediately preceding the date of determination, or (B) until the payment in full of all principal and interest on the Mall at Bay Plaza Whole Loan and all other amounts payable under the Mall at Bay Plaza Whole Loan documents in accordance with the loan agreement; provided, however, that (X) no event of default is continuing, (Y) in no event may the Borrowers cure a Cash Sweep Period caused by clauses (a) and (c) above more than two times in the aggregate, and (Z) the Borrowers must have paid all of lender’s reasonable expenses incurred in connection with curing such Cash Sweep Period including reasonable attorney’s fees and expenses.

Subordinate Debt. The Mall at Bay Plaza Property secures the Mall at Bay Plaza Whole Loan which is comprised of the Mall at Bay Plaza Senior Loan and the Mall at Bay Plaza Subordinate Loan. The Mall at Bay Plaza Mortgage Loan is being included in the pool of mortgage loans that secures the BANK5 2025-5YR19 pooled certificates. The Mall at Bay Plaza Subordinate Loan is not included in such pool of mortgage loans but is intended to secure certain loan-specific certificates expected to be issued in WFCM 2025-5C7.

The Mall at Bay Plaza Senior Loan is entitled to payments of interest that are senior in right of payment to the Mall at Bay Plaza Subordinate Loan. The holders of the promissory notes evidencing the Mall at Bay Plaza Whole Loan have entered into a co-lender agreement that sets forth the allocation of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
38

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

collections on the Mall at Bay Plaza Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Mall at Bay Plaza Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

Permitted Future Mezzanine Debt. The Borrowers have a one-time right to obtain a new mezzanine loan subject to (i) 30 days’ notice, (ii) no event of default ongoing, (iii) the aggregate principal amount of the new mezzanine loan and the Mall at Bay Plaza Whole Loan does not result in a LTV greater than 56.9% or a debt service coverage ratio less than 1.41x, (iv) the existing lender and new mezzanine lender enter into an intercreditor agreement, subject to rating agency confirmation, and (v) the terms are in accordance with the Mall at Bay Plaza Whole Loan documents, any other applicable documents, and are acceptable to lender in its discretion.

The following table presents certain metrics related to the Mall at Bay Plaza Subordinate Loan:

Mall at Bay Plaza Subordinate Loan(1)

Cut-off Date Balance	Interest Rate	UW NOI Debt Yield(1)	UW NCF Debt Yield(1)	UW NOI Debt Yield at Maturity(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Maturity Date LTV Ratio(1)
$110,000,000	6.2950%	9.5%	9.5%	9.5%	1.42x	56.9%	56.9%

(1)	UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the principal balance of the Mall at Bay Plaza Whole Loan.

Ground Lease. Both of the anchor tenants at the Mall at Bay Plaza Property, JCPenney and Macy’s, are subject to ground leases. Additionally, Lot 17, which comprises 35,575 SF of vacant land utilized as additional parking, is subject to a ground lease with an affiliate of the Borrowers, Mall 3-Bay Plaza, LLC (“Mall 3-BP”), as the ground tenant. Each of the fee interests owned by Bay Plaza and Mall 1-BP and Mall 2-BP’s leasehold interest secures the Mall at Bay Plaza Whole Loan as collateral, while Macy’s leasehold interest and Mall-3 BP’s leasehold interest are not pledged as collateral for the Mall at Bay Plaza Whole Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus for additional information.

Terrorism Insurance. The Borrowers are required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
39

Retail – Anchored	Loan #2	Cut-off Date Balance:	$70,000,000
928 South Western Avenue	Koreatown Plaza	Cut-off Date LTV:	58.3%
Los Angeles, CA 90006		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	11.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
40

Retail – Anchored	Loan #2	Cut-off Date Balance:	$70,000,000
928 South Western Avenue	Koreatown Plaza	Cut-off Date LTV:	58.3%
Los Angeles, CA 90006		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	11.0%

Koreatown Plaza
928 South Western Avenue
Los Angeles, CA 90006
LOS ANGELES
Koreatown
Wilshire Center
Little Bangladesh
Central LA
Rampart Village
Silver Lake
MacArthur Park
Westlake
Westlake North
Westlake South
DOWNTOWN LOS ANGELES
Mid-City
Pico-Union
Wilshire Country Club
Wilton Historic District
Taipei Economic & Cultural Office in Los Angeles
The Wiltern
The New Open World Academy
Southwestern Law School
Koreatown Galleria
Health Korea
M-Plaza
Western Plaza Shopping Center
Western Square
ANGELUS ROSEDALE CEMETERY
Mac Arthur Park
Grier-Musser Museum
PIH Health Good Samaritan Hospital
Loyola Law School
Peacock Theater
Crypto.com Arena
Los Angeles Convention Center
Dignity Health - Calif. Hospital
The Velaslavasay Panorama
Mount St. Mary's University LA (Doheny Campus)
LA Trade-Tech College
Metropolitan Courthouse
USC Village
USC School of Cinematic Arts
USC School of Dentistry
Shrine Auditorium and Expo Hall
Dedeaux Field
University of Southern California
Galen Center
USC Fisher Museum of Art
USC Gould School of Law
Natural History Mus. of LA County
Calif. Science Center
California African-American Mus.
LA Coliseum
BMO Stadium
Hollywood Fwy
Santa Monica Fwy
Harbor Fwy
101
10
110
METRO D LINE
METRO B LINE
METRO B/D LINES
METRO E LINE
WILSHIRE/WESTERN
WILSHIRE/NORMANDIE
WILSHIRE/VERMONT
VERMONT/BEVERLY
WESTLAKE/MACARTHUR PARK
JEFFERSON/USC
EXPO/VERMONT
EXPO PARK/USC
23RD ST
GRAND
Beverly Blvd
3rd St
6th St
8th St
1st St
Wilshire Blvd
Olympic Blvd
Pico Blvd
Venice Blvd
Washington Blvd
Adams Blvd
Jefferson Blvd
Exposition Blvd
Temple St
Silver Lake Blvd
Rampart Blvd
Alvarado St
Rossmore Ave
Wilton Pl
Western Ave
Normandie Ave
Vermont Ave
Virgil Ave
Hoover St
Crenshaw Blvd
Arlington Ave
Figueroa St
Grand Ave
Broadway
Burbank
Glendale
Pasadena
Arcadia
Alhambra
El Monte
LOS ANGELES
Santa Monica
E. Los Angeles
Monterey Park
Montebello
Pico Rivera
Whittier
Florence
South Gate
Lynwood
Inglewood
Downey
Hawthorne
Gardena
Compton
Bellflower
Norwalk
Lakewood
Cerritos
Torrance
Redondo Beach
Carson
LONG BEACH
Garden Grove
Huntington Beach
Pacific Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
41

Mortgage Loan No. 2 – Koreatown Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	Los Angeles, CA 90006
Original Balance:	$70,000,000			General Property Type:	Retail
Cut-off Date Balance:	$70,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	7.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1988/NAP
Borrower Sponsors:	Young Joon Kim and Jung Ah Lee			Size:	201,472 SF
Guarantors:	Young Joon Kim and Jung Ah Lee			Cut-off Date Balance PSF:	$347
Mortgage Rate:	6.0300%			Maturity Date Balance PSF:	$347
Note Date:	11/21/2025			Property Manager:	YJK Management Corp
Maturity Date:	12/11/2030				(borrower-related)
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$7,711,212
Seasoning:	0 months			UW NCF:	$7,570,182
Prepayment Provisions:	L(24),D(32),O(4)			UW NOI Debt Yield:	11.0%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF Debt Yield:	10.8%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	11.0%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.77x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$5,221,275 (10/31/2025 TTM)
Reserves(1)				2nd Most Recent NOI:	$4,082,474 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$4,496,474 (12/31/2023)
RE Taxes:	$303,390	$101,130	NAP	Most Recent Occupancy:	92.1% (11/15/2025)
Insurance:	$50,760	Springing	NAP	2nd Most Recent Occupancy:	79.5% (12/31/2024)
Replacement Reserve:	$0	$3,358	$120,883	3rd Most Recent Occupancy:	76.4% (12/31/2023)
TI/LC Reserve:	$0	$16,789	NAP	Appraised Value (as of):	$120,000,000 (8/26/2025)
Deferred Maintenance:	$127,050	$0	NAP	Appraised Value PSF:	$596
Gap Rent Reserve:	$185,565	$0	NAP	Cut-off Date LTV Ratio:	58.3%
Billboard Rent Reserve:	$900,000	$0	NAP	Maturity Date LTV Ratio:	58.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$70,000,000	100.0%	Loan Payoff:	$46,038,028	65.8%
			Return of Equity:	$21,417,762	30.6%
			Reserves:	$1,566,765	2.2%
			Closing Costs:	$977,445	1.4%
Total Sources:	$70,000,000	100.0%	Total Uses:	$70,000,000	100.0%

(1)	See “Escrows and Reserves” below.

The Mortgage Loan. The second largest mortgage loan (the “Koreatown Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $70,000,000 and secured by the fee interest in a 201,472 SF anchored retail property located in Los Angeles, California (the “Koreatown Plaza Property”).

The Borrower and the Borrower Sponsors. The borrower is KTP One LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsors and non-recourse carveout guarantors are Young Joon Kim and Jung Ah Lee. The borrower and guarantors have entered into a settlement agreement with H Mart, the largest tenant, concerning litigation involving property expense reimbursements; however, the Koreatown Mortgage Loan is full recourse to the borrower and guarantors until the remaining conditions of the settlement agreement have been performed. See “Description of the Mortgage Pool—Litigation and Other Considerations”.

The Property. The Koreatown Plaza Property is a multi-tenant anchored retail center totaling 201,472 SF, located in Los Angeles, California. Built in 1988, the property occupies a full city block in a dense urban area characterized by mixed-use development and strong commercial activity and is situated on an approximately 2.93-acre site. Parking is provided via a three-level garage plus rooftop parking, offering 636 spaces, which equates to a parking ratio of 3.16 spaces per 1,000 square feet of NRA. The property is anchored by H Mart, an established grocer with multiple locations in the Koreatown district, with other notable tenants including K Golf USA, Sleek Fitness, and PCB Bank. As of November 15, 2025, the Koreatown Plaza Property was 92.1% leased to 79 unique tenants and a newly constructed LED billboard space and has a weighted-average remaining lease term of 2.7 years.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
42

Retail – Anchored	Loan #2	Cut-off Date Balance:	$70,000,000
928 South Western Avenue	Koreatown Plaza	Cut-off Date LTV:	58.3%
Los Angeles, CA 90006		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	11.0%

Major Tenants.

H Mart (25,248 SF; 12.5% of NRA; 8.9% of underwritten base rent). Established in 1982 in Queens, New York, H Mart began as a small grocery store and has since grown into a leading Asian American supermarket chain in the United States, with more than 97 stores across the United States. H Mart operates as a specialty supermarket chain offering a wide range of Asian groceries, fresh produce, meats, seafood, and prepared foods. H Mart also features food halls in select locations, showcasing popular Korean and Asian dining brands. As of September 2025, H Mart reported trailing 12-month sales of $793 PSF and an occupancy cost of 5.2%. H Mart has been a tenant at the Koreatown Plaza Property since 2019, has a lease expiration in January 2029 and has four, five-year renewal options and no termination options.

K Golf USA (16,437 SF; 8.2% of NRA; 6.5% of underwritten base rent). K Golf USA specializes in indoor golf entertainment and simulation technology, offering an advanced golf simulator experience. K Golf USA is part of a global network supported by KGOLF, which operates in 14 countries, with 400+ locations and over 1,350 simulators installed worldwide. K Golf USA’s lease commenced in November 2025 and they are in possession of the leased space following completion of landlord-obligated work. K Golf USA has an expected rent commencement date in January 2026, has a lease expiration in January 2030 with one, five-year renewal option and no termination options. Gap rent equal to one month of K Golf USA’s rent in the amount of $67,898 was reserved at loan closing.

Sleek Fitness (16,204 SF; 8.0% of NRA; 5.1% of underwritten base rent). Sleek Fitness is a luxury fitness center offering equipment and services such as strength training, pilates, physical therapy and massages. Sleek Fitness’s lease commenced in November 2025 and they are in possession of the leased space following completion of landlord-obligated work. Sleek Fitness has an expected rent commencement date in February 2026, has a lease expiration in October 2029 with no renewal or no termination options. Gap rent equal to one month of Sleek Fitness’s rent in the amount of $117,667 was reserved at loan closing.

The following table presents certain information relating to the tenancy at the Koreatown Plaza Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	2025 Sales $(1)	2025 Sales PSF(1)	Occ. Cost %(2)	Lease Expiration	Renewal Options	Termination Option (Y/N)
Major Tenants
Danny Ho (Blue Lion Guard Corporation)(3)	NR/NR/NR	1	0.0%	$900,000	11.8%	$900,000	NAV	NAV	NAV	8/31/2028	None	N
H Mart	NR/NR/NR	25,248	12.5%	$681,696	8.9%	$27.00	$20,027,391	$793	5.2%	1/31/2029	4 x 5 yrs	N
K Golf USA	NR/NR/NR	16,437	8.2%	$493,110	6.5%	$30.00	NAV	NAV	NAV	1/31/2030	1 x 5 yrs	N
Sleek Fitness	NR/NR/NR	16,204	8.0%	$388,896	5.1%	$24.00	NAV	NAV	NAV	10/31/2029	None	N
Bosco Bakery Café	NR/NR/NR	3,815	1.9%	$192,857	2.5%	$50.55	NAV	NAV	NAV	1/31/2030	1 x 5 yrs	N
PCB bank	NR/NR/NR	8,059	4.0%	$191,250	2.5%	$23.73	NAV	NAV	NAV	1/31/2030	2 x 5 yrs	N
Major Tenant Subtotal/Wtd. Avg.		69,764	34.6%	$2,847,809	37.4%	$40.82

Non-Major Tenants		115,810	57.5%	$4,771,240	62.6%	$41.20
Occupied Collateral Subtotal/Wtd. Avg.		185,574	92.1%	$7,619,049	100.0%	$41.06

Vacant Space		15,898	7.9%
Total/Wtd. Avg.		201,472	100.0%

(1)	Represents sales as of TTM September 2025.
(2)	Occ. Cost % is based on underwritten base rent and reimbursements divided by most recent reported sales.
(3)	Represents income associated with the newly-constructed LED billboard leased to Danny Ho (Blue Lion Guard Corporation). Final installation of the billboard is expected to be completed in December 2025. $900,000 (equal to one year of billboard rent) was reserved at loan closing which will be released upon the tenant taking possession of and paying rent in connection with the leased billboard.

The following table presents a summary of sales and occupancy costs for certain Major Tenants at the Koreatown Plaza Property.

Tenant Sales(1)(2)
	2023 Sales(3)	2023 Sales (PSF)(3)	2024 Sales	2024 Sales (PSF)	2025 Sales(4)	2025 Sales (PSF)(4)	Occupancy Cost(5)
H Mart	$20,398,347	$808	$20,526,595	$813	$20,027,391	$793	5.2%

(1)	Information obtained from the borrower.
(2)	Tenants shown in the Tenant Summary table above and not included in the Tenant Sales table are not required to report sales.
(3)	Represents sales as of October 2023 TTM.
(4)	Represents sales as of September 2025 TTM.
(5)	Occupancy cost is based on underwritten base rent and reimbursements divided by most recent reported sales.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
43

Retail – Anchored	Loan #2	Cut-off Date Balance:	$70,000,000
928 South Western Avenue	Koreatown Plaza	Cut-off Date LTV:	58.3%
Los Angeles, CA 90006		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	11.0%

The following table presents certain information relating to the lease rollover schedule at the Koreatown Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	19	30,808	15.3%	15.3%	$983,834	12.9%	12.9%	$31.93
2027	18	24,981	12.4%	27.7%	$1,021,591	13.4%	26.3%	$40.89
2028	20	29,305	14.5%	42.2%	$1,245,260	16.3%	42.7%	$42.49
2029	7	46,519	23.1%	65.3%	$2,243,758	29.4%	72.1%	$48.23
2030	19	52,280	25.9%	91.3%	$2,033,833	26.7%	98.8%	$38.90
2031	1	1,681	0.8%	92.1%	$90,774	1.2%	100.0%	$54.00
2032	0	0	0.0%	92.1%	$0	0.0%	100.0%	$0.00
2033	0	0	0.0%	92.1%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	92.1%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	92.1%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	92.1%	$0	0.0%	100.0%	$0.00
Vacant	0	15,898	7.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	84	201,472	100.0%		$7,619,049	100.0%		$41.06	(3)

(1)	Information is based on the underwritten rent roll dated November 15, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Koreatown Plaza Property, which is located in Los Angeles, California, occupies a full city block and benefits from frontage along South Western Avenue, a major north-south arterial with high traffic volume. This corridor is a prime commercial route that connects directly to Interstate 10, which is located just over one mile south of the property, providing efficient regional access. Additionally, the site is approximately 13.6 miles from Los Angeles International Airport (LAX), which is a significant transportation hub for both domestic and international travel. Public transportation options are available nearby, including the Wilshire/Western Metro Station, located about one mile north of the property on the Metro D (Purple) Line. National and regional retail tenants are distributed throughout the area, and the infrastructure supports residents and day-time demand from businesses. Major employers in the area include Cedars-Sinai Medical Center, Los Angeles Intl Airport-LAX, University of California Los Angeles, VXI Global Solutions and The Walt Disney Co.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 96,607, 608,586 and 1,232,017, respectively, and the average household income within the same radii was $84,886, $95,851 and $110,917, respectively.

According to the appraisal, the Koreatown Plaza Property is located within the Koreatown submarket of the Los Angeles retail market. As of the second quarter of 2025, the submarket reported total inventory of approximately 10.7 million SF with a 4.6% vacancy rate and an average asking rent of $35.98 PSF. The appraisal concluded the market rents for the Koreatown Plaza Property range from $18.00 PSF for the Anchor Space to $51.00 for Retail-In Line Level 1 Space (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Koreatown Plaza Property:

Market Rent Summary
	Food Court Space	Anchor Space	Retail-Large Space	Retail-In Line Level 1 Space	Retail-In Line Level 2 Space	Retail-In Line Level 3 Space	Retail-Street Front Space
Market Rent (PSF)	$40.00	$18.00	$30.00	$51.00	$48.00	$39.00	$24.00
Lease Term (Years)	60	180	120	60	60	60	120
Lease Type (Reimbursements)	Net	Net	Net	Net	Net	Net	Net
Tenant Improvements New (PSF)	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Rent Increase Projection	3.00%/year	3.00%/year	3.00%/year	3.00%/year	3.00%/year	3.00%/year	3.00%/year

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
44

Retail – Anchored	Loan #2	Cut-off Date Balance:	$70,000,000
928 South Western Avenue	Koreatown Plaza	Cut-off Date LTV:	58.3%
Los Angeles, CA 90006		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	11.0%

The table below presents certain information relating to comparable properties to the Koreatown Plaza Property identified by the appraiser:

Comparable Retail Leases(1)
Property Name/Location	Year Built	Total NRA (SF)	Tenant Names	Lease Status	Lease Date	Lease Term (Yrs.)	Lease Size (SF)	Base Rent PSF
Koreatown Plaza Los Angeles, CA	1988	201,472(2)	-	-	-	-	-	-
Equitable City Center Los Angeles, CA	2008	165,042	NAV	Signed Lease	Apr-25	5.0	929	$60.00
Oxford Center Los Angeles, CA	1985	44,925	NAV	Signed Lease	Apr-22	3.0	1,241	$42.00
City Center on 6th Los Angeles, CA	2008	165,042	NAV	Asking Rent	Jun-22	5.0	1,735	$48.00
California Market Place Los Angeles, CA	2016	91,883	NAV	Signed Lease	Jul-22	3.0	751	$54.00
Chapman Plaza Los Angeles, CA	1928	52,593	NAV	Signed Lease	Sep-22	5.0	1,746	$79.98
California Market Place Los Angeles, CA	2016	91,883	NAV	Asking Rent	Jun-21	3.0	4,000	$54.00

(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated November 15, 2025.

Appraisal. The appraisal concluded to an “as-is” value for the Koreatown Plaza Property of $120,000,000 as of August 26, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 5, 2025, there was no evidence of any recognized environmental conditions at the Koreatown Plaza Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
45

Retail – Anchored	Loan #2	Cut-off Date Balance:	$70,000,000
928 South Western Avenue	Koreatown Plaza	Cut-off Date LTV:	58.3%
Los Angeles, CA 90006		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	11.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Koreatown Plaza Property:

Cash Flow Analysis
	2023	2024	10/31/2025 TTM	UW	UW PSF
Base Rent	$4,915,027	$5,281,117	$5,455,130	$7,619,049	$37.82
Grossed Up Vacant Space	$0	$0	$0	$563,175	$2.80
Gross Potential Rent	$4,915,027	$5,281,117	$5,455,130	$8,182,224	$40.61

Other Income	$230,506	$225,981	$306,725	$306,725	$1.52
Parking/Garage	$32,657	$142,971	$218,932	$218,932	$1.09
Total Recoveries	$2,927,289	$3,157,490	$3,478,713	$3,603,141	$17.88
Net Rental Income	$8,105,478	$8,807,559	$9,459,500	$12,311,023	$61.11
(Vacancy & Credit Loss)	$0	$0	$0	$563,175	$2.80
Effective Gross Income	$8,105,478	$8,807,559	$9,459,500	$11,747,848	$58.31

Real Estate Taxes	$627,005	$1,770,495	$1,344,526	$1,155,774	$5.74
Insurance	$100,652	$161,770	$161,413	$193,370	$0.96
Management Fee	$487,474	$469,251	$397,230	$352,435	$1.75
Other Operating Expenses	$2,393,873	$2,323,569	$2,335,056	$2,335,056	$11.59
Total Operating Expenses	$3,609,004	$4,725,085	$4,238,225	$4,036,635	$20.04

Net Operating Income(1)	$4,496,474	$4,082,474	$5,221,275	$7,711,212	$38.27
Replacement Reserves	$0	$0	$0	$40,294	$0.20
TI/LC	$0	$0	$0	$100,736	$0.50
Net Cash Flow	$4,496,474	$4,082,474	$5,221,275	$7,570,182	$37.57

Occupancy %(2)	76.4%	79.5%	92.1%	93.1%
NOI DSCR	1.05x	0.95x	1.22x	1.80x
NCF DSCR	1.05x	0.95x	1.22x	1.77x
NOI Debt Yield	6.4%	5.8%	7.5%	11.0%
NCF Debt Yield	6.4%	5.8%	7.5%	10.8%

(1)	The increase in Net Operating Income between 2024 and UW was primarily due to an increase in base rent driven by 36 new and renewal leases (40.4% NRA and 49.3% of UW base rent) commencing between February 2025 and March 2026.
(2)	The underwritten economic vacancy is 6.9%. The Koreatown Plaza Property was 92.1% leased as of November 15, 2025.

Escrows and Reserves.

Real Estate Taxes – The Koreatown Plaza Mortgage Loan documents require an upfront deposit of $303,390 and ongoing monthly deposits of $101,130 for real estate taxes.

Insurance – The Koreatown Plaza Mortgage Loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Koreatown Plaza Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The Koreatown Plaza Mortgage Loan documents require ongoing monthly replacement reserve deposits of $3,358, subject to a cap of $120,883.

TI/LC Reserve – The Koreatown Plaza Mortgage Loan documents require ongoing monthly tenant improvements and leasing reserve deposits of approximately $16,789.

Deferred Maintenance Reserve – The Koreatown Plaza Mortgage Loan documents require an upfront deposit of $127,050.

Gap Rent Reserve – The Koreatown Plaza Mortgage Loan documents require an upfront deposit of $185,565 for any gap rent and/or free rent credits remaining in connection with the K Golf USA and Sleek Fitness leases at the Koreatown Plaza Property.

Billboard Rent Reserve – The Koreatown Plaza Mortgage Loan documents require an upfront deposit of $900,000, representing one year of base rent for Danny Ho (Blue Lion Guard Corporation) which will be released upon the tenant taking possession of and paying rent in connection with the leased billboard.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
46

Retail – Anchored	Loan #2	Cut-off Date Balance:	$70,000,000
928 South Western Avenue	Koreatown Plaza	Cut-off Date LTV:	58.3%
Los Angeles, CA 90006		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	11.0%

Lockbox and Cash Management. The Koreatown Plaza Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower or property manager is required to collect all rents and income from the property and deposit such funds directly into the lockbox account within one business day of receipt. On each business day, all funds in the lockbox account will be transferred to the borrower’s operating account. Upon the occurrence of a Cash Trap Event Period (defined below), all amounts available in the deposit account will be transferred to a cash management account controlled by the lender on each business day and applied in accordance with the cash flow waterfall in the cash management agreement. During the continuance of a Cash Trap Event Period, all excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the debt service coverage ratio (“DSCR”) falling below 1.20x, tested quarterly; or
(iii)	H Mart (or any replacement tenant) (a) going dark, vacating or failing to continuously operate its entire space, (b) filing for bankruptcy or similar insolvency proceedings, (c) monetary or material non-monetary default occurring under the lease; (d) H Mart terminating its lease or giving written notice of its intent to terminate its lease, or the lease failing to be in effect; fails to extend its lease on or prior to July 31, 2028.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of the related event of default;
●	with regard to clause (ii), the DSCR being at least 1.25x for two consecutive calendar quarters;
●	with regard to clause (iii)(a)-(d) above, a Major Tenant Re-Tenanting Event (defined below) has occurred;
●	with regard to clause (iii)(a) above, H Mart has re-occupied its entire space and is open for business;
●	with regard to clause (iii)(b) above, the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to lender;
●	with regard to clause (iii)(c) above, the subject default is cured, and no other default under the related lease occurs for a period of two consecutive calendar quarters following such cure; and
●	with regard to clause (iii)(d) above, H Mart (x) revokes any notification of any termination, cancellation or surrender of such lease and (y) delivers to the lender a tenant estoppel certificate in form and substance reasonably acceptable to the lender.

A “Major Tenant Re-Tenanting Event” means that the lender has received satisfactory evidence that all or substantially all of the applicable Major Tenant Space (as defined below) has been leased to one or more replacement satisfactory tenants, each pursuant to a replacement lease in form and substance satisfactory to the lender, including, but not limited to, having a term of at least five years, that each such tenant is in occupancy of its premises, open for business and is then paying full, unabated rent pursuant to the terms of its lease (or the aggregate amount of such abatement has been deposited on reserve with the lender), and that all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid (or a sufficient sum to pay same have been deposited on reserve with the lender), such evidence to include, without limitation, a satisfactory estoppel certificate from each such replacement tenant affirming the foregoing.

A “Major Tenant Space” means H Mart, its successors and assigns, and any replacement tenant that enters into a lease for all or any material portion of the H Mart tenant space in accordance with the terms of the Koreatown Plaza Mortgage Loan documents.

Terrorism Insurance.  The Koreatown Plaza Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Koreatown Plaza Property, as well as business interruption insurance covering up to 18 months following a casualty event, with an extended period of indemnity covering up to six months following the physical repair of the subject improvements. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
47

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$69,500,000
1154 Westyn Village Way	Westyn Village Apartments	Cut-off Date LTV:	66.7%
Forest, VA 24551		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
48

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$69,500,000
1154 Westyn Village Way	Westyn Village Apartments	Cut-off Date LTV:	66.7%
Forest, VA 24551		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.4%

PITTSBURGH
PENNSYLVANIA
Harrisburg
Reading
Wheeling
York
Lancaster
OHIO
Cumberland
Hagerstown
Newark
Morgantown
Frederick
Towson
BALTIMORE
Clarksburg
Winchester
WASHINGTON, DC
Arlington
WEST VIRGINIA
MARYLAND
Charleston
Harrisonburg
Fredericksburg
Staunton
Charlottesville
VIRGINIA
Lynchburg
Richmond
Salem
Forest
Roanoke
Farmville
Petersburg
Williamsburg
Hampton
NORFOLK
VIRGINIA BEACH
Martinsville
Danville
Clarksville
NORTH CAROLINA
WINSTON-SALEM
GREENSBORO
DURHAM
RALEIGH
Rocky Mount
Wilson
Cary
High Point
Hickory
APPALACHIAN MTS
130
501
James River
Virginia Byway
AMHERST COUNTY
Lee Jackson Hwy
Boonsboro
Boonsboro Shopping Ctr.
Randolph College
Centra Virginia Baptist Hospital
Rivermont Ave
Waterton
Lynchburg Expy
Peaks View Park
Forest Hills Shopping Ctr.
Centra Lynchburg Hospital
Lynchburg Museum
DOWNTOWN LYNCHBURG
The Plaza Shopping Center
BEDFORD COUNTY
Lakeside Crossing
221
University of Lynchburg
Lynchburg
Virginia Univ. Lynchburg
29
Westyn Village
1154 Westyn Village Way
Forest, VA 24551
Forest Rd
Graves Mill Rd
Chestnut Hills Shopping Ctr.
Fort Hill Village
Forest
Forest Square
J Crew Distribution Center
460
River Ridge Mall
643
811
Poplar Forest
Brookville Plaza
Liberty Arena
Liberty University
Liberty University College of Osteopathic Medicine
Thomas Jefferson Rd
Timbrook Square
Windcrest Manor
Timberlake Rd
Leesville Rd
Bellevue Rd
Waterlick Plaza
Timberlake
Lynchburg Regional Airport
Lynchburg Hwy
London Downs Golf Club
709
CAMPBELL COUNTY
Wards Rd
New London Rd
New London Airport
24

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
49

Mortgage Loan No. 3 – Westyn Village Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	Forest, VA 24551
Original Balance:	$69,500,000			General Property Type:	Multifamily
Cut-off Date Balance:	$69,500,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	7.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2022-2024/NAP
Borrower Sponsor:	TPB Properties			Size:	384 Units
Guarantor:	Thomas Bell			Cut-off Date Balance per Unit:	$180,990
Mortgage Rate:	6.3940%			Maturity Date Balance per Unit:	$180,990
Note Date:	11/14/2025			Property Manager:	TPB Property Management LLC
Maturity Date:	12/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$5,809,924
IO Period:	60 months			UW NCF:	$5,733,124
Seasoning:	0 Months			UW NOI Debt Yield:	8.4%
Prepayment Provisions:	L(24),YM1(29),O(7)			UW NCF Debt Yield:	8.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	8.4%
Additional Debt Type:	NAP			UW NCF DSCR:	1.27x
Additional Debt Balance:	NAP			Most Recent NOI:	$6,405,826 (9/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$5,426,337 (12/31/2024)
				3rd Most Recent NOI(2):	NAV
				Most Recent Occupancy:	98.7% (10/31/2025)
				2nd Most Recent Occupancy:	95.0% (12/31/2024)
Reserves(1)				3rd Most Recent Occupancy(2):	NAV
Type	Initial	Monthly	Cap	Appraised Value (as of):	$104,150,000 (9/18/2025)
RE Taxes:	$22,295	$22,295	NAP	Appraised Value per Unit:	$271,224
Insurance:	$11,893	$11,893	NAP	Cut-off Date LTV Ratio:	66.7%
Replacement Reserve:	$0	$6,400	NAP	Maturity Date LTV Ratio:	66.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$69,500,000	100.0%	Loan Payoff:	$48,203,483	69.4%
			Return of Equity:	$20,233,923	29.1%
			Closing Costs:	$1,028,406	1.5%
			Reserves:	$34,188	0.0%
Total Sources:	$69,500,000	100.0%	Total Uses:	$69,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	The Westyn Village Apartments Property (as defined below) was constructed and leased up in phases from December 2022 through April 2024. Accordingly, complete historical NOI and Occupancy are not available.

The Mortgage Loan. The third largest mortgage loan (the “Westyn Village Apartments Mortgage Loan”) is evidenced by two promissory notes in the aggregate original principal amount of $69,500,000 and secured by a first priority fee mortgage encumbering a 384-unit garden style multifamily property located in Forest, Virginia (the “Westyn Village Apartments Property”).

The Borrower and the Borrower Sponsor. The borrower is Westyn Village Apartments, LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor is TPB Properties and the non-recourse carveout guarantor is Thomas Bell (who is also the non-recourse carveout guarantor for the Overture Apartments Mortgage Loan).

TPB Properties is a real estate development company based in Lynchburg, Virginia that specializes in land development, commercial construction, multi-family construction, home-building and property management. Founded by Thomas Bell in 2018, TPB Properties and its affiliate Thomas Builders of Virginia (founded in 2006) have completed over 150 luxury residential homes (including an adjacent 100-townhome community), 16 retail projects (including WaWa, Sheetz, Chipotle and Dunkin Donuts stores) and seven multifamily projects (2,126 units), including three additional properties in the Lynchburg area known as Rosedale Apartments, The Vine Apartments and the Overture Apartments Property (included in this pool). Thomas Bell is the 100.0% owner of all of his real estate holdings.

The Property. The Westyn Village Apartments Property consists of a Class A, 384-unit garden style multifamily property located on a 24.29-acre site in Forest, Virginia. The site includes 763 parking spaces (2.0 spaces per unit). The Westyn Village Apartments Property is comprised of eleven three-story apartment buildings totaling 417,246 SF of NRA, a two-story building housing a leasing office and a clubhouse building containing a resort style swimming pool and spa, a movie lounge, grilling areas, game tables and 24-hour fitness center.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
50

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$69,500,000
1154 Westyn Village Way	Westyn Village Apartments	Cut-off Date LTV:	66.7%
Forest, VA 24551		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.4%

The borrower sponsor acquired the Westyn Village Apartments Property as vacant land in 2016 for an allocated price of approximately $1,150,000 and developed the Westyn Village Apartments Property at a total construction cost of approximately $67,348,325. Units at the Westyn Village Apartments Property were delivered in phases from December 2022 to April 2024. The Westyn Village Apartments Property leased up at an average of 18 units per month and reached a stabilized occupancy of 94.0% by July 31, 2024. There were no concessions offered during the lease-up period. As of October 31, 2025, the Westyn Village Apartments Property was 98.7% occupied. The Westyn Village Apartments Property is located less than 9.0 miles from Liberty University. As of the October 31, 2025 rent roll, there were 29 student leases (7.6% of total units), which are signed on a whole-unit basis for a minimum of 12-month terms and require a guarantor.

The unit mix consists of 197 1BR/1BA units, 55 2BR/2BA units and 132 3BR/2BA units. Elevator access is available in each of the buildings. Units are equipped with amenities including quartz countertops, stainless steel appliances, nine to eleven-foot ceilings, private patios/balconies and full-size washers and dryers. Leases include a utility fee of $85 per month that covers water, trash, parking and internet. Additionally, there is a monthly amenity fee of $35 per month. All units are rented at market rent, with no restricted leases.

The following table presents certain information relating to the unit mix at the Westyn Village Apartments Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1 BR 1 BA	197	196	99.5%	858	169,031	$1,411	$1,391
2 BR 2 BA	55	54	98.2%	1061	58,333	$1,685	$1,630
3 BR 2 BA	132	129	97.7%	1439	189,882	$1,854	$1,830
Total/Wtd. Avg.	384	379	98.7%	1,087	417,246	$1,601	$1,576

(1)	Based on the borrower rent roll dated October 31, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

The Market. The Westyn Village Apartments Property is located in Forest, Virginia on the southeast side of Ashwood Drive and the southwest side of Perrowville Road, which has an interchange with U.S. Route 221 (Forest Road) to the south. U.S. Route 221 provides the Westyn Village Apartments Property direct access to downtown Lynchburg (approximately eleven miles away) and Liberty University (less than nine miles away). Liberty University is a major demand generator and employer in the Lynchburg area. As of September 2024, Liberty University had a total enrollment of 124,000, with 16,131 attending locally on campus. The immediate area is primarily residential. Forest Middle School is located across Forest Road, Forest Elementary School is located immediately northwest and Jefferson Forest High School is located immediately northeast of the Westyn Village Apartments Property.

Lynchburg is in central Virginia approximately 40 miles east of Roanoke. The largest employment sectors in the Lynchburg Metropolitan Statistical Area (“MSA”) include education and health services (19.8%), trade, transportation and utilities (17.8%), manufacturing (13.0%) and leisure and hospitality (10.8%). The major employers in the Lynchburg MSA include BWX Technologies Inc., Centra Lynchburg General Hospital, Centra Health, BWXT Nuclear Operations Group Inc. and J.Crew Distribution Center.

The Westyn Village Apartments Property is located in the Lynchburg apartment submarket, within the Lynchburg - VA USA apartment market. According to the appraisal, as of the second quarter of 2025, the Lynchburg - VA USA apartment market had an inventory of 12,563 units, a vacancy rate of 12.2%, and an average asking rental rate of $1,206 per unit, while the Lynchburg apartment submarket had an inventory of 2,884 units, a vacancy rate of 11.2%, and an average asking rental rate of $1,110 per unit. According to the appraisal, vacancy is expected to tighten over the next 12 months, with a projected vacancy of 7.4% for the second quarter of 2026. According to the appraisal, there is no new construction currently planned in the submarket.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the Westyn Village Apartments Property is 3,124, 16,232 and 49,609, respectively. The estimated 2025 median household income within the same radii is $97,079, $91,535 and $78,414, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
51

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$69,500,000
1154 Westyn Village Way	Westyn Village Apartments	Cut-off Date LTV:	66.7%
Forest, VA 24551		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.4%

The following table presents information regarding certain competitive properties to the Westyn Village Apartments Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built / Renovated	Property Subtype	Total Occupancy	Number of Units	Average SF per Unit	Average Rent per Month	Distance to Subject
Westyn Village Apartments 1154 Westyn Village Way Forest, VA	2022-2024 / NAP	Garden	98.7%(2)	384(2)	1,087(2)	1BR/1BA - $1,411(2) 2BR/2BA - $1,685(2) 3BR/2BA - $1,854(2)	-
Palisades at Hunter’s Creek 1230 Cottontown Road Forest, VA	2018 / NAP	Garden	90.0%	276	961	1BR/1BA - $1,195 2BR/2BA - $1,595 3BR/2BA - $1,678	5.1 miles
Logan’s Landing 6343 Logans Lane Lynchburg, VA	2020 / NAP	Mid Rise	96.0%	174	1,022	1BR/1BA - $1,285 2BR/2BA - $1,527 3BR/2BA - $1,700	7.1 miles
Rosedale Apartments(3) 1600 Rosedale Boulevard Lynchburg, VA	2023-2025 / NAP	Mid Rise	94.7%	494	1,144	1BR/1BA - $1,325 2BR/1BA - $1,599 2BR/2BA - $1,757 3BR/2BA - $1,877	5.2 miles
The Vine Apartments(3) 2121 Langhorne Road Lynchburg, VA	2025 / NAP	Garden	61.0%	216	1,251	1BR/1BA - $1,310 2BR/2BA - $1,555 3BR/2BA - $1,664	9.6 miles
West Edge Apartments 200 West Edge Way Lynchburg, VA	2021 / NAP	Mid Rise	95.0%	270	1,133	1BR/1BA - $1,393 2BR/2BA - $1,627 3BR/2BA - $1,921	6.6 miles
Overture Apartments(3) 18442 Leesville Road Lynchburg, VA	2024-2025 / NAP	Mid Rise	95.2%	252	1,164	1BR/1BA - $1,397 2BR/2BA - $1,722 3BR/2BA - $1,867	7.2 miles

(1)	Sources: Appraisal and information provided by the borrower sponsor for Rosedale Apartments and Overture Apartments.
(2)	Based on the borrower rent roll dated October 31, 2025.
(3)	The Rosedale Apartments, The Vine Apartments and the Overture Apartments are also owned by the borrower sponsor.

Appraisal. The appraisal concluded to an “as-is” value for the Westyn Village Apartments Property of $104,150,000 as of September 18, 2025.

Environmental Matters. The Phase I environmental site assessment dated October 6, 2025 determined that there was no evidence of any recognized environmental conditions at the Westyn Village Apartments Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
52

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$69,500,000
1154 Westyn Village Way	Westyn Village Apartments	Cut-off Date LTV:	66.7%
Forest, VA 24551		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Westyn Village Apartments Property:

Cash Flow Analysis(1)
	12/31/2024(1)	9/30/2025 TTM		UW		UW Per Unit
Gross Potential Rent(2)	$6,482,080	$7,195,648		$7,382,736		$19,226
Utility Reimbursement(3)	$5,040	$229,161		$525,312		$1,368
Potential Gross Income	$6,487,120	$7,424,809		$7,908,048		$20,594
Vacancy/Credit Loss	$0	($141,854)		($369,137)		($961)
Other Income(4)	$117,861	$193,271		$92,918		$242
Effective Gross Income	$6,604,981	$7,476,226		$7,631,829		$19,875

Real Estate Taxes	$257,262	$257,324		$257,246		$670
Insurance	$32,781	$33,937		$129,743		$338
Other Operating Expenses	$888,601	$779,139		$1,434,917		$3,737
Total Operating Expenses	$1,178,644	$1,070,400		$1,821,906		$4,745

Net Operating Income	$5,426,337	$6,405,826		$5,809,924		$15,130
Replacement Reserves	$0	$0		$76,800		$200
Net Cash Flow	$5,426,337	$6,405,826		$5,733,124		$14,930

Occupancy	95.0%	98.7%	(5)	95.3%	(6)
NOI DSCR	1.20x	1.42x		1.29x
NCF DSCR	1.20x	1.42x		1.27x
NOI Debt Yield	7.8%	9.2%		8.4%
NCF Debt Yield	7.8%	9.2%		8.2%

(1)	The Westyn Village Apartments Property was constructed and leased up in phases from December 2022 through March 2024. Accordingly, additional historical operating information is not available.
(2)	UW Gross Potential Rent is based on the borrower rent roll dated October 31, 2025.
(3)	UW Utility Reimbursement is based on an $85/month utility fee and a $35/month amenity fee ($120/month) for 384 units at 95% vacancy annualized.
(4)	Other Income includes late fees, application fees, lease break fees, pet fees, security deposit forfeiture and miscellaneous income.
(5)	Represents occupancy based on the borrower rent roll dated October 31, 2025.
(6)	Based on economic vacancy.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $22,295 for taxes and (ii) approximately $11,893 for insurance.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $22,295.

Insurance – If there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, which currently equates to approximately $11,893. A blanket policy was not in place at loan origination.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $6,400 for replacement reserves.

Lockbox and Cash Management. The Westyn Village Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (as defined below) or an event of default, the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Westyn Village Apartments Property are required to be deposited by the borrower or property manager. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Westyn Village Apartments Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Westyn Village Apartments Mortgage Loan.

A “Cash Sweep Period” will commence when the debt service coverage ratio is less than 1.10x for any calendar quarter, and will end when the debt service coverage ratio equals or exceeds 1.15x for two consecutive calendar quarters. However, the borrower is permitted to avoid a Cash Sweep Period by depositing with the lender cash or a letter of credit in an amount which, if used to reduce the outstanding principal balance of the Westyn Village Apartments Mortgage Loan, would be sufficient to cause the debt service coverage ratio to equal or exceed 1.15x for two consecutive calendar quarters.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance in an amount equal to the full replacement cost of the Westyn Village Apartments Property and is required to obtain and maintain business interruption insurance for 18 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
53

Manufactured Housing – Manufactured Housing	Loan #4	Cut-off Date Balance:	$60,393,600
Various	Badger Portfolio	Cut-off Date LTV:	72.0%
Various, WI Various		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	8.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
54

Manufactured Housing – Manufactured Housing	Loan #4	Cut-off Date Balance:	$60,393,600
Various	Badger Portfolio	Cut-off Date LTV:	72.0%
Various, WI Various		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	8.2%

Wausau
Eau Claire
Weston
Kronenwetter
Marshfield
Stevens Point
Mondovi
Wisconsin Rapids
Nekoosa
Black River Falls
WISCONSIN
Winona
Holmen
Sparta
Tomah
Onalaska
La Crosse
New Lisbon
Mauston
MINNESOTA
Cashton
Westby
Viroqua
Caledonia
Wisconsin Dells
Lake Delton
Portage
Reedsburg
Baraboo
Richland Center
Lake Wisconsin
Decorah
IOWA
Waukon
Madison

Manitowoc
Oshkosh
Lake Winnebago
Chilton
New Holstein
Kiel
Cleveland
Ripon
Rosendale
St. Peter
Fond du Lac
Howards Grove
Sheboygan
Kohler
Sheboygan Falls
Plymouth
Waupun
Lake Michigan
Campbellsport
Random Lake
Cedar Grove
Kewaskum
Belgium
Mayville
Fredonia
Beaver Dam
Horicon
West Bend
Newburg
Juneau
Saukville
Port Washington
Hustisford
Slinger
Jackson
Grafton
Hartford
Cedarburg
Richfield
Germantown
Mequon
Watertown
Brown Deer
Oconomowoc
Menomonee Falls
Glendale
Shorewood
Brookfield
MILWAUKEE

Eau Claire
Marshfield
Green Bay
WISCONSIN
Sparta
Tomah
Cashton
Westby
Viroqua
Sheboygan
Madison
Milwaukee
Elkhorn
Racine

Richfield
Germantown
Mequon
Watertown
Brown Deer
Menomonee Falls
Oconomowoc
Glendale
Shorewood
Brookfield
MILWAUKEE
Waukesha
West Allis
Lake Michigan
New Berlin
Franklin
Fort Atkinson
Oak Creek
Muskego
Whitewater
East Troy
Racine
Janesville
Elkhorn
Burlington
Mount Pleasant
Delavan
Darien
Kenosha
Bristol
Twin Lakes
Pleasant Prairie
WISCONSIN
ILLINOIS
Antioch
Zion
Harvard
Spring Grove
Gurnee
Waukegan
Woodstock
Libertyville
North Chicago
Rockford
Marengo
Crystal Lake
Mundelein

Badger Portfolio

1	Oak Grove Terrace	Marshfield, WI
2	Sommer's Woodhaven	Sheboygan, WI
3	The Sparta	Sparta, WI
4	Riverside of Sparta	Sparta, WI
5	Land O'Lakes	Elkhorn, WI
6	Edgewood Terrace West	Tomah, WI
7	Cedar Meadows Westby North	Westby, WI
8	Cedar Meadows Viroqua	Viroqua, WI
9	Cedar Meadows Cashton	Cashton, WI
10	Cedar Meadows Westby South	Westby, WI
11	Edgewood Terrace East	Tomah, WI

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
55

Mortgage Loan No. 4 – Badger Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location(2):	Various, WI Various
Original Balance:	$60,393,600			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$60,393,600			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	6.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(2):	Various/NAP
Borrower Sponsors:	Joshua Hirth and Ezra Gontownik			Size(2):	1,109 Pads
Guarantors:	The Aviv Irrevocable Trust and			Cut-off Date Balance Per Pad:	$54,458
	The Sach Irrevocable Trust			Maturity Date Balance Per Pad:	$54,458
Mortgage Rate:	6.0330%			Property Manager:	Maplewood Communities LLC
Note Date:	11/21/2025				(borrower-related)
Maturity Date:	12/1/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$4,975,685
Amortization Term:	0 months			UW NCF:	$4,920,235
IO Period:	60 months			UW NOI Debt Yield:	8.2%
Seasoning:	0 months			UW NCF Debt Yield:	8.1%
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield at Maturity:	8.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:
Additional Debt Type:	NAP			Most Recent NOI:	$4,189,969 (10/31/2025 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI(3):	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(3):	NAV
				Most Recent Occupancy:	91.7% (11/1/2025)
Reserves(1)				2nd Most Recent Occupancy(3):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	NAV
RE Taxes:	$174,238	$32,839	NAP	Appraised Value (as of)(4):	$83,880,000 (Various)
Insurance:	$19,895	$4,974	NAP	Appraised Value Per Pad:	$75,636
Replacement Reserve:	$85,000	$4,621	NAP	Cut-off Date LTV Ratio:	72.0%
Deferred Maintenance Reserve:	$49,688	$0	NAP	Maturity Date LTV Ratio:	72.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$60,393,600	100.0%	Loan Payoff:	$36,341,886	60.2%
			Return of Equity:	$22,875,621	37.9%
			Closing Costs:	$847,272	1.4%
			Upfront Reserves:	$328,822	0.5%
Total Sources:	$60,393,600	100.0%	Total Uses:	$60,393,600	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	See “The Properties” section below.
(3)	The borrower sponsors acquired the Badger Portfolio Properties (as defined below) between August 2023 and August 2024. Complete historical NOI and occupancy are not available.
(4)	Individual appraisal dates for the Badger Portfolio Properties range from September 29, 2025 to October 30, 2025.

The Mortgage Loan. The fourth largest mortgage loan (the “Badger Portfolio Mortgage Loan”) is evidenced by two promissory notes, Note A-1 with an original principal balance of $50,000,000 and Note A-2 with an original principal balance of $10,393,600, with an aggregate original principal amount of $60,393,600, and secured by a first priority fee mortgage encumbering eleven manufactured housing communities located in Wisconsin (the “Badger Portfolio Properties”).

The Borrowers and the Borrower Sponsors. The borrowing entities are Oak Grove MHC LLC, Land O Lakes MHP LLC, Edgewood Terrace East LLC, Edgewood Terrace West LLC, Cedar Meadows Viroqua LLC, Cedar Meadows Westby South LLC, Cedar Meadows Westby North LLC, Cedar Meadows Cashton LLC, Riverside Sparta MHP 2 LLC, Riverside Sparta MHP LLC, Sparta MHP 2 LLC, The Sparta MHP LLC, and Sommer's Woodhaven MHC, LLC, each a Delaware limited liability company and a single purpose entity with two independent directors. The Sparta property is owned by two borrowing entities, Sparta MHP 2 LLC and The Sparta MHP LLC, as tenants-in-common. The Riverside of Sparta property is owned by two borrowing entities, Riverside Sparta MHP 2 LLC and Riverside Sparta MHP LLC, as tenants-in-common. The borrower sponsors are Joshua Hirth and Ezra Gontownik and the non-recourse carveout guarantors are The Aviv Irrevocable Trust and The Sach Irrevocable Trust. The Aviv Irrevocable Trust and The Sach Irrevocable Trust together own 100% of the Badger Portfolio Properties.

The Aviv Irrevocable Trust is wholly owned by Ezra Gontownik and The Sach Irrevocable Trust is wholly owned by Joshua Hirth. Joshua Hirth and Ezra Gontownik are the founders of Maplewood Communities, which was formed in 2022 and is a nationally recognized owner and operator of manufactured housing communities and apartment communities. Maplewood Communities owns and manages more than 20 manufactured housing communities totaling approximately 2,500 sites in Wisconsin, Iowa, Minnesota and Michigan. Joshua Hirth and Ezra Gontownik have additional commercial real estate experience, as they own multifamily, industrial, and medical office buildings in Florida and Wisconsin. The Aviv Irrevocable Trust has an ownership interest in 14 mobile home communities and two multifamily properties totaling 1,652 total pads and units (inclusive of the Badger Portfolio Properties). The Sach

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
56

Manufactured Housing – Manufactured Housing	Loan #4	Cut-off Date Balance:	$60,393,600
Various	Badger Portfolio	Cut-off Date LTV:	72.0%
Various, WI Various		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	8.2%

Irrevocable Trust has an ownership interest in 25 commercial real estate assets, including 20 mobile home communities (2,168 total pads, inclusive of the Badger Portfolio Properties), three retail assets, an industrial asset, and a medical office asset.

The Properties. The Badger Portfolio Properties are comprised of eleven all-age manufactured housing communities totaling 1,109 sites spanning across more than 222.77 acres. The Badger Portfolio Properties are located across eight cities, five counties, and four Metropolitan Statistical Areas (each, an “MSA”) throughout the state of Wisconsin. The Badger Portfolio Properties were built between 1948 and 2000, with total acreage ranging from 7.28-acres to 39.18-acres, with an average of 20.25-acres per property. The Badger Portfolio Properties include 1,106 mobile home sites, two apartment units, and one garage/storage unit, for a total unit count of 1,109 sites. The Badger Portfolio Properties include 35 park-owned homes (3.2% of total sites) and one rent-to-own home (0.09% of total sites), with all properties having public water and sewer connections. Only the pad rent was underwritten for the park-owned homes. The Badger Portfolio Properties were 91.7% occupied as of November 2025.

The borrower sponsors acquired the Badger Portfolio Properties between August 2023 and August 2024 from local, non-institutional investors. Since acquisition, the borrower sponsors have completed approximately $280,445 of capital expenditures. Occupancy at the Badger Portfolio Properties has increased from 89.4% as of year-end 2024 to 91.7% as of November 2025. Average in-place rents at the Badger Portfolio Properties have increased from $422 PSF as of year-end 2024 to $498 as of November 2025, representing an 18.0% increase.

The following tables presents certain information relating to the Badger Portfolio Properties, which are presented in descending order of their Allocated Loan Amount:

Portfolio Summary
Property Name City, State	Year Built / Renovated(1)	Allocated Loan Amount (“ALA”)	% of ALA	# of Pad Sites(2)	% of Total Pad Sites	Occ. %(3)	Appraised Value(1)(3)	% of Portfolio Appraised Value	UW NCF	% of Portfolio UW NCF
Oak Grove Terrace 1407 North Peach Avenue Marshfield, WI 54449	1961 / NAP	$10,700,000	17.7%	176	15.9%	84.7%	$13,790,000	16.4%	$790,714	16.1%
Sommer's Woodhaven 4441 South 12th Street Sheboygan, WI 53081	1948 / NAP	$8,100,000	13.4%	159	14.3%	93.7%	$12,140,000	14.5%	$742,044	15.1%
The Sparta 100 Avon Road Sparta, WI 54656	1984 / NAP	$7,350,000	12.2%	124	11.2%	99.2%	$10,440,000	12.4%	$571,657	11.6%
Riverside of Sparta 635 South K Street Sparta, WI 54656	1962 / NAP	$6,100,000	10.1%	99	8.9%	100.0%	$8,600,000	10.3%	$468,776	9.5%
Land O'Lakes 473 East Geneva Street Elkhorn, WI 53121	1955 / NAP	$6,000,000	9.9%	102	9.2%	91.2%	$8,410,000	10.0%	$464,576	9.4%
Edgewood Terrace West 297 James Street Tomah, WI 54660	1978 / NAP	$5,250,000	8.7%	119	10.7%	79.8%	$7,440,000	8.9%	$409,842	8.3%
Cedar Meadows Westby North 21 Taylor Street Westby, WI 54667	2000 / NAP	$4,400,000	7.3%	84	7.6%	91.7%	$5,980,000	7.1%	$394,758	8.0%
Cedar Meadows Viroqua 106 Beyer Street Viroqua, WI 54665	2000 / NAP	$3,943,600	6.5%	72	6.5%	100.0%	$5,090,000	6.1%	$345,414	7.0%
Cedar Meadows Cashton 2 Wavra Street Cashton, WI 54619	1989 / NAP	$3,850,000	6.4%	67	6.0%	98.5%	$4,980,000	5.9%	$333,988	6.8%
Cedar Meadows Westby South 62 Ash Street Westby, WI 54667	2000 / NAP	$3,000,000	5.0%	61	5.5%	98.4%	$4,380,000	5.2%	$273,001	5.5%
Edgewood Terrace East 425 Arthur Street Tomah, WI 54660	1970 / NAP	$1,700,000	2.8%	46	4.1%	73.9%	$2,630,000	3.1%	$125,465	2.5%
Total/Weighted Average		$60,393,600	100.0%	1,109	100.0%	91.7%	$83,880,000	100.0%	$4,920,235	100.0%

(1)	Information obtained from the appraisals.
(2)	Based on borrower rent rolls dated November 1, 2025.
(3)	Individual appraisal dates for the Badger Portfolio Properties range from September 29, 2025 to October 30, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
57

Manufactured Housing – Manufactured Housing	Loan #4	Cut-off Date Balance:	$60,393,600
Various	Badger Portfolio	Cut-off Date LTV:	72.0%
Various, WI Various		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	8.2%

The following table presents certain information with respect to the individual Badger Portfolio Properties:

Individual Property Summary(1)
Property Name	Total Pad Sites	Occupied Pad Sites	Occupancy	Avg Monthly Asking Rent/Pad	Avg Monthly Market Rent/Pad(2)
Oak Grove Terrace	176	149	84.7%	$546	$544
Sommer's Woodhaven	159	149	93.7%	$489	$500
The Sparta	124	123	99.2%	$537	$550
Riverside of Sparta	99	99	100.0%	$518	$554
Land O'Lakes	102	93	91.2%	$532	$525
Edgewood Terrace West	119	95	79.8%	$442	$450
Cedar Meadows Westby North	84	77	91.7%	$497	$467
Cedar Meadows Viroqua	72	72	100.0%	$451	$448
Cedar Meadows Cashton	67	66	98.5%	$461	$445
Cedar Meadows Westby South	61	60	98.4%	$458	$475
Edgewood Terrace East	46	34	73.9%	$440	$450
Total / Wtd. Avg.	1,109	1,017	91.7%	$498	$502

(1)	Based on borrower rent rolls dated November 1, 2025.
(2)	Information obtained from the appraisals.

The Market. The Badger Portfolio Properties are located throughout Wisconsin, specifically throughout eight cities, five counties, and four MSAs.

The following table presents a market summary and local demographic data related to the Badger Portfolio Properties:

Market Summary
Property Name City, State	MSA	Market Vacancy	2024 Estimated Population (within 1-mi. / 3-mi. / 5-mi- Radius)	2024 Estimated Average Household Income (within 1-mi. / 3-mi. / 5-mi- Radius)
Oak Grove Terrace 1407 North Peach Avenue Marshfield, WI 54449	Wausau, WI	3.0%	4,864 / 20,000 / 23,905	$76,269 / $89,877 / $93,549
Sommer's Woodhaven 4441 South 12th Street Sheboygan, WI 53081	Sheboygan, WI	5.0%	4,394 / 25,185 / 55,530	$117,593 / $89,694 / $87,467
The Sparta 100 Avon Road Sparta, WI 54656	La Crosse-Onalaska, WI-MN	3.0%	2,428 / 12,831 / 14,888	$79,184 / $81,893 / $85,528
Riverside of Sparta 635 South K Street Sparta, WI 54656	La Crosse-Onalaska, WI-MN	3.0%	6,462 / 12,539 / 14,889	$74,081 / $80,805 / $85,566
Land O'Lakes 473 East Geneva Street Elkhorn, WI 53121	Milwaukee-Waukesha-West Allis, WI	3.0%	3,690 / 11,105 / 18,594	$91,888 / $103,042 / $112,302
Edgewood Terrace West 297 James Street Tomah, WI 54660	La Crosse-Onalaska, WI-MN	3.0%	4,374 / 11,358 / 13,175	$91,646 / $83,696 / $85,819
Cedar Meadows Westby North 21 Taylor Street Westby, WI 54667	La Crosse-Onalaska, WI-MN	5.0%	1,163 / 3,131 / 4,692	$88,452 / $86,792 / $88,955
Cedar Meadows Viroqua 106 Beyer Street Viroqua, WI 54665	La Crosse-Onalaska, WI-MN	3.0%	1,874 / 5,745 / 7,434	$78,353 / $83,750 / $86,588
Cedar Meadows Cashton 2 Wavra Street Cashton, WI 54619	La Crosse-Onalaska, WI-MN	3.0%	1,221 / 2,047 / 3,472	$79,376 / $85,142 / $89,783
Cedar Meadows Westby South 62 Ash Street Westby, WI 54667	La Crosse-Onalaska, WI-MN	3.0%	1,764 / 3,361 / 4,968	$88,205 / $88,587 / $89,540
Edgewood Terrace East 425 Arthur Street Tomah, WI 54660	La Crosse-Onalaska, WI-MN	3.0%	4,850 / 11,092 / 13,576	$75,583 / $82,892 / $85,776

Source: Appraisals.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
58

Manufactured Housing – Manufactured Housing	Loan #4	Cut-off Date Balance:	$60,393,600
Various	Badger Portfolio	Cut-off Date LTV:	72.0%
Various, WI Various		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	8.2%

Appraisal. According to the individual appraisals with valuation as-of dates between September 29, 2025 to October 30, 2025, the Badger Portfolio Properties had an aggregate “As-is” value of $83,880,000.

Environmental Matters. According to the Phase I environmental site assessments dated between October 3, 2025 to October 30, 2025, there was no evidence of any recognized environmental conditions at the Badger Portfolio Properties. The Phase I environmental site assessment for The Sparta property identified two potential water well heads with a well head pit. An opinion of probable cost was obtained for the proper abandonment in accordance with state and federal regulatory requirements, which provided an estimate of $10,000. At loan closing, 150% ($15,000) of the estimated amount was reserved as part of the deferred maintenance reserve. See “Description of the Mortgage Pool–Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Badger Portfolio Properties:

Cash Flow Analysis(1)
	10/31/2025 TTM		UW		UW Per Pad
Gross Potential Rent(2)	$6,064,907		$6,628,840		$5,977
Concessions	($56,730)		$0		$0
Potential Gross Income	$6,008,177		$6,628,840		$5,977
(Vacancy & Credit Loss)	($756,890)		($554,748)		($500)
Other Income(3)	$431,462		$429,665		$387
Reimbursements	$501,787		$526,090		$474
Effective Gross Income	$6,184,536		$7,029,847		$6,339

Real Estate Taxes	$440,383		$453,594		$409
Insurance	$50,972		$54,261		$49
Other operating expenses	$1,503,212		$1,546,306		$1,394
Total Operating Expenses	$1,994,567		$2,054,162		$1,852

Net Operating Income	$4,189,969		$4,975,685		$4,487
Replacement Reserves	$0		$55,450		$50
Net Cash Flow	$4,189,969		$4,920,235		$4,437

Occupancy %	91.7%	(4)	91.6%	(5)
NOI DSCR	1.13x		1.35x
NCF DSCR	1.13x		1.33x
NOI Debt Yield	6.9%		8.2%
NCF Debt Yield	6.9%		8.1%

(1)	The borrower sponsors acquired the Badger Portfolio Properties between August 2023 and August 2024. Complete historical operating information is not available.
(2)	Based on borrower rent rolls as of November 1, 2025 rent roll for actual rents plus vacant units grossed up at the appraiser's concluded market rent.
(3)	Other Income includes application fees, late fees, pet fees and miscellaneous other income.
(4)	Based on the borrower rent rolls as of November 1, 2025.
(5)	Represents economic occupancy.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $174,238 into a real estate tax reserve account, (ii) $19,895 into an insurance reserve account, (iii) $85,000 into a replacement reserve account and (iv) $49,688 into a deferred maintenance reserve account.

Real Estate Taxes – The borrower is required to deposit monthly 1/12th of the estimated annual real estate taxes for the Badger Portfolio Properties (currently approximately $32,839).

Insurance – If there is no approved blanket policy in place, the borrower is required to deposit monthly 1/12th of the estimated annual insurance payments for the Badger Portfolio Properties (currently approximately $4,974). A blanket policy was not in place at loan origination.

Replacement Reserve – The borrower is required on each monthly payment date to deposit approximately $4,621 into a replacement reserve account.

Lockbox and Cash Management. The Badger Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (defined below) or an event of default, the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Badger Portfolio Properties are required to be deposited by the borrower. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Badger Portfolio Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Badger Portfolio Mortgage Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
59

Manufactured Housing – Manufactured Housing	Loan #4	Cut-off Date Balance:	$60,393,600
Various	Badger Portfolio	Cut-off Date LTV:	72.0%
Various, WI Various		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	8.2%

A “Cash Sweep Period” will commence upon the debt service coverage ratio falling below 1.15x for any calendar quarter, and will expire upon the debt service coverage ratio being at least 1.15x for two consecutive calendar quarters or when the borrower has deposited with lender $350,000 in the form of cash or a letter of credit.

Release of Property. At any time after the 60-day period following the anticipated closing date of the BANK5 2025-5YR19 securitization trust in December 2025, the borrowers have the right to obtain the release of any individual Badger Portfolio property upon satisfaction of the following conditions, among others: (i) payment of a release price equal to 115% of the allocated loan amount of such Badger Portfolio individual property and applicable yield maintenance, (ii) after giving effect to such release, the debt service coverage ratio of the remaining Badger Portfolio Properties is not less than the greater of the debt service coverage ratio immediately preceding the release and 1.33x, (iii) after giving effect to such release, the debt yield of the remaining Badger Portfolio Properties is not less than the greater of the debt yield immediately preceding the release and 8.15%, (iv) the loan-to-value ratio for the remaining properties is not more than the lesser of the loan-to-value ratio preceding the release and 72%, and (v) satisfaction of REMIC related conditions.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and are required to obtain and maintain business interruption insurance for 12 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
60

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$45,400,000
18442 Leesville Road	Overture Apartments	Cut-off Date LTV:	64.0%
Lynchburg, VA 24502		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
61

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$45,400,000
18442 Leesville Road	Overture Apartments	Cut-off Date LTV:	64.0%
Lynchburg, VA 24502		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.5%

Overture Apartments
18442 Leesville Road
Lynchburg, VA 24502
Lynchburg
Forest
Timberlake
Windcrest Manor
Boonsboro
Waterton
Madison Heights
Rustburg
AMHERST COUNTY
BEDFORD COUNTY
CAMPBELL COUNTY
Lynchburg Regional Airport
New London Airport
Liberty University
Liberty University College of Osteopathic Medicine
Liberty University Astronomical Observatory
Liberty Arena
River Ridge Mall
Fort Hill Village
Chestnut Hills Shopping Ctr.
Virginia University - Lynchburg
DOWNTOWN LYNCHBURG
Lynchburg Museum
The Plaza Shopping Center
University of Lynchburg
Centra Lynchburg Hospital
Forest Hills Shopping Ctr.
Centra Virginia Baptist Hospital
Randolph College
Boonsboro Shopping Ctr.
Peaks View Park
Lakeside Crossing
J Crew Distribution Center
Brookville Plaza
Timbrook Square
Waterlick Plaza
Poplar Forest
Forest Square
London Downs Golf Club
Amelon Square
James River
Rivermont Ave
Lynchburg Expwy
Forest Rd
Graves Mill Rd
Timberlake Rd
Leesville Rd
Lynchburg Hwy
Thomas Jefferson Rd
Bellevue Rd
New London Rd
Wards Rd
Colonial Hwy

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
62

Mortgage Loan No. 5 – Overture Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	Lynchburg, VA 24502
Original Balance:	$45,400,000			General Property Type:	Multifamily
Cut-off Date Balance:	$45,400,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	4.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2024-2025/NAP
Borrower Sponsor:	TPB Properties			Size:	252 Units
Guarantor:	Thomas Bell			Cut-off Date Balance per Unit:	$180,159
Mortgage Rate:	6.3800%			Maturity Date Balance per Unit:	$180,159
Note Date:	11/13/2025			Property Manager:	TPB Property Management LLC
Maturity Date:	12/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$3,871,971
IO Period:	60 months			UW NCF:	$3,821,571
Seasoning:	0 months			UW NOI Debt Yield:	8.5%
Prepayment Provisions:	L(24),YM1(29),O(7)			UW NCF Debt Yield:	8.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	8.5%
Additional Debt Type:	NAP			UW NCF DSCR:	1.30x
Additional Debt Balance:	NAP			Most Recent NOI(2):	$4,572,633 (9/30/2025 T-3 Ann.)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$2,648,975 (9/30/2025 TTM)
				3rd Most Recent NOI(2):	NAV
				Most Recent Occupancy:	95.2% (10/3/2025)
Reserves(1)				2nd Most Recent Occupancy(2):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	NAV
RE Taxes:	$13,283	$13,283	NAP	Appraised Value (as of):	$70,890,000 (9/18/2025)
Insurance:	$7,741	$7,741	NAP	Appraised Value per Unit:	$281,310
Replacement Reserve:	$0	$4,200	NAP	Cut-off Date LTV Ratio:	64.0%
Environmental Reserve:	$6,350	$0	NAP	Maturity Date LTV Ratio:	64.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$45,400,000	100.0%	Loan Payoff:	$31,693,156	69.8%
			Return of Equity:	$12,967,043	28.6%
			Closing Costs:	$712,427	1.6%
			Reserves:	$27,374	0.1%
Total Sources:	$45,400,000	100.0%	Total Uses:	$45,400,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	The Overture Apartments Property (as defined below) was constructed and leased up in phases from June 2024 through April 2025. Accordingly, complete historical NOI and Occupancy are not available.

The Mortgage Loan. The fifth largest mortgage loan (the “Overture Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $45,400,000 and secured by a first priority fee mortgage encumbering a 252-unit mid-rise multifamily property located in Lynchburg, Virginia (the “Overture Apartments Property”).

The Borrower and the Borrower Sponsor. The borrower is Overture Apartments, LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor is TPB Properties and the non-recourse carveout guarantor is Thomas Bell (who is also the non-recourse carveout guarantor for the Westyn Village Apartments Mortgage Loan).

TPB Properties is a real estate development company based in Lynchburg, Virginia that specializes in land development, commercial construction, multi-family construction, home-building and property management. Founded by Thomas Bell in 2018, TPB Properties and its affiliate Thomas Builders of Virginia (founded in 2006) have completed over 150 luxury residential homes, 16 retail projects (including WaWa, Sheetz, Chipotle and Dunkin Donuts stores), and seven multifamily projects (2,126 units), including three additional properties in the Lynchburg area, known as Rosedale Apartments, The Vine Apartments and the Westyn Village Apartments Property (included in this pool). Thomas Bell is the 100.0% owner of all of his real estate holdings.

The Property. The Overture Apartments Property consists of a Class A, 252-unit mid-rise multifamily property located in Lynchburg, Virginia. Constructed between 2024-2025, the Overture Apartments Property is situated on a 13.02-acre site that includes 490 parking spaces (1.9 spaces per unit). The Overture Apartments Property is comprised of five four-story apartment buildings totaling 293,274 SF of NRA and a two-story building housing the leasing office and the clubhouse, which contains a salt-water swimming pool, rooftop lounge and a 24-hour fitness center.

The borrower sponsor acquired the Overture Apartments Property as vacant land in 2021 for an allocated price of approximately $2,850,000 and developed the Overture Apartments Property at a total construction cost of approximately $44,427,414. Units at the Overture Apartments Property were delivered in

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
63

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$45,400,000
18442 Leesville Road	Overture Apartments	Cut-off Date LTV:	64.0%
Lynchburg, VA 24502		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.5%

phases from June 2024 to April 2025. The Overture Apartments Property leased up at an average of 18 units per month and achieved 92.0% occupancy by June 2025. There were no concessions offered during the lease-up period. As of October 3, 2025, the Overture Apartments Property was 95.2% occupied. The Overture Apartments Property is located less than five miles from Liberty University. As of the October 3, 2025 rent roll, there were 33 student leases (13.1% of total units), which are signed on a whole-unit basis for a minimum of 12-month terms and require a guarantor.

The unit mix consists of 131 1BR/1BA units, 37 2BR/2BA units and 84 3BR/2BA units. Unit amenities include quartz countertops, stainless steel appliances, nine to eleven-foot ceilings, private patios/balconies and full-size washers and dryers. All units are rented at market rent, with no restricted leases. Leases include a utility fee of $120 per month that covers water, trash and internet.

The following table presents certain information relating to the unit mix at the Overture Apartments Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1 BR 1 BA	131	122	93.1%	902	118,104	$1,397	$1,325
2 BR 2 BA	37	35	94.6%	1,110	41,054	$1,722	$1,650
3 BR 2 BA	84	83	98.8%	1,597	134,116	$1,867	$1,860
Total/Wtd. Avg.	252	240	95.2%	1,164	293,274	$1,607	$1,551

(1)	Based on the borrower rent roll dated October 3, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

The Market. The Overture Apartments Property is located in Lynchburg, Virginia on the west side of Leesville Road, which has an interchange with U.S. Route 460 (Lynchburg Highway) to the south. U.S. Route 460 provides the Overture Apartments Property direct access to Lynchburg downtown in approximately eleven miles and Liberty University in less than five miles. Liberty University is a major demand generator and employer in the Lynchburg area. As of September 2024, Liberty University had a total enrollment of 124,000, with 16,131 attending locally on campus. The immediate area is primarily residential. Leesville Road Elementary School is approximately 1.6 miles north of the Overture Apartments Property.

Lynchburg is in central Virginia approximately 40 miles east of Roanoke. The largest employment sectors in the Lynchburg Metropolitan Statistical Area (the “MSA”) include education and health services (19.8%), trade, transportation and utilities (17.8%), manufacturing (13.0%) and leisure and hospitality (10.8%). The major employers in the MSA include BWX Technologies Inc., Centra Lynchburg General Hospital, Centra Health, BWXT Nuclear Operations Group Inc. and J.Crew Distribution Center.

The Overture Apartments Property is located in the Lynchburg apartment submarket, within the Lynchburg - VA USA apartment market. According to the appraisal, as of the second quarter of 2025, the Lynchburg - VA USA apartment market had an inventory of 12,563 units, a vacancy rate of 12.2%, and an average asking rental rate of $1,206 per unit, while the Lynchburg apartment submarket had an inventory of 2,884 units, a vacancy rate of 11.2%, and an average asking rental rate of $1,110 per unit. According to the appraisal, vacancy is expected to tighten over the next 12 months, with a projected vacancy of 7.4% for the second quarter of 2026. According to the appraisal, there is no new construction currently planned in the submarket.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the Overture Apartments Property was 2,873, 26,433 and 62,641, respectively. The estimated 2025 median household income within the same radii was $62,249, $65,395 and $66,047, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
64

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$45,400,000
18442 Leesville Road	Overture Apartments	Cut-off Date LTV:	64.0%
Lynchburg, VA 24502		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.5%

The following table presents information regarding certain competitive properties to the Overture Apartments Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built / Renovated	Property Subtype	Total Occupancy	Number of Units	Average SF per Unit	Average Rent per Month	Distance to Subject
Overture Apartments 18442 Leesville Road Lynchburg, VA	2024-2025 / NAP	Mid Rise	95.2%(2)	252(2)	1,164	1BR/1BA - $1,397(2) 2BR/2BA - $1,722(2) 3BR/2BA - $1,867(2)	-
Palisades at Hunter’s Creek 1230 Cottontown Road Forest, VA	2018 / NAP	Garden	90.0%	276	961	1BR/1BA - $1,195 2BR/2BA - $1,595 3BR/2BA - $1,678	7.0 miles
Logan’s Landing 6343 Logans Lane Lynchburg, VA	2020 / NAP	Mid Rise	96.0%	174	1,022	1BR/1BA - $1,285 2BR/2BA - $1,527 3BR/2BA - $1,700	5.0 miles
Rosedale Apartments(3) 1600 Rosedale Boulevard Lynchburg, VA	2023-2025 / NAP	Mid Rise	94.7%	494	1,144	1BR/1BA - $1,325 2BR/1BA - $1,599 2BR/2BA - $1,757 3BR/2BA - $1,877	6.1 miles
The Vine Apartments(3) 2121 Langhorne Road Lynchburg, VA	2025 / NAP	Garden	61.0%	216	1,251	1BR/1BA - $1,310 2BR/2BA - $1,555 3BR/2BA - $1,664	11.3 miles
West Edge Apartments 200 West Edge Way Lynchburg, VA	2021 / NAP	Mid Rise	95.0%	270	1,133	1BR/1BA - $1,393 2BR/2BA - $1,627 3BR/2BA - $1,921	3.9 miles
Westyn Village Apartments(3) 1154 Westyn Village Way Forest, VA	2022-2024 / NAP	Garden	98.7%	384	1,087	1BR/1BA - $1,411 2BR/2BA - $1,685 3BR/2BA - $1,854	7.2 miles

(1)	Sources: Appraisal and information provided by the borrower sponsor for Rosedale Apartments and Westyn Village Apartments.
(2)	Based on the borrower rent roll dated October 3, 2025.
(3)	The Rosedale Apartments, The Vine Apartments and Westyn Village Apartments are also owned by the borrower sponsor.

Appraisal. The appraisal concluded to an “as-is” value for the Overture Apartments Property of $70,890,000 as of September 18, 2025.

Environmental Matters. The Phase I environmental site assessment dated October 6, 2025 found no evidence of recognized environmental conditions at the Overture Apartments Property, however, it identified the presence of elevated radon concentrations in two of the buildings. The borrower was required to reserve $6,350 (100% of the contracted cost) for additional radon testing and mitigation and is required pursuant to the Overture Apartments Mortgage Loan documents to complete such work by May 12, 2026 (180 days from the loan origination date). See “Description of the Mortgage Pool–Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
65

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$45,400,000
18442 Leesville Road	Overture Apartments	Cut-off Date LTV:	64.0%
Lynchburg, VA 24502		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Overture Apartments Property:

Cash Flow Analysis(1)
	9/30/2025 TTM	(1)	9/30/2025 T3 Ann.	(1)	UW		UW Per Unit
Gross Potential Rent(2)	$4,145,838		$4,879,164		$4,839,793		$19,206
Utility Reimbursement	$210,123		$327,488		$372,192		$1,477
Potential Gross Income	$4,355,961		$5,206,652		$5,211,985		$20,682
Vacancy/Credit Loss	($1,236,394)		($117,936)		($241,990)		($960)
Other Income(3)	$64,943		$93,274		$82,776		$328
Effective Gross Income	$3,184,510		$5,181,990		$5,052,771		$20,051

Real Estate Taxes	$72,533		$72,533		$135,654		$538
Insurance	$35,520		$35,520		$85,077		$338
Other Operating Expenses	$427,482		$501,304		$960,069		$3,810
Total Operating Expenses	$535,535		$609,357		$1,180,800		$4,686

Net Operating Income	$2,648,975		$4,572,633		$3,871,971		$15,365
Replacement Reserves	$0		$0		$50,400		$200
Net Cash Flow	$2,648,975		$4,572,633		$3,821,571		$15,165

Occupancy	95.2%	(4)	95.2%	(4)	95.4%	(5)
NOI DSCR	0.90x		1.56x		1.32x
NCF DSCR	0.90x		1.56x		1.30x
NOI Debt Yield	5.8%		10.1%		8.5%
NCF Debt Yield	5.8%		10.1%		8.4%

(1)	The Overture Apartments Property was constructed and leased up in phases from June 2024 through April 2025. Additional historical periods are not available.
(2)	UW Gross Potential Rent is based on the borrower rent roll dated October 3, 2025.
(3)	Other Income includes late fees, application fees, pet fees and miscellaneous income.
(4)	Represents occupancy based on the borrower rent roll dated October 3, 2025.
(5)	Based on economic vacancy.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $13,283 for taxes (ii) approximately $7,741 for insurance and (iii) $6,350 for an environmental reserve.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $13,283.

Insurance – If there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, which currently equates to approximately $7,741. A blanket policy was not in place at loan origination.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $4,200 for replacement reserves.

Environmental Reserve – The borrower was required to reserve $6,350 (100% of the contracted cost) for additional radon testing and mitigation that pursuant to the Overture Apartments Mortgage Loan documents is required to be completed by May 12, 2026 (180 days from the loan origination date). See “Environmental Matters” above.

Lockbox and Cash Management. The Overture Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (as defined below) or an event of default, the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Overture Apartments Property are required to be deposited by the borrower or property manager. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Overture Apartments Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Overture Apartments Mortgage Loan.

A “Cash Sweep Period” will commence when the debt service coverage ratio is less than 1.10x for any calendar quarter, and will end when the debt service coverage ratio equals or exceeds 1.15x for two consecutive calendar quarters. However, the borrower is permitted to avoid a Cash Sweep Period by depositing with the lender cash or a letter of credit in an amount which, if used to reduce the outstanding principal balance of the Overture Apartments Mortgage Loan, would be sufficient to cause the debt service coverage ratio to equal or exceed 1.15x for two consecutive calendar quarters.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
66

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$45,400,000
18442 Leesville Road	Overture Apartments	Cut-off Date LTV:	64.0%
Lynchburg, VA 24502		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.5%

Terrorism Insurance. The borrower is required to obtain and maintain property insurance in an amount equal to the full replacement cost of the Overture Apartments Property and is required to obtain and maintain business interruption insurance for 18 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
67

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
132-178 Fulton Avenue	The Hub	Cut-off Date LTV:	60.0%
Hempstead, NY 11550		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
68

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
132-178 Fulton Avenue	The Hub	Cut-off Date LTV:	60.0%
Hempstead, NY 11550		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
69

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
132-178 Fulton Avenue	The Hub	Cut-off Date LTV:	60.0%
Hempstead, NY 11550		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

L.I. Expwy.
495
Northern State Pkwy.
Albertson
ALBERTSON
LIRR OYSTER BAY BRANCH
I.U. Willets Rd.
Post Rd.
25
Wheatley Hills Golf Club
Searingtown
Williston Park
Jericho Tpke.
Northern State Pkwy.
New Cassel
LaGuardia Airport 12 miles
Manhasset Hills
Herricks Rd.
Hillside Ave.
EAST WILLISTON
Westbury
Lake Success Shopping Center
25B
25
Country Glen Center
WESTBURY
Old Country Rd.
North New Hyde Park
Denton Rd.
Jericho Tpke.
LIRR PORT JEFFERSON BRANCH
The Gallery at Westbury Plaza
The Mall at The Source
Salisbury
Salisbury Park Dr.
City Park Plaza
Mineola
Old Country Rd.
M
Westbury Plaza
Merrick Ave.
Garden City Park
MINEOLA
NYU Winthrop Hospital
Nassau Co. Court House
Roosevelt Field Shopping Ctr.
Meadowbrook State Pkwy.
Eisenhower County Park Golf Courses
New Hyde Park
25
MERILLON AVE
Garden City Golf Club
Franklin Ave.
Washington Ave.
Stewart Ave.
Nassau Community College
Park Blvd.
Jericho Tpke.
LIRR
NEW HYDE PARK
Garden City
Eisenhower Park
Mitchel Field
Stewart Ave.
LIRR
HEMPSTEAD
BRANCH
COUNTRY LIFE PRESS
Nassau Veterans Mem. Coliseum
24
STEWART MANOR
Garden City Country Club
NASSAU BLVD
Adelphi University
GARDEN CITY
Tulip Ave.
Hofstra University
102
Cherry Valley Club
Clinton St.
James M. Shuart Stadium
Nassau Blvd.
Westminster Rd.
HEMPSTEAD
24
Franklin Square
Nassau Co. District Court
102
Front St.
East Meadow
Hempstead Village Commons
M
Uniondale
Hempstead Tpke.
24
Meacham Ave.
Franklin Ave.
WEST HEMPSTEAD
Hempstead
Jerusalem Ave.
West Hempstead
The Hub
132-178 Fulton Avenue
Hempstead, NY 11550
Merrick Ave.
Dogwood Ave.
HEMPSTEAD GARDENS
NASSAU COUNTY
Nassau Rd.
Southern State Pkwy.
Park Ave.
S0
Peninsula Blvd.
Mercy Hospital
Molloy College
S0
North Merrick
LAKEVIEW
Southern State Pkwy.
S0
Malverne
Rockville Links Club
Lakeview
LIRR WEST HEMPSTEAD BRANCH
Hempstead Lake
Rockville Centre
MALVERNE
Emerson Pl.
Cornwell Ave.
Ocean Ave.
Hempstead Ave.
Long Beach Rd.
WESTWOOD
LIRR
Valley Stream
Lakeview Ave.
Peninsula Blvd.
Lynbrook
ROCKVILLE CENTRE
LIRR BABYLON BRANCH
27
27
LYNBROOK
Sunrise Hwy.
Lincoln Ave.
Peninsula Blvd.
South Nassau Communities Hospital
CENTRE AVE
Foxhurst Rd.
Hewlett
East Rockaway
Oceanside
CONN.
STAMFORD
NEW JERSEY
YONKERS
Long Island Sound
BRONX
LONG ISLAND
MANHATTAN
QUEENS
NEW YORK CITY
Hempstead
Levittown
BROOKLYN
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
70

Mortgage Loan No. 6 – The Hub

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	Hempstead, NY 11550
Original Balance:	$42,000,000			General Property Type:	Retail
Cut-off Date Balance:	$42,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	4.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1975/2000-2001
Borrower Sponsors:	Spencer F. An and Joshua Agus			Size:	248,351 SF
Guarantors:	Bogopa Enterprises, Inc.,			Cut-off Date Balance PSF:	$169
	Spencer F. An and Joshua Agus			Maturity Date Balance PSF:	$169
Mortgage Rate:	6.3640%			Property Manager:	Booth Street Management LLC
Note Date:	11/25/2025				(borrower-related)
Maturity Date:	12/11/2030
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(2):	$3,879,373
Seasoning:	0 months			UW NCF:	$3,765,461
Prepayment Provisions:	L(24),D(32),O(4)			UW NOI Debt Yield:	9.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	9.0%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	9.2%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.39x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$3,804,849 (9/30/2025 TTM)
Reserves(1)				2nd Most Recent NOI(2):	$3,049,419 (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$3,240,296 (12/31/2022)
RE Taxes:	$99,315	$167,635	NAP	Most Recent Occupancy:	99.5% (9/1/2025)
Insurance:	$162,310	$23,188	NAP	2nd Most Recent Occupancy(3):	NAV
Replacement Reserve:	$0	$3,311	NAP	3rd Most Recent Occupancy(3):	NAV
TI/LC Reserve:	$500,000	Springing	$500,000	Appraised Value (as of):	$70,000,000 (9/30/2025)
Immediate Repairs Reserve:	$24,150	$0	NAP	Appraised Value PSF:	$282
Rent Concession Reserve:	$68,680	$0	NAP	Cut-off Date LTV Ratio:	60.0%
Existing TI/LC Reserve:	$220,222	$0	NAP	Maturity Date LTV Ratio:	60.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$42,000,000	100.0%	Loan Payoff:	$35,973,290	85.7%
			Return of Equity:	$4,460,322	10.6%
			Upfront Reserves:	$1,074,677	2.6%
			Closing Costs:	$491,711	1.2%
Total Sources:	$42,000,000	100.0%	Total Uses:	$42,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The increase in Net Operating Income between 2023 and UW was primarily due to five new and renewal leases (30.5% NRA and 53.7% of UW base rent) commencing between February 1, 2023 and September 1, 2026.
(3)	The borrower sponsors acquired The Hub Property (as defined below) in 2024, and the seller did not provide historical occupancy information.

The Mortgage Loan. The sixth largest mortgage loan (the “The Hub Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $42,000,000 and secured by the fee interest in a 248,351 SF anchored retail property located in Hempstead, New York (the “The Hub Property”).

The Borrower and the Borrower Sponsors. The borrower is The Hub Property Owner LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsors and non-recourse carveout guarantors are Spencer F. An and Joshua Agus.

Spencer F. An is the Chairman of Bogopa Enterprises, Inc. (“Bogopa”). Bogopa, operating as Food Bazaar, is a family-owned supermarket chain founded in 1988 and has more than 32 stores across New York, New Jersey, and Connecticut.

Joshua Agus serves as principal of Agus Holdings, a privately held real estate investment and management firm based in New York City, specializing in commercial retail properties throughout the greater New York and New Jersey area. With nearly 30 years of industry experience, the company has built a portfolio encompassing approximately one million square feet of retail space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
71

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
132-178 Fulton Avenue	The Hub	Cut-off Date LTV:	60.0%
Hempstead, NY 11550		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

The Property. The Hub Property is a multi-tenant anchored retail center totaling 248,351 SF, located in Hempstead, New York. Built in 1975 and most recently renovated in 2000-2001, the property is situated on a 25.1-acre site and comprises five retail buildings. The property is anchored by Home Depot, which owns its improvements, and Food Bazaar with other notable tenants including Old Navy, Snipes and Five Below. The property contains 1,190 surface and garage parking spaces, resulting in a parking ratio of 4.79 spaces per 1,000 SF of rentable area. As of September 1, 2025, The Hub Property was 99.5% leased to 11 tenants and has a weighted-average remaining lease term of 8.6 years.

Major Tenants.

Bogopa Hempstead Inc (65,045 SF; 26.2% of NRA; 43.5% of underwritten base rent). Founded in 1988 and headquartered in Brooklyn, New York, Bogopa Service Corp. is a privately-owned company that operates supermarkets under the name Food Bazaar Supermarket. Bogopa Hempstead Inc’s stores specialize in providing international and mainstream groceries and operates 32 Food Bazaar Supermarket locations in the Tri-State metropolitan area, encompassing New York, New Jersey, and Connecticut with over 4,000 employees. Bogopa Hempstead Inc provided year to date sales for Food Bazaar as of October 11, 2025 of $19,035,739 ($293 PSF). Bogopa Hempstead Inc has been a tenant at The Hub Property since September 2024, has a lease expiration in October 2044, has two, ten-year renewal options remaining and no termination options. Bogopa Enterprises Inc. is the guarantor for the Food Bazaar lease, has a 60% indirect ownership interest in the Borrower and is one of the carve-out guarantors for The Hub Mortgage Loan.

Home Depot U.S.A., Inc (134,821 SF; 54.3% of NRA; 19.5% of underwritten base rent). Founded in 1978 and based in Atlanta, Georgia, Home Depot U.S.A., Inc is the world’s largest home improvement specialty retailer, operating a total of approximately 2,350 stores throughout the US, Canada, Mexico, and several US territories as of the first quarter of fiscal year 2025. Home Depot U.S.A., Inc reported revenue of approximately $45.3 billion, up 4.87% year-over-year. Home Depot U.S.A. Inc has been a ground lessee at The Hub Property since June 2000, having constructed its own improvements, and has a lease expiration in January 2031, with eight, five-year renewal options remaining and no termination options.

Old Navy (17,542 SF; 7.1% of NRA; 9.8% of underwritten base rent). Founded in 1994 and headquartered in San Francisco, California, Old Navy is a retail company that sells clothing and accessories for men, women, and children. Old Navy operates over 1,200 store locations, primarily in the United States and Canada. Old Navy is a division and subsidiary of its parent company, Gap Inc., and the company reported net sales of approximately $8.4 billion for the fiscal year 2024. Old Navy has been a tenant at The Hub Property since June 2001, has a lease expiration in June 2027, and has no renewal or termination options.

The following table presents certain information relating to the tenancy at The Hub Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Option (Y/N)
Major Tenants
Bogopa Hempstead Inc(3)	NR/NR/NR	65,045	26.2%	$1,891,125	43.5%	$29.07	10/31/2044	2 x 10 yrs	N
Home Depot U.S.A., Inc(4)	A/A2/A	134,821	54.3%	$849,507	19.5%	$6.30	1/31/2031	8 x 5 yrs	N
Old Navy	NR/NR/NR	17,542	7.1%	$424,516	9.8%	$24.20	6/30/2027	None	N
JPMorgan Chase Bank	AA/A1/A	4,150	1.7%	$250,121	5.8%	$60.27	8/31/2031	2 x 5 yrs	N
Snipes USA (Jako Enterprise)	NR/NR/NR	6,205	2.5%	$232,812	5.4%	$37.52	11/30/2033	1 x 5 yrs	N
Major Tenant Subtotal/Wtd. Avg.		227,763	91.7%	$3,648,081	83.9%	$16.02

Non-Major Tenants		19,300	7.8%	$699,062	16.1%	$36.22
Occupied Collateral Subtotal/Wtd. Avg.		247,063	99.5%	$4,347,143	100.0%	$17.60

Vacant Space		1,288	0.5%
Total/Wtd. Avg.		248,351	100.0%

(1)	Information is based on the underwritten rent roll dated September 1, 2025.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	One of the guarantors, Bogopa Enterprises, Inc. is the guarantor for the Bogopa Hempstead Inc lease, and has a 60.0% indirect ownership interest in the borrower.
(4)	Home Depot U.S.A., Inc. owns its own improvements.

The following table presents a summary of sales and occupancy costs for certain Major Tenants at The Hub Property.

Tenant Sales (1) (2)
	10/11/2025 YTD Sales(3)	10/11/2025 YTD Sales (PSF)(3)	Occupancy Cost(4)
Bogopa Hempstead Inc	$19,035,739	$293	11.2%

(1)	Information obtained from the borrower.
(2)	Tenants shown in the Tenant Summary table above and not included in the Tenant Sales table are not required to report sales.
(3)	Represents sales as from January 1, 2025 through October 11, 2025; this does not include a full year of sales. Annualizing YTD sales would result in sales of $376 PSF.
(4)	Occupancy cost is based on underwritten base rent and reimbursements adjusted to the reported sales period of January 1, 2025 to October 11, 2025 divided by most recent reported sales of the same time period.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
72

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
132-178 Fulton Avenue	The Hub	Cut-off Date LTV:	60.0%
Hempstead, NY 11550		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to the lease rollover schedule at The Hub Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	17,542	7.1%	7.1%	$424,516	9.8%	9.8%	$24.20
2028	1	1,154	0.5%	7.5%	$38,082	0.9%	10.6%	$33.00
2029	1	8,660	3.5%	11.0%	$209,572	4.8%	15.5%	$24.20
2030	1	3,698	1.5%	12.5%	$151,544	3.5%	18.9%	$40.98
2031	2	138,971	56.0%	68.5%	$1,099,628	25.3%	44.2%	$7.91
2032	2	3,768	1.5%	70.0%	$162,504	3.7%	48.0%	$43.13
2033	1	6,205	2.5%	72.5%	$232,812	5.4%	53.3%	$37.52
2034	0	0	0.0%	72.5%	$0	0.0%	53.3%	$0.00
2035	0	0	0.0%	72.5%	$0	0.0%	53.3%	$0.00
2036 & Thereafter	2	67,065	27.0%	99.5%	$2,028,485	46.7%	100.0%	$30.25
Vacant	0	1,288	0.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	11	248,351	100.0%		$4,347,143	100.0%		$17.60(3)

(1)	Information is based on the underwritten rent roll dated September 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Hub Property is located in Hempstead, New York. The Hub Property is positioned within the southeast quadrant of Fulton Avenue and Cathedral Avenue within the primary commercial corridor of Hempstead, with daily traffic counts of 20,800 vehicles on Fulton Avenue and 20,400 vehicles on Front Street. The Hub Property is situated 18 miles east of Manhattan and is well-connected to major regional thoroughfares, which provide direct access to Interstate 495. Public transportation options include the Long Island Railroad and Nassau Inter-County Express bus service, enhancing connectivity for commuters. The property has a Walk Score of 87, indicating a highly walkable environment. Major employers include JPMorgan Chase & Co., Citigroup, Verizon Communications, Goldman Sachs Group, and Morgan Stanley, along with healthcare and educational institutions.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 39,539, 231,033 and 643,293, respectively, and the average household income within the same radii was $112,582, $169,415 and $174,480, respectively.

According to the appraisal, The Hub Property is located within the Central Nassau submarket of the Long Island retail market. As of June 2025, the submarket reported total inventory of approximately 18.24 million SF with a 4.37% vacancy rate and average asking rent of $40.24 PSF. The appraisal concluded market rents for The Hub Property ranging from $10.00 PSF for the Anchor Space to $70.00 for Retail Bank Space (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for The Hub Property:

Market Rent Summary
	Anchor	Grocery Anchor	Junior Anchor	Inline	Large Outparcel Strip	Small Outparcel Strip	Fast Food	Retail Bank
Market Rent (PSF)	$10.00	$28.00	$30.00	$30.00	$40.00	$60.00	$50.00	$70.00
Lease Term (Months)	120	120	120	120	120	120	120	120
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
Tenant Improvements New (PSF)	$20.00	$20.00	$20.00	$50.00	$50.00	$50.00	$50.00	$50.00

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
73

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
132-178 Fulton Avenue	The Hub	Cut-off Date LTV:	60.0%
Hempstead, NY 11550		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

The table below presents certain information relating to comparable properties to The Hub Property identified by the appraiser:

Comparable Retail Leases(1)
Property Name / Location	Year Built	Total NRA (SF)	Tenant Names	Tenant Type	Lease Date	Lease Term (Yrs.)	Lease Size (SF)	Base Rent PSF
The Hub Hempstead, NY	1975	248,351(2)	-	-	-	-	-	-
Various Various, CT, NY	NAV	NAV	Various	Grocery Anchor	Various	15.0 - 20.0	17,655 - 68,428	$15.75 - $42.00
Various Various, NY	NAV	NAV	Various	Anchor	Various	5.0 - 20.0	55,078 - 119,734	$18.50 - $42.67
Various Various, NJ, NY	NAV	NAV	Various	Junior Anchor	Various	5.0 - 15.0	10,500 - 50,000	$12.00 - $55.00
Various Various, NJ, NY	NAV	NAV	Various	Inline	Various	1.0 - 20.0	800 - 9,761	$30.00 - $80.00
Various Various, NY	NAV	NAV	Various	Bank Branch	Various	10.0 - 20.0	3,666 - 4,699	$37.91 - $109.50
Various Various, Various	NAV	NAV	Various	Fast Food	Various	1.0 - 20.0	2,189 - 6,288	$15.67 - $60.23

(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 1, 2025.

Appraisal. The appraisal concluded to an “as-is” value for The Hub Property of $70,000,000 as of September 30, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated October 6, 2025, there was evidence of a recognized environmental condition (REC) associated with a former on-site automotive repair and tire facility that was demolished in conjunction with construction of the existing Home Depot improvements. In lieu of a Phase II ESA, the lender required a $900,000 environmental insurance policy with $900,000 sublimit per claim from Sirius Specialty Insurance Corporation with an 8-year policy term (three years past the loan term). See “Description of the Mortgage Pool – Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
74

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
132-178 Fulton Avenue	The Hub	Cut-off Date LTV:	60.0%
Hempstead, NY 11550		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Hub Property:

Cash Flow Analysis
	2022		2023		9/30/2025 TTM		UW		UW PSF
Base Rent	$3,215,062		$3,248,060		$4,077,024		$4,125,360		$16.61
Grossed Up Vacant Space	$0		$0		$0		$299,063		$1.20
Gross Potential Rent	$3,215,062		$3,248,060		$4,077,024		$4,424,423		$17.82

Other Income	$39,128		$60,365		($48)		$0		$0.00
Parking Revenue	$0		$0		$2,250		$19,450		$0.08
Total Recoveries	$3,060,250		$2,897,469		$3,456,322		$3,061,591		$12.33
Net Rental Income	$6,314,440		$6,205,894		$7,535,547		$7,505,464		$30.22
(Vacancy & Credit Loss)	($1)		($112,981)		$0		($299,063)		($1.20)
Effective Gross Income	$6,314,439		$6,092,914		$7,535,547		$7,206,401		$29.02

Real Estate Taxes	$2,157,247		$2,158,201		$2,524,963		$2,106,888		$8.48
Insurance	$103,072		$114,809		$217,105		$265,000		$1.07
Management Fee	$0		$0		$225,369		$216,192		$0.87
Other Operating Expenses	$813,824		$770,485		$763,260		$738,948		$2.98
Total Operating Expenses	$3,074,143		$3,043,495		$3,730,698		$3,327,028		$13.40

Net Operating Income(1)	$3,240,296		$3,049,419		$3,804,849		$3,879,373		$15.62
Replacement Reserves	$0		$0		$0		$39,736		$0.16
TI/LC	$0		$0		$0		$74,176		$0.30
Net Cash Flow	$3,240,296		$3,049,419		$3,804,849		$3,765,461		$15.16

Occupancy %	NAV	(2)	NAV	(2)	NAV	(2)	93.2%	(3)
NOI DSCR	1.20x		1.13x		1.40x		1.43x
NCF DSCR	1.20x		1.13x		1.40x		1.39x
NOI Debt Yield	7.7%		7.3%		9.1%		9.2%
NCF Debt Yield	7.7%		7.3%		9.1%		9.0%

(1)	The increase in Net Operating Income between 2023 and UW was primarily due to five new and renewal leases (30.5% NRA and 53.7% of UW base rent) commencing between February 1, 2023 and September 1, 2026.
(2)	The sponsors acquired The Hub Property in 2024, and the seller did not provide historical occupancy information.
(3)	The underwritten economic vacancy is 6.8%. The Hub Property was 99.5% leased as of September 1, 2025.

Escrows and Reserves.

Real Estate Taxes – The Hub Mortgage Loan documents require an upfront deposit of $99,315 and ongoing initial monthly deposits of approximately $167,635 for real estate taxes.

Insurance – The Hub Mortgage Loan documents require an upfront deposit of $162,310 and an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months (initially approximately $23,188).

Replacement Reserve – The Hub Mortgage Loan documents require ongoing monthly replacement reserve deposits of $3,311.

TI/LC Reserve – The Hub Mortgage Loan Documents require an upfront deposit of $500,000 and monthly deposits of approximately $10,348 for tenant improvements and leasing commission reserves, subject to a cap of $500,000 (no such cap will apply during a Cash Trap Event Period). Such monthly deposits are not required at any time that the balance in the TI/LC reserve account exceeds $250,000.

Existing TI/LC Reserve – The Hub Mortgage Loan documents require an upfront deposit of $24,150 for deferred maintenance.

Rent Concession Reserve – The Hub Mortgage Loan documents require an upfront deposit of $68,680 for any future rent credits or abatements due in connection with any leases at The Hub Property.

Immediate Repairs Reserve – The Hub Mortgage Loan documents require an upfront deposit of $220,222 for any outstanding tenant improvement allowances and/or leasing commissions due in connection with any leases at The Hub Property.

Lockbox and Cash Management. The Hub Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower or property manager is required to instruct each tenant to send all rents and income from the property directly into the lockbox account. If notwithstanding the foregoing borrower or manager receives any rents and income from the property, then such funds should be deposited directly into the lockbox account within one

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
75

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
132-178 Fulton Avenue	The Hub	Cut-off Date LTV:	60.0%
Hempstead, NY 11550		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

business day of receipt. On each business day, all funds in the lockbox account will be transferred to the borrower’s operating account. Upon the occurrence of a Cash Trap Event Period (defined below), all amounts available in the deposit account will be transferred to a cash management account controlled by the lender on each business day and applied in accordance with the cash flow waterfall in the cash management agreement. During the continuance of a Cash Trap Event Period, all excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the debt service coverage ratio (“DSCR”) falling below 1.15x, on an amortizing basis, tested quarterly; or
(iii)	the Home Depot or Bogopa Hempstead Inc (or any replacement tenant for material portions of the leased space) tenants (a) going dark, vacating or failing to continuously operate its entire space, (b) filing for bankruptcy or similar insolvency proceedings, (c) monetary or material non-monetary lease default beyond the applicable cure period therefor, (d) lease termination or notice thereof; and (e) as to Home Depot only, (1) failing to renew on its lease on or before June 11, 2030 for a minimum 5-year lease term or on terms otherwise approved by lender, and (2) the credit rating of Home Depot or its parent company is withdrawn or is downgraded below S&P “BBB-“ or the Fitch or Moody’s equivalent.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of the related event of default;
●	with regard to clause (ii), the DSCR being at least 1.20x for two consecutive calendar quarters;
●	with regard to clause (iii)(a) above, a Major Tenant Re-Tenanting Event (defined below) has occurred or the applicable tenant has resumed its normal business operations in its entire leased space and is open during customary hours for a period of two (2) consecutive calendar quarters;
●	with regard to clause (iii)(b) above, a Major Tenant Re-Tenanting Event has occurred or the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to lender;
●	with regard to clause (iii)(c) above, a Major Tenant Re-Tenanting Event has occurred or the subject default is cured, and no other default under the related lease occurs for a period of two consecutive calendar quarters following such cure;
●	with regard to clause (iii)(d) above, a Major Tenant Re-Tenanting Event has occurred or the applicable tenant (x) revokes any notification of any termination, cancellation or surrender of such lease and (y) delivers to the lender a tenant estoppel certificate in form and substance reasonably acceptable to the lender; or
●	with regard to clause (iii)(e) above, a Major Tenant Re-Tenanting Event (defined below) has occurred or, as to clause (1) Home Depot has satisfied the related lease renewal conditions; or as to clause (2) the parent entity’s credit rating shall have been restored to at least S&P “BBB-“ or its Fitch or Moody’s equivalent for two consecutive quarters.

A “Major Tenant Re-Tenanting Event” means that the lender has received satisfactory evidence that all or substantially all of the applicable Major Tenant Space (as defined below) has been leased to one or more replacement satisfactory tenants, each pursuant to a replacement lease in form and substance satisfactory to the lender, including, but not limited to, having a term of at least five years, that each such tenant is in occupancy of its premises, open for business and is then paying full, unabated rent pursuant to the terms of its lease (or the aggregate amount of such abatement has been deposited on reserve with the lender), and that all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid (or a sufficient sum to pay same have been deposited on reserve with the lender), such evidence to include, without limitation, a satisfactory estoppel certificate from each such replacement tenant affirming the foregoing.

A “Major Tenant Space” means either Home Depot or Bogopa Hempstead Inc, as applicable, its successors and assigns, and any replacement tenant that enters into a lease for all or any material portion of either the Home Depot tenant space or Bogopa Hempstead Inc tenant space in accordance with the terms of The Hub Mortgage Loan documents.

Terrorism Insurance.  The Hub Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Hub Property, as well as business interruption insurance covering up to 18 months following a casualty event, with an extended period of indemnity covering up to six months following the physical repair of the subject improvements. The borrower has a leased fee interest in the Home Depot parcel and does not own or insure the improvements during the lease term. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
76

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
77

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
78

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

MANHATTAN
East Side
205 East 42nd Street
205 East 42nd Street
New York, NY 10017
Murray Hill
Kips Bay
East River
FDR Drive
QUEENS-MIDTOWN TUNNEL
495
UNITED NATIONS
Robert Moses Playground
St. Vartan's Park
LONG ISLAND RAILROAD
Ferry
5th Ave.
Madison Ave.
Park Ave.
METRO NORTH
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
E. 30th St.
5TH AVE/ 53RD ST
53RD ST
51ST ST/ LEXINGTON
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Lever House
399 Park
Citigroup Center
Lipstick Building
Park Avenue Plaza
Seagram Building
599 Lexington Avenue
875 Third
Consulate General of Hungary
The River Club of New York
345 Park
Consulate General of South Africa
St. Patrick's Cathedral
Lotte NY Palace
The Kimberly Hotel
Pod 51
The Benjamin
Royal Sonesta NY
Saks Fifth Avenue
Colgate-Palmolive Company
Consulate General of Germany
Residence Inn By Marriott NY Midtown East
Tower 49
Inter Continental NY Barclay
Consulate of the Republic of Singapore
The Lexington Hotel
JPMorgan Chase
Permanent Mission of Jamaica
British Consulate General NY
Consulate General of Estonia
Japan Society
Roger Smith Hotel
565 Fifth Ave.
383 Madison
245 Park Avenue
485 Lexington
747 Third Avenue
Club Quarters Grand Central
Consulate General of Nepal
2 Grand Central Tower
Consulate General of Nigeria
Millennium Hilton NY One UN Plaza
MetLife Building
450 Lexington Avenue
Fitzpatrick Grand Central
Permanent Mission of Sri Lanka
Consulate General of Malaysia
Grand Central Terminal
Hyatt Grand Central NY
Chrysler Building
Hampton Inn Manhattan Grand Central
Consulate General of Ecuador
505 Fifth Ave.
One Vanderbilt
Consulate General of Australia
Daily News
The Westin NY Grand Central
Consulate General of Switzerland
425 Fifth Ave.
260 Madison Ave.
Hotel NH Collection New York
Permanent Mission of Romania
The Shelburne Sonesta New York
Consulate General of Poland
The Prince Kitano New York
China Mission
NYU Langone Health- Kimmel Pavilion
Hassenfeld Children's Hospital at NYU Langone
NYU Medical Center
Tisch Hospital
NYU Langone Health Science Bldg.
NYU Grossman School of Medicine
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Greenpoint
Williamsburg
HUDSON COUNTY
Hoboken
Greenwich Village
Little Italy
Lower East Side
SoHo
Chinatown
NEW JERSEY
Tribeca
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
79

Mortgage Loan No. 7 – 205 East 42nd Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:			JPMCB	Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):			NR/NR/NR	Location:	New York, NY 10017
Original Balance(1):			$40,000,000	General Property Type:	Office
Cut-off Date Balance(1):			$40,000,000	Detailed Property Type:	CBD
% of Initial Pool Balance:			4.2%	Title Vesting(2):	Fee
Loan Purpose(2):			Acquisition	Year Built/Renovated:	1927/2013
Borrower Sponsor:			The 601W Companies	Size:	339,357 SF
Guarantors:			Mark Karasick and Michael Silberberg	Cut-off Date Balance PSF(1):	$306
Mortgage Rate:			6.6430%	Maturity Date Balance PSF(1):	$306
Note Date:			11/10/2025	Property Manager:	205 East Property Manager LLC
Maturity Date:			12/5/2030		(borrower-related)
Term to Maturity:			60 months	Underwriting and Financial Information
Amortization Term:			0 months	UW NOI:	$12,255,715
IO Period:			60 months	UW NCF:	$11,699,311
Seasoning:			0 months	UW NOI Debt Yield(1):	11.8%
Prepayment Provisions:			YM1(55),O(5)	UW NCF Debt Yield(1):	11.2%
Lockbox/Cash Mgmt Status:			Hard/Springing	UW NOI Debt Yield at Maturity(1):	11.8%
Additional Debt Type(1):			Pari Passu	UW NCF DSCR(1):	1.67x
Additional Debt Balance(1):			$64,000,000	Most Recent NOI(4):	NAV
Future Debt Permitted (Type):			No (NAP)	2nd Most Recent NOI(4):	NAV
				3rd Most Recent NOI(4):	NAV
Reserves(3)				Most Recent Occupancy(4):	97.8% (10/20/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	NAV
RE Taxes:	$363,355	$61,354	NAP	3rd Most Recent Occupancy(4):	NAV
Insurance:	$116,153	Springing	NAP	Appraised Value (as of):	$170,000,000 (8/1/2025)
Replacement Reserve:	$1,000,000	$7,090	NAP	Appraised Value PSF:	$501
TI/LC Reserve:	$0	$28,361	NAP	Cut-off Date LTV Ratio(1):	61.2%
Other Reserves:	$460,622	$0	NAP	Maturity Date LTV Ratio(1):	61.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$104,000,000	59.2%	Purchase Price:	$164,700,000	93.8%
Borrower Sponsor Equity:	$21,565,889	12.3%	Upfront Reserves:	$1,940,129	1.1%
Other Sources(5):	$50,000,000	28.5%	Closing Costs:	$8,925,760	5.1%
Total Sources:	$175,565,889	100.0%	Total Uses:	$175,565,889	100.0%

(1)	The 205 East 42nd Street Mortgage Loan (as defined below) is part of the 205 East 42nd Street Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance as of the Cut-off Date of $104,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the 205 East 42nd Street Whole Loan.
(2)	The 205 East 42nd Street Property also includes leasehold condominium interests, a portion of which is owned and has been pledged as additional collateral by the Leasehold Borrowers (as defined below). The remaining portion of the leasehold condominium was acquired by a third party for an undisclosed purchase price
(3)	See “Escrows and Reserves” herein for further information.
(4)	Historical financial information is not available due to the Seller’s (as defined below) financial reporting having been provided for on the entirety of the leasehold condominium, without accounting for suite or condominium unit specific revenue and expenses, rather than the portion attributable to the 205 East 42nd Street Property (as defined below). The lender UW is based on, among other assumptions, in-place contractual leases and certain expense provided for in the related appraisal report.
(5)	See “Preferred Equity” herein for further information.

The Mortgage Loan. The seventh largest mortgage loan (the “205 East 42nd Street Mortgage Loan”) is part of a whole loan (the “205 East 42nd Street Whole Loan”) evidenced by three pari passu notes with an aggregate outstanding balance of $104,000,000. The non-controlling Note A-2 and the non-controlling Note A-3, with an aggregate outstanding balance of $40,000,000 will be contributed to the BANK5 2025-5YR19 securitization trust. The 205 East 42nd Street Whole Loan is secured by fee and leasehold condominium interests in a 339,357 SF portion, comprised of 11 office floors and ground level retail, of a 509,366 SF CBD, office tower located in New York, New York (the “205 East 42nd Street Property”).

The relationship between the holders of the 205 East 42nd Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” in the prospectus. The 205 East 42nd Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR18 transaction. See “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
80

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

The table below identifies the promissory notes that comprise the 205 East 42nd Street Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$64,000,000	$64,000,000	BANK5 2025-5YR18(1)	Yes
A-2	$20,000,000	$20,000,000	BANK5 2025-5YR19	No
A-3	$20,000,000	$20,000,000	BANK5 2025-5YR19	No
Whole Loan	$104,000,000	$104,000,000

(1)	The BANK5 2025-5YR18 transaction is expected to close on or about December 9, 2025.

The Borrowers and the Borrower Sponsor. The borrowers for the 205 East 42nd Street Whole Loan are (a) 205 East Fee Owner LLC and 205 East Fee Owner II LLC (collectively the “Fee Borrowers”), which together own the fee interest in the 205 East 42nd Street Property as tenants-in-common, and (b) 205 East Leaseholder LLC and SL 205 East Leaseholder LLC (collectively, the “Leasehold Borrowers” and, together with the Fee Borrowers, the “Borrowers”), which together own the leasehold condominium interest in a portion of the 205 East 42nd Street Property as tenants-in-common. Each of the Borrowers is a Delaware limited liability company. Each of the related tenants-in-common agreements is fully subordinate to the 205 East 42nd Street Whole Loan and each Borrower has waived its right of partition.

The borrower sponsor is The 601W Companies (“601W”), a real estate service company based in New York that acquires, develops, and manages commercial properties. With an asset value of approximately $7 billion, 601W manages 16 properties totaling over 21,000,000 SF. 601W’s primary clients include investors seeking high-performing commercial real estate opportunities across many cities including New York, New Jersey, Chicago, Washington D.C., San Francisco, Pittsburgh and Philadelphia. Mark Karasick and Michael Silberberg, managing partners at 601W, jointly act as the non-recourse carve-out guarantors.

The Property. The 205 East 42nd Street Property is a 339,357 SF portion of a, 21-story, LEED Gold, 509,366 SF office tower located along Third Avenue between West 42nd and 43rd Streets within the Grand Central office submarket of Midtown Manhattan. The borrower sponsor acquired the 205 East 42nd Street Property in November 2025 for $165.0 million, contributing approximately $21.6 million of fresh equity in connection with the acquisition. The non-collateral portions of the office tower were acquired by a third party via sale of certain leasehold condominium interests and are comprised of vacant office suites on floor 5-6, 14-17 and co-working space on floors 19-21 (the “Non-Collateral Interest”). The 205 East 42nd Street Property is an office building and consists of office space (approximately 90.2% of NRA; 79.4% of underwritten base rent), ground floor retail space (approximately 7.0% of NRA; 20.5% of the underwritten base rent) and storage space (approximately 0.7% of NRA; 0.1% of the underwritten base rent ). The 205 East 42nd Street Property was built in 1927 and renovated in 2013.

The 205 East 42nd Street Property is 97.8% occupied as of October 20, 2025 with a weighted average remaining lease term of 16.2 years and below market office rents, as compared to the appraisal’s market rent conclusions. The 205 East 42nd Street Property benefits from institutional quality tenancy, largely comprised of non-profit tenants, the largest of which is The City University of New York (“CUNY”) (Moody’s/Fitch/S&P: Aa1/AA+/AA+). The Seller of the 205 East 42nd Street Property invested approximately $40.4 million of capital, with the majority being in building and tenant improvements, such as mechanical upgrades to the HVAC systems, restroom updates, lobby updates, and modernized elevators. The 205 East 42nd Street Property is located in close proximity to Grand Central, which is a large transport hub servicing the 4,5,6,7, and S subway lines, allowing access to broader Manhattan along with 11 Long Island Railroad lines, the Metro-North Railroad and the Metropolitan Transit Authority bus system. The 205 East 42nd Street Property provides office tenants (primarily non-profits) in the market a lower cost alternative while maintaining a best-in-class location with superior accessibility. According to the appraisal, as of the second quarter of 2025, the average asking rent in the Grand Central submarket was $66.56 PSF and $58.96 PSF for the Class B Market, substantially higher than the 205 East 42nd Street Property’s underwritten average office rent of $32.39 PSF. According to the appraisal, the concluded market rent for the 205 East 42nd Street Property ranges from $55-$60 PSF with the higher end being on higher floors. The 205 East 42nd Street Property is considered to be a value alternative to the higher priced Class A office space in the Grand Central submarket, as per the appraisal.

The 205 East 42nd Street Property is structured as a leasehold condominium to satisfy the requirements of Section 420-a of the New York Real Property Tax Law, and a portion of the office portion is occupied by non-profit organizations subject to long-term purchase agreements, with minimal rollover risk and materially below market rents. In 2013, The Durst Organization (the “Seller”) began to implement a non-profit focused occupancy strategy with CUNY as the initial not-for-profit occupant. Not-for-profit entities may qualify for an exemption from real estate property taxes under Section 420-a of the New York Real Property Tax Law, provided that the not-for-profit owns the real estate that it occupies and uses such property for not-for-profit purposes. Various rulings in New York have recognized ownership of a unit in “leasehold condominium” with a term of at least 30 years as ownership of a real property interest for purposes of the Section 420-a exemption. Accordingly, the Seller bifurcated the 205 East 42nd Street Property into two positions; a leased fee interest; and a leasehold estate. The leasehold estate was further divided into multiple individual leasehold condominium units—by submitting the leasehold estate to a condominium form of ownership. The 205 East 42nd Street Property is subject to a ground lease with a term of 30 years, which expires in March 2043. Under the ground lease, the Fee Borrowers are ground lessors and the condominium board is the ground lessee on behalf of the condominium unit owners. Upon the termination or expiration of the ground lease, the leasehold condominium terminates automatically, and pursuant to an agreement with the third-party owner of the Non-Collateral Interest, the Borrowers have agreed to submit the fee estate to a condominium form of ownership. Pursuant to the ground lease, the Fee Borrowers are paid a fixed ground-rent, which is captured through reimbursement of operating expenses by the unit owners pursuant to the condominium documents and accounted for in underwritten rents in place in lender underwriting.

Each of the not-for-profit tenants owns a divided leasehold condominium interest. The Leasehold Borrowers are the owners of the other eight condominium units consisting of the first-floor retail and storage in the cellar and mezzanine. The Leasehold Borrowers have the right to appoint the three members of the board of the condominium, subject to the right of the third party owner of the Non-Collateral Interest to approve one member appointed by the Leasehold Borrowers. The Leasehold Borrowers control the condominium board.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
81

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

The not-for-profit condominium unit owners entered into purchase and sale agreements and certain other related transaction documents (collectively, the “Non-Profit Transaction Documents”) under which the respective not-for-profit condominium unit owner makes installment payments for the purchase price of its unit(s) to the Leasehold Borrowers on a monthly basis. The Leasehold Borrowers are collaterally assigning their interests in the Non-Profit Transaction Documents to the lender as additional security for the 205 East 42nd Street Whole Loan.

Major Tenants.

The City University of New York (162,778 SF, 48.0% of NRA, 40.8% of UW rent). CUNY is the nation’s largest urban public university. Founded in 1847 as the nation’s first free public institution of higher education, CUNY today has 26 colleges spread across New York City’s five boroughs, serving nearly 240,000 students of all ages and awarding 50,000 degrees each year. CUNY utilizes its space at the 205 East 42nd Street Property to house certain administrative functions such as its Registrar Office, Office of Student Financial Assistance and Office of Academic Affairs. The 205 East 42nd Street Property is also where the University Chancellor sits. CUNY has occupied its leasehold condominium units on the ground floor, floors 7-11 and floor 18 since 2013, and has a purchase agreement expiration in March 2043 with no renewal or termination options.

FedCap Rehabilitation Services, Inc. (64,303 SF, 18.9% of NRA, 17.6% of UW rent). FedCap Rehabilitation Services, Inc. (“FedCap”) is a Manhattan-based non-profit organization that provides vocational training and employment resources to those who face problems with disabilities and employment-related problems. FedCap was one of the first vocational rehabilitation programs for the handicapped established in the United States. The organization operates in many states, including New York, New Jersey and Washington D.C. FedCap utilizes its space at the 205 East 42nd Street Property as one of two offices and training centers in New York City. FedCap has occupied its leasehold condominium units on floors 2 and 3 and a storage space in the basement since 2014 and has a purchase agreement expiration in March 2043 with an option to renew for a five-year term and no termination options.

New Visions for Public Schools, Inc. (30,461 SF, 9.0% of NRA, 8.5% of UW rent). New Visions for Public Schools, Inc. (“New Visions”) is a non-profit organization that works to improve educational equity for New York City’s public school students regardless of race or economic class and prepares them for the rigors of college and the workforce. New Visions was founded in 1989, when the high school graduation rate in New York City was less than 50%. The organization now serves 1,050 schools across all five boroughs, and in 2020, graduation rates in its core network of district and charter high schools were nearly 87% and 95%, respectively. New Visions has occupied its leasehold condominium unit on floor 4 since 2016 and has a purchase agreement expiration in March 2043 with an option to renew for a 10-year term and termination options.

The following table presents a summary regarding the major tenants at the 205 East 42nd Street Property:

Tenant Summary(1)
Tenant Name	Space Type	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
CUNY(4)	Office	Aa1/AA+/AA+	162,778	48.0%	$5,093,197	40.8%	$31.29	3/17/2043	None	N
FedCap	Office	NR/NR/NR	64,303	18.9%	$2,200,005	17.6%	$34.21	3/17/2043	1 x 5 year	N
New Visions	Office	NR/NR/NR	30,461	9.0%	$1,055,688	8.5%	$34.66	3/17/2043	1 x 10 year	N
United Way of New York City(5)	Office	NR/NR/NR	26,707	7.9%	$912,504	7.3%	$34.17	3/17/2043	None	N
Urban Resource Institute	Office	NR/NR/NR	22,264	6.6%	$662,147	5.3%	$29.74	3/17/2043	None	N
Osteria Laguna LLC	Retail	NR/NR/NR	7,145	2.1%	$460,788	3.7%	$64.49	6/30/2033	None	N
Citibank, N.A.	Retail	A3/A/BBB+	5,626	1.7%	$1,010,465	8.1%	$179.61	6/30/2030	1 x 5 year	N
Sushi Yasuda, Ltd.	Retail	NR/NR/NR	5,184	1.5%	$557,834	4.5%	$107.61	10/31/2029	None	N
Table for Three Please d/b/a Cafe Joile Lade	Retail	NR/NR/NR	2,500	0.7%	$168,000	1.3%	$67.20	2/29/2036	None	N
JJ Florists, Ltd	Retail	NR/NR/NR	1,643	0.5%	$175,678	1.4%	$106.93	12/31/2032	None	N
Subtotal/Wtd. Avg.			328,611	96.8%	$12,296,306	98.5%	$37.42

Other	Storage		1,781	0.5%	$12	0.0%	$0.01
Other	Retail		1,517	0.4%	$182,040	1.5%	$120.00
Occupied Subtotal/Wtd. Avg.			331,909	97.8%	$12,478,358	100.0%	$37.60

Vacant Space			7,448	2.2%
Total/Wtd. Avg.			339,357	100.0%

(1)	Based on the underwritten rent roll as of October 20, 2025, inclusive of contractual rent steps through November 2026.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Annual UW Rent and Annual UW Rent PSF are inclusive of contractual ground rent reimbursements paid for by non-profit tenants. See “The Property” for additional information.
(4)	The City University of New York is comprised of (i) six office floors totaling 160,953 SF and (ii) one 1,825 SF ground floor retail suite utilized as a welcome center with no attributable underwritten rent.
(5)	United Way of New York City is comprised of (i) one 26,572 SF office lease and (ii) one 135 SF storage suite.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
82

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

The following table presents certain information relating to the lease rollover schedule at the 205 East 42nd Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
2025/MTM	4	1,916	0.6%	0.6%	$2,037	0.0%	0.0%	$1.06
2026	0	0	0.0%	0.6%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.6%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.6%	$0	0.0%	0.0%	$0.00
2029	3	5,184	1.5%	2.1%	$557,834	4.5%	4.5%	$107.61
2030	1	5,626	1.7%	3.8%	$1,010,465	8.1%	12.6%	$179.61
2031	1	1,517	0.4%	4.2%	$182,040	1.5%	14.0%	$120.00
2032	2	1,643	0.5%	4.7%	$175,678	1.4%	15.5%	$106.93
2033	2	7,145	2.1%	6.8%	$460,788	3.7%	19.1%	$64.49
2034	0	0	0.0%	6.8%	$0	0.0%	19.1%	$0.00
2035	0	0	0.0%	6.8%	$0	0.0%	19.1%	$0.00
2036 & Thereafter	10	308,878	91.0%	97.8%	$10,089,516	80.9%	100.0%	$32.67
Vacant	9	7,448	2.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	32	339,357	100.0%		$12,478,358	100.0%		$37.60

(1)	Based on the underwritten rent roll as of October 20, 2025.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The 205 East 42nd Street Property is located along Third Avenue between East 42nd and 43rd Streets. The 205 East 42nd Street Property is situated in the Grand Central area of Midtown East. Midtown is well known for its towering office buildings, boasting dozens of signature buildings in the Manhattan skyline. Trophy office properties and historical landmarks can be found in nearly all nine office submarkets that comprise the Midtown office market. With an inventory inclusive of buildings such as 9 West 57th Street, the GM Building, the Empire State Building, the Seagram’s Building, the Bank of America Tower and One Vanderbilt, the Midtown office market houses some of the most iconic office buildings in the country, as well as the largest private commercial real estate development in the United States, Hudson Yards. Midtown consists of the largest office market in New York City, with a total of 747 buildings, containing nearly 258,600,000 SF within its nine submarkets. The 205 East 42nd Street Property also has convenient access to public transportation options including the 4,5,6,7 and S trains, the Long Island Railroad, Metro North, and multiple bus lines within a short walking distance. According to a third-party market research report, as of the fourth quarter of 2025, the vacancy rate in the Grand Central office submarket was approximately 14.0%, with average asking rents of $81.14 PSF and inventory of approximately 36,100,000 SF. According to a third-party market research report, as of the fourth quarter of 2025, the vacancy rate in the Midtown office market was approximately 13.7%, with average asking rents of $49.96 PSF and an inventory of approximately 46,533,674 SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
83

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

Comparable Office Lease Summary(1)
Subject/Location	Tenant Name	Office NRA (SF)	Lease Date	Lease Term (Yrs.)	Office Rent PSF
205 East 42nd Street		306,048(2)		27.4(2)	$32.39(2)(3)
New York, NY
708 Third Avenue	Riveron	310,000	May-25	10.8	$72.09
New York, NY 10017
730 Third Avenue	Carlton Fields	407,000	Apr-25	16.7	$71.28
New York, NY 10017
140 East 45th Street	Deerpath Capital	576,000	Apr-25	5.4	$82.90
New York, NY 10017
60 East 42nd Street	Gerson Lehrman Group (GLG)	1,110,005	Apr-25	10.9	$81.89
New York, NY 10165
99 Park Avenue	Amalgamated Bank	570,526	Apr-25	16.3	$68.92
New York, NY 10016
360 Lexington Avenue	Webster Bank	256,038	Feb-25	10.9	$71.46
New York, NY 10017
220 East 42nd Street	ALM Media Holdings, Inc.	1,112,467	Jan-25	7.8	$59.74
New York, NY 10017
140 East 45th Street	Clyde & Co.	576,000	Jan-25	15.8	$77.42
New York, NY 10017
600 Third Avenue	Aarsonson Rappaport Feinstein & Deutsch	536,017	Jan-25	16.3	$67.19
New York, NY 10016
220 East 42nd Street	The Brazilian Financial Office	1,112,467	Nov-24	10.8	$62.82
New York, NY 10017

(1)	Source: Appraisal and third-party market research reports.
(2)	Information is based on the underwritten rent roll as of October 20, 2025.
(3)	Represents the weighted average on NRA of office tenants.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
84

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

The following table presents information relating to the appraisal’s market rent conclusion for the 205 East 42nd Street Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection	Tenant Improvement (New/Renewal)	Leasing Commissions (New/Renewal)
Office 2-8	$55.00	180	10% in 5 years	$135.00 / $67.50	4.2% / 2.4%
Office 9-13	$57.00	180	10% in 5 years	$135.00 / $67.50	4.2% / 2.4%
Office 18	$60.00	180	10% in 5 years	$135.00 / $67.50	4.2% / 2.4%
Retail / 42nd Street West	$150.00	120	3.0% per year	$75.00 / $37.50	4.8% / 2.4%
Retail / 42nd Street East	$135.00	120	3.0% per year	$75.00 / $37.50	4.8% / 2.4%
Retail / 43rd Street	$75.00	120	3.0% per year	$75.00 / $37.50	4.8% / 2.4%
Storage	$20.00	120	10% in year 6	$0.00 / $0.00	4.8% / 2.4%

(1)	Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the 205 East 42nd Street Property of $170,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated July 31, 2025, there was no evidence of any recognized environmental conditions at the 205 East 42nd Street Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information the Underwritten Net Cash Flow at the 205 East 42nd Street Property:

Cash Flow Analysis(1)

	Appraisal (August 2025)	UW	UW PSF
Rents In Place(2)	$12,515,396	$12,478,364	$36.77
Vacant Income	$0	$280,013	$0.83
Total Reimbursements	$5,153,375	$5,659,674	$16.68
Other Income	$757,707	$931,308	$2.74
Less Vacancy/Concessions	($740,872)	($712,089)	($2.10)
Effective Gross Income	$17,685,606	$18,637,270	$54.92

Real Estate Taxes	$736,246	$736,246	$2.17
Insurance	$471,688	$676,617	$1.99
Management	$221,213	$652,304	$1.92
Other Operating Expenses	$4,316,388	$4,316,388	$12.72
Total Expenses	$5,745,535	$6,381,555	$18.80

Net Operating Income	$11,940,071	$12,255,715	$36.11
Replacement Reserves	$0	$67,871	$0.20
TI/LC	$0	$488,532	$1.44
Net Cash Flow	$11,940,071	$11,699,311	$34.47

Occupancy %(3)	97.8%	96.1%
NOI DSCR(4)	1.70x	1.75x
NCF DSCR(4)	1.70x	1.67x
NOI Debt Yield(4)	11.5%	11.8%
NCF Debt Yield(4)	11.5%	11.2%

(1)	Historical financial information is not available due to the Seller’s financial reporting having been provided for on the entirety of condominium, without accounting for suite or condominium unit specific revenue and expenses, rather than the portion attributable to the 205 East 42nd Street Property. The lender UW is based on, among other assumptions, the expenses and associated contractual reimbursements.
(2)	UW Rents In Place is based on the underwritten rent roll dated as of October 20, 2025 inclusive of rent steps through November 2026. For non-profit office tenants, base rent includes installment purchase plan payments and ground rent.
(3)	UW Occupancy % represents economic occupancy and historical occupancies represent physical occupancy.
(4)	DSCR and Debt Yields are based on the 205 East 42nd Street Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
85

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

Escrows and Reserves.

Real Estate Taxes and Other Charges – At origination, the Borrowers were required to make an upfront deposit of $363,355 for taxes, and are required to make a monthly deposit on each payment date equal to 1/12th of the real estate taxes and other charges that the lender reasonably estimates will be payable during the next 12 month period.

Insurance – At origination, the Borrowers were required to make an upfront deposit of approximately $116,153, and are required to make a monthly deposit on each payment date equal to 1/12th of the insurance premium that the lender reasonably estimates will be payable during the next 12-month period; provided, however, the foregoing requirement is waived so long as (i) no event of default has occurred and is continuing and (ii) the Borrowers maintain a blanket policy in form and substance reasonably acceptable to lender.

Replacement Reserve – At origination, the Borrowers were required to make an upfront deposit of $1,000,000 and are required to make a monthly deposit on each payment date of $7,090 ($0.25 PSF per annum).

Rollover Reserve – The Borrowers are required to make a monthly deposit on each payment date of approximately $28,361 ($1.00 PSF per annum) for future tenant improvements and leasing commissions.

Free Rent – At origination, the Borrowers were required to make an upfront deposit of $87,510, representing outstanding free rent allocable to tenants under the existing leases at the 205 East 42nd Street Property as of the origination date.

Outstanding TI – At origination, the Borrowers were required to make an upfront deposit of approximately $373,112 for outstanding tenant improvements and leasing commissions.

Lockbox and Cash Management. The 205 East 42nd Street Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers and property manager are required to direct tenants and not-for-profit condominium unit owners to pay rent or installment purchase payments, with respect to the not-for-profits, directly into the lockbox account and to deposit any rents or other payments otherwise received in such account within two business days after receipt. So long as no Cash Sweep Period (as defined below) is continuing, funds deposited into the lockbox account are required to be transferred to an account designated by the Borrowers. During the continuance of a Cash Sweep Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied in accordance with the 205 East 42nd Street Whole Loan documents, with any excess funds to be reserved with the lender as additional collateral for the 205 East 42nd Street Whole Loan.

A “Cash Sweep Period” means each period commencing on the occurrence of (i) an event of default under the 205 East 42nd Street Whole Loan, (ii) any bankruptcy action by any of the Borrowers or the property manager, (iii) the debt service coverage ratio being less than 1.30x or (iv) either of CUNY or FedCap (each a “Major Non-Profit”) “going dark”, vacating or abandoning its premises or otherwise abandoning its premises or terminating its Non-Profit Transaction Documents (the foregoing events under this (iv), collectively, the Major Tenant Operations Trigger Event).

A Cash Sweep Period will no longer be continuing (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) above, but only with respect to a bankruptcy action by the property manager, if the Borrowers replace the property manager with a qualified manager under an acceptable replacement management agreement; (c) with respect to clause (iii) above, the achievement of a debt service coverage ratio of 1.35x or greater for two consecutive quarters, (d) with respect to clause (iv) above, (A) if the applicable Major Non-Profit is replaced with a tenant acceptable to the lender and the Borrowers have delivered satisfactory evidence that substantially all of the applicable leasehold condominium unit is occupied under certain Non-Profit Transaction Documents approved by lender and other occupancy conditions related to such unit are satisfied in accordance with the 205 East 42nd Street Whole Loan documents (the foregoing conditions in this clause (A), the “Occupancy Conditions”), or (ii) if the Major Non-Profit that was the subject of a bankruptcy action, the assumption and continuation of the applicable Non-Profit Transaction Documents with the approval of the applicable court; provided; however, (1) no event of default is continuing, (2) a Cash Sweep Period may be cured no more than a total of four times during the term of the 205 East 42nd Street Whole Loan, (3) the Borrowers have paid all of the lender’s reasonable related expenses, and (4) in no event may the Borrowers be entitled to cure a Cash Sweep Period caused by a bankruptcy action by the Borrowers.

Terrorism Insurance. The 205 East 42nd Street Whole Loan documents require that the Borrowers maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 18 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Preferred Equity. The acquisition financing included preferred equity contribution of $50 million in the aggregate (the “Preferred Equity Investment”) from an affiliate of Waterfall Asset Management (the “Preferred Equity Investor”) in SL 205 East Associates LLC (“SL 205 East Associates”), pursuant to the limited liability company agreement of SL 205 East Associates (the “East Associates LLCA”) and in 205 East Associates 2 LLC (“SL 205 East Associates II”), pursuant to limited liability company agreement of 205 East Associates 2 (the “East Associates II LLCA”, together with the East Associates LLCA, collectively, the “LLCA”). The Preferred Equity Investor is entitled to a 16% preferred return (the “Preferred Return Rate”) on its investment (consisting 7.0% cash pay and 9% payment-in-kind (“PIK”) accrual in years one through three and 7.5% cash pay and 8.5% PIK accrual in years four and five). The Preferred Equity Investment and all related and outstanding preferred return amount is required to be redeemed on the date that is the earliest of (x) December 5, 2030, (y) the date on which the 205 East 42nd Street Property is sold and (z) the date when the applicable redemption price is declared due and payable after the occurrence of an event of default under the applicable LLCA. The Preferred Equity Investor has the following remedies in the event of a default under the LLCA: (i) removing the sponsor member as manager, (ii) termination of affiliate agreements at Preferred Equity Investor’s request, without penalty or termination fee, (iii) forcing sponsor member to sell its entire membership to the Preferred Equity Investor, (iv) causing the preferred return to accrue at the default rate which is 3% above the Preferred Return Rate, (v) accelerating the required redemption date and (vi) electing to force a sale of the property. Notwithstanding the foregoing, Preferred Equity Investor must not cause, permit or accept a redemption or prepayment of the Preferred Equity Interest unless the 205 East 42nd Street Whole Loan has been repaid in full in accordance with the terms of 205 East 42nd Street Whole Loan agreement. The Preferred Equity Investor and lender have entered into a recognition agreement, which sets forth certain rights and obligations, including, without limitation, its right to receive distributions under the LLCA and its right to cure defaults under the 205 East 42nd Street Whole Loan documents. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the prospectus for additional information.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
86

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$40,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
87

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$40,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

KANSAS
WICHITA
Hutchinson
Garden City
Dodge City
Liberal
Arkansas City
Pittsburg
Joplin
MO
Bartlesville
Ponca City
Woodward
Enid
OKLAHOMA
Stillwater
Tulsa Int. Airport
TULSA
21
Catoosa
22
10
Broken Arrow
Rogers
Fayetteville
Muskogee
OKLAHOMA CITY
17
Edmond
Pampa
Elk City
Will Rogers World Airport
18
Moore
Norman
Ft. Smith
McAlester
Altus
Lawton
Duncan
Ardmore
Durant
AR
Wichita Falls
Red River
Denison
Sherman
TEXAS
Denton
Frisco
Plano
Greenville
FT. WORTH
DALLAS
Arlington
Longview
Abilene
Tyler

Citrus Springs
Hernando
The Villages
9
Summerfield
Lady Lake
Wildwood
Leesburg
Mount Plymouth
Homosassa Springs
Floral City
Apopka
Gulf of Mexico
Brooksville
Clermont
Winter Garden
ORLANDO
Spring Hill
Hudson
13
Dade City
Kissimmee
New Port Richey
Holiday
Land O' Lakes
Zephyrhills
Wesley Chapel
Lutz
Palm Harbor
Davenport
Lakeland
Poinciana
TAMPA
Clearwater
Plant City
Winter Haven
Brandon
Bartow
Lake Wales
Riverview
ST. PETERSBURG
Tampa Bay
Ft. Meade
Frostproof
Bradenton
7
Palmetto

Capital Storage Portfolio

1	5712 Old River	Old River-Winfree, TX	12	5708 Cypress	Cypress, TX
2	5710 Houston	Houston, TX	13	5718 Hudson	Hudson, FL
3	5720 Port St Lucie	Port St. Lucie, FL	14	5709 Katy	Katy, TX
4	5704 Taylor	Taylor, TX	15	5711 Houston	Houston, TX
5	5705 Pflugerville	Pflugerville, TX	16	5700 San Antonio	San Antonio, TX
6	5703 Georgetown	Georgetown, TX	17	5713 Edmond	Edmond, OK
7	5719 Palmetto	Palmetto, FL	18	5714 Moore	Moore, OK
8	5707 Tomball	Tomball, TX	19	5701 San Antonio	San Antonio, TX
9	5721 Summerfield	Summerfield, FL	20	5702 Liberty Hill	Liberty Hill, TX
10	5716 Broken Arrow	Broken Arrow, OK	21	5715 Catoosa	Catoosa, OK
11	5706 Georgetown	Georgetown, TX	22	5717 Broken Arrow	Broken Arrow, OK

Ardmore
OKLAHOMA
Wichita Falls
Sherman
Texarkana
Denton
Princeton
ARKANSAS
Greenville
FORT WORTH
DALLAS
Monroe
Arlington
Longview
Shreveport
Cleburne
Tyler
LOUISIANA
Waco
TEXAS
Nacogdoches
Lufkin
Killeen
Alexandria
Temple
Georgetown
6
20
11
4
Huntsville
College Station
Round Rock
5
The Woodlands
Beaumont
Lake Charles
AUSTIN
8
HOUSTON
Katy
12
1
New Braunfels
14
Port Arthur
2
15
Pasadena
16
19
Seguin
SAN ANTONIO
Galveston
Lake Jackson
Gulf of Mexico
Victoria

Viera
St. Cloud
Melbourne
Palm Bay
Sebastian
Fellsmere
Vero Beach
Florida Ridge
Sebring
Atlantic Ocean
Fort Pierce
Port St. Lucie
3
Okeechobee
Stuart
Palm City
Hobe Sound
Lake Okeechobee
Jupiter
Palm Beach Gardens
West Palm Beach
LaBelle
Belle Glade
Lake Worth
Wellington
Boca Raton

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
88

Mortgage Loan No. 8 – Capital Storage Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	Various, Various
Original Balance(1):	$40,000,000			General Property Type:	Self Storage
Cut-off Date Balance(1):	$40,000,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	4.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Etude Capital			Size:	1,710,607 SF
Guarantor:	Steven Stein			Cut-off Date Balance PSF(1):	$82
Mortgage Rate:	5.8080%			Maturity Balance PSF(1):	$82
Note Date:	10/1/2025			Property Managers:	Cubesmart Asset Management, LLC
Maturity Date:	10/11/2030				and Extra Space Management, Inc.
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$11,601,875
IO Period:	60 months			UW NCF:	$11,430,817
Seasoning:	2 months			UW NOI Debt Yield(1):	8.3%
Prepayment Provisions(2):	YM1(26),DorYM1(27),O(7)			UW NCF Debt Yield(1):	8.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	8.3%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.39x
Additional Debt Balance(1):	$100,000,000			Most Recent NOI:	$12,247,995 (7/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$12,684,581 (12/31/2024)
				3rd Most Recent NOI:	$12,973,259 (12/31/2023)
Reserves(3)				Most Recent Occupancy:	88.7% (Various)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	87.3% (12/31/2024)
RE Taxes:	$1,565,740	$172,973	NAP	3rd Most Recent Occupancy:	88.3% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(4):	$223,300,000 (6/24/2025)
Replacement Reserve:	$0	$14,260	NAP	Appraised Value PSF(4):	$131
Deferred Maintenance:	$405,565	$0	NAP	Cut-off Date LTV Ratio(1):	62.7%
Supplemental Tax Reserve Funds:	$436,358	$0	NAP	Maturity Date LTV Ratio(1):	62.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$140,000,000	100.0%	Loan Payoff:	$132,638,304	94.7%
			Upfront Reserves:	$2,407,663	1.7%
			Closing Costs:	$1,716,035	1.2%
			Return of Equity:	$3,237,999	2.3%
Total Sources:	$140,000,000	100.0%	Total Uses:	$140,000,000	100.0%

(1)	The Capital Storage Portfolio Mortgage Loan (as defined below) is part of the Capital Storage Portfolio Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $140,000,000. The Underwriting and Financial Information presented above are based on the aggregate Cut-off Date principal balance of the Capital Storage Portfolio Whole Loan.
(2)	In connection with full prepayment or defeasance, as applicable, the borrowers have the option to elect either yield maintenance-based or defeasance-based options prior to the open prepayment period. There is no lockout period associated with the yield maintenance-based option.
(3)	See “Escrows and Reserves” below.
(4)	The Appraised Value is based on the “As Portfolio” value, inclusive of a 5.7% portfolio premium. The sum of the individual appraised values is $211,250,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 66.3%.

The Mortgage Loan. The eighth largest mortgage loan (the “Capital Storage Portfolio Mortgage Loan”) is part of a whole loan (the “Capital Storage Portfolio Whole Loan”) evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $140,000,000. The Capital Storage Portfolio Whole Loan is secured by a first lien mortgage on the borrowers’ fee interest in a 1,710,607 SF, self storage portfolio consisting of 22 properties (each, a “Capital Storage Portfolio Property” and collectively, the “Capital Storage Portfolio Properties” or the “Capital Storage Portfolio”) located across Texas, Florida and Oklahoma. The Capital Storage Portfolio Mortgage Loan is evidenced by the non-controlling notes A-1-2, A-3 and A-4 with an outstanding aggregate principal balance as of the Cut-off Date of $40,000,000.

The relationship between the holders of the Capital Storage Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” in the prospectus. The Capital Storage Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C7 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
89

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$40,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

Capital Storage Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$60,000,000	$60,000,000	WFCM 2025-5C7(1)	Yes
A-1-2	$10,000,000	$10,000,000	BANK5 2025-5YR19	No
A-2	$40,000,000	$40,000,000	BANK5 2025-5YR18(2)	No
A-3	$20,000,000	$20,000,000	BANK5 2025-5YR19	No
A-4	$10,000,000	$10,000,000	BANK5 2025-5YR19	No
Total	$140,000,000	$140,000,000

(1)	The WFCM 2025-5C7 transaction is expected to close on or about December 18, 2025.
(2)	The BANK5 2025-5YR18 transaction is expected to close on or about December 9, 2025.

The Borrowers and the Borrower Sponsor. The borrowers are FM471 Storage LLC, Walzem Storage LLC, Junction Storage LLC, Shell Storage LLC, N Main Storage LLC, Dessau Storage LLC, FM 1460 Storage LLC, FM2978 Storage LLC, NW Freeway Storage LLC, Little York Storage LLC, McHard Storage LLC, Sabo Storage LLC, Eagle's Nest Storage LLC, Dollar Storage LLC, NW 27 Storage LLC, Hwy 66 Storage LLC, 51st Storage LLC, 71st Storage LLC, Fulton Storage LLC, Hwy 41 Storage LLC, Gatlin Storage LLC and Summerfield Storage LLC, each a Delaware limited liability company. Each borrower is a single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Capital Storage Portfolio Whole Loan.

The borrower sponsor is Etude Capital and non-recourse carveout guarantor is Steven Stein. Etude Capital was founded by Steven Stein in 2012. Etude Capital manages a portfolio of public and private equities, real estate, credit, and derivatives with assets under management more than $150 million. Steven Stein is the sole shareholder of Etude Capital and is the largest individual investor in each of its funds.

The Properties. The Capital Storage Portfolio is comprised of 22 properties containing individual self storage assets totaling 12,502 units and 1,710,607 SF, located across three states – Texas, Florida and Oklahoma. The Capital Storage Portfolio includes 6,991 (55.9% of total units) non-climate-controlled units, 5,028 (40.2%) climate-controlled units, 474 (3.8%) parking units and 9 (0.1%) other units. The Capital Storage Portfolio has a weighted average year built of 2009 and no individual Capital Storage Portfolio Property accounts for more than 7.0% of underwritten net cash flow or 7.4% of units across the Capital Storage Portfolio. As of May 31, 2025 to July 31, 2025, the Capital Storage Portfolio was 88.7% occupied. The borrower sponsor purchased the Capital Storage Portfolio in 2018 and has invested approximately $21.0 million in capital expenditures.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
90

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$40,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

The following table presents certain information relating to the Capital Storage Portfolio Properties:

Portfolio Summary
Property	Address	City, State	Year Built	Units	Net Rentable Area (SF)(1)	Occupancy %	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value		UW NCF	% of UW NCF
5712 Old River	4230 North Farm to Market 565 Road	Old River-Winfree, TX	2016	611	91,208	93.3%	$9,583,000	6.8%	$12,900,000		$801,009	7.0%
5710 Houston	7705 Mchard Road	Houston, TX	2011	610	82,855	84.1%	$9,191,000	6.6%	$13,800,000		$704,165	6.2%
5720 Port St Lucie	2140 Southwest Gatlin Boulevard	Port St. Lucie, FL	1995	767	75,844	87.5%	$9,185,000	6.6%	$13,900,000		$703,571	6.2%
5704 Taylor	3706 North Main Street	Taylor, TX	1997	928	121,781	88.8%	$9,008,000	6.4%	$12,900,000		$692,587	6.1%
5705 Pflugerville	13601 Dessau Road	Pflugerville, TX	2016	705	89,226	87.7%	$8,847,000	6.3%	$12,500,000		$704,013	6.2%
5703 Georgetown	3901 Shell Road	Georgetown, TX	2015	479	70,770	93.3%	$7,299,000	5.2%	$10,100,000		$573,769	5.0%
5719 Palmetto	5310 US Highway 41 North	Palmetto, FL	Various	561	56,101	87.0%	$7,002,000	5.0%	$11,600,000		$546,652	4.8%
5707 Tomball	24210 Hufsmith Kohrville Road	Tomball, TX	2011	467	61,839	89.7%	$6,418,000	4.6%	$8,700,000		$506,468	4.4%
5721 Summerfield	15855 US Highway 441	Summerfield, FL	2018	542	79,756	79.5%	$6,412,000	4.6%	$11,000,000		$507,059	4.4%
5716 Broken Arrow	19451 East 51st Street South	Broken Arrow, OK	2008	605	92,831	93.7%	$6,375,000	4.6%	$8,500,000		$600,632	5.3%
5706 Georgetown	2701 Farm to Market Road 1460	Georgetown, TX	2016	575	78,516	94.6%	$6,198,000	4.4%	$9,500,000		$442,190	3.9%
5708 Cypress	21300 Northwest Freeway	Cypress, TX	2004	547	77,961	88.8%	$6,191,000	4.4%	$9,000,000		$470,556	4.1%
5718 Hudson	9406 Fulton Avenue	Hudson, FL	2008	639	74,351	80.0%	$6,022,000	4.3%	$9,600,000		$478,487	4.2%
5709 Katy	18860 West Little York Road	Katy, TX	2016	471	66,545	90.4%	$5,826,000	4.2%	$8,000,000		$456,966	4.0%
5711 Houston	10801 Sabo Road	Houston, TX	2004	751	106,916	85.6%	$5,298,000	3.8%	$9,500,000		$418,539	3.7%
5700 San Antonio	14130 Old Farm to Market 471 West	San Antonio, TX	2006	498	72,324	80.7%	$5,253,000	3.8%	$9,200,000		$409,284	3.6%
5713 Edmond	14333 North Santa Fe Avenue	Edmond, OK	2006	450	62,495	90.9%	$4,750,000	3.4%	$6,600,000		$506,969	4.4%
5714 Moore	820 Northwest 27th Street	Moore, OK	2011	541	73,287	93.9%	$4,687,000	3.3%	$6,250,000		$410,323	3.6%
5701 San Antonio	7007 Walzem Road	San Antonio, TX	2016	529	77,551	95.5%	$4,610,000	3.3%	$9,300,000		$362,607	3.2%
5702 Liberty Hill	400 North US Highway 183	Liberty Hill, TX	2016	421	65,892	83.6%	$4,270,000	3.1%	$8,300,000		$335,858	2.9%
5715 Catoosa	2861 North Highway 66	Catoosa, OK	2004	536	68,359	89.4%	$4,125,000	2.9%	$5,500,000		$444,767	3.9%
5717 Broken Arrow	7121 South 297th East Avenue	Broken Arrow, OK	2001	269	64,199	92.6%	$3,450,000	2.5%	$4,600,000		$354,348	3.1%
Total/Weighted Average				12,502	1,710,607	88.7%	$140,000,000	100.0%	$223,300,000	(2)	$11,430,817	100.0%

(1)	Based on the underwritten rent roll as of May 31, 2025 for the 5707 Tomball property and July 31, 2025 for all other Capital Storage Portfolio Properties.
(2)	Represents the “As Portfolio” value, inclusive of a 5.7% portfolio premium. The sum of the individual appraised values is $211,250,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 66.3%.

The following table presents information with respect to the unit mix of the Capital Storage Portfolio Properties:

Unit Mix(1)
Unit	Net Rentable Area	% of Net Rental Area	# of Units	Current Occupancy	UW Rent Per Unit
Non-Climate Controlled	1,001,014	58.5%	6,991	88.7%	$35.36
Climate Controlled	648,053	37.9%	5,028	88.4%	$40.44
Parking	58,990	3.4%	474	85.7%	$31.36
Other(2)	2,550	0.1%	9	100.0%	$390.85
Total/Weighted Average	1,710,607	100.0%	12,502	88.5%(3)	$37.51

(1)	Based on the underwritten rent roll as of May 31, 2025 for the 5707 Tomball property and July 31, 2025 for all other Capital Storage Portfolio Properties.
(2)	Includes billboards, office and cell towers.
(3)	Total/Weighted average weighted on the number of units.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
91

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$40,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

The Market. The Capital Storage Portfolio Properties are located across three states: Texas (13 properties, 60.2% of UW NCF), Oklahoma (5 properties, 20.3% of UW NCF), and Florida (4 properties, 19.6% of UW NCF).

The following table presents a market summary related to the Capital Storage Portfolio Properties:

Market Summary
State	Property Count	# of Units	SF	Allocated Whole Loan Amount	% of ALA	UW NCF
Texas	13	7,592	1,063,384	$87,992,000	62.9%	$6,878,010
Florida	4	2,509	286,052	$28,621,000	20.4%	$2,235,768
Oklahoma	5	2,401	361,171	$23,387,000	16.7%	$2,317,039
Total	22	12,502	1,710,607	$140,000,000	100.0%	$11,430,817

Appraisal. According to the appraisal, the Capital Storage Portfolio had an “As Portfolio” appraised value of $223,300,000 as of June 24, 2025, which is inclusive of an approximately 5.7% portfolio premium. Additionally, the appraisal appraised the Capital Storage Portfolio Properties as of various dates in June 2025, which produced an aggregate “as is” appraised value of $211,250,000.

Environmental Matters. According to the Phase I environmental site assessment with various dates in July 2025, there was no evidence of any recognized environmental conditions at any of the Capital Storage Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Capital Storage Portfolio Properties:

Cash Flow Analysis
	2022	2023	2024	7/31/2025 TTM(1)	UW	UW PSF
Base Rent	$18,616,186	$18,768,703	$18,578,953	$18,293,366	$18,277,085	$10.68
Grossed Up Vacant Space	$0	$0	$0	$0	$2,360,810	$1.38
Gross Potential Rent	$18,616,186	$18,768,703	$18,578,953	$18,293,366	$20,637,895	$12.06
Other Income(2)	$1,568,713	$1,577,359	$1,726,925	$1,670,511	$1,713,867	$1.00
Less: Concessions	$397,736	$405,667	$562,189	$529,698	$529,698	$0.31
Less: Collection Loss	$322,305	$253,757	$255,794	$296,521	$296,521	$0.17
Net Rental Income	$19,464,858	$19,686,638	$19,487,895	$19,137,659	$21,525,544	$12.58
Less: Vacancy	$0	$0	$0	$0	$2,360,810	$1.38
Effective Gross Income	$19,464,858	$19,686,638	$19,487,895	$19,137,659	$19,164,734	$11.20

Real Estate Taxes	$1,559,045	$1,640,388	$1,640,679	$1,775,039	$2,593,723	$1.52
Insurance	$259,246	$315,213	$336,375	$365,165	$185,332	$0.11
Management Fee	$973,904	$984,217	$963,035	$923,893	$958,237	$0.56
Other Expenses	$3,630,283	$3,773,561	$3,863,224	$3,825,567	$3,825,567	$2.24
Total Operating Expenses	$6,422,478	$6,713,379	$6,803,313	$6,889,664	$7,562,858	$4.42

Net Operating Income	$13,042,380	$12,973,259	$12,684,581	$12,247,995	$11,601,875	$6.78
Replacement Reserves	$0	$0	$0	$0	$171,058	$0.10
Net Cash Flow	$13,042,380	$12,973,259	$12,684,581	$12,247,995	$11,430,817	$6.68

Occupancy(3)	88.4%	88.3%	87.3%	88.5%	88.6%
NOI DSCR(4)	1.58x	1.57x	1.54x	1.49x	1.41x
NCF DSCR(4)	1.58x	1.57x	1.54x	1.49x	1.39x
NOI Debt Yield(4)	9.3%	9.3%	9.1%	8.7%	8.3%
NCF Debt Yield(4)	9.3%	9.3%	9.1%	8.7%	8.2%

(1)	Represents the annualized Trailing nine Months for 5 of the 22 Capital Storage Portfolio Properties where a management change took place at the Capital Storage Portfolio Properties and a T-12 was unavailable.
(2)	Other Income includes administrative fees, late fees, tenant insurance and merchandise sales.
(3)	The underwritten vacancy is 11.4%. The Capital Storage Portfolio was 88.7% occupied as of May 31, 2025 and July 31, 2025.
(4)	Debt service coverage ratios and debt yields are based on the Capital Storage Portfolio Whole Loan.

Escrows and Reserves.

Taxes – The Capital Storage Portfolio Whole Loan documents require an upfront reserve of $1,565,740 for real estate taxes plus ongoing monthly reserves in an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next 12 months, initially $172,973.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
92

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$40,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

Insurance – The Capital Storage Portfolio Whole Loan documents require ongoing monthly reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months. Ongoing monthly reserves for insurance are not required as long as (i) no event of default under the Capital Storage Portfolio Whole Loan documents has occurred and is continuing; (ii) the Capital Storage Portfolio Properties are part of a blanket or umbrella policy approved by the lender; (iii) the borrowers provide the lender with evidence of renewal of insurance policies; and (iv) the borrowers provide the lender with paid receipts for insurance premiums by no later than 10 business days prior to the policy expiration dates.

Replacement Reserve – The Capital Storage Portfolio Whole Loan documents require ongoing monthly reserves in an amount equal to $14,260 for replacements.

Immediate Repair Funds – The Capital Storage Portfolio Whole Loan documents require an upfront reserve of $405,565 for immediate repairs.

Supplemental Tax Reserve Funds – The Capital Storage Portfolio Whole Loan documents require an upfront reserve of $436,358 as a supplemental reserve for real estate taxes.

Lockbox and Cash Management. The Capital Storage Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Trap Event Period (as defined below) the borrowers are required to establish a lender-controlled lockbox account and deposit all rents and direct all credit card companies to pay all amounts due directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Capital Storage Portfolio Whole Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the Capital Storage Portfolio Whole Loan documents; or
(ii)	the net operating income debt service coverage ratio (“NOI DSCR”) is less than 1.15x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default; or
●	with regard to clause (ii) above, the NOI DSCR is equal to or greater than 1.15x for two consecutive calendar quarters.

Release of Property The Capital Storage Portfolio Whole Loan documents provide that, following the defeasance lockout period, the borrowers may obtain the release of any individual property in connection with a bona fide sale of a release property to an unaffiliated third party, subject to certain conditions, including:

(i)	no event of default will have occurred or be continuing;
(ii)	prepayment of the Capital Storage Portfolio Whole Loan in an amount equal to the greatest of (A) 85% of the net sales proceeds from the property sale, (B) 110% of the allocated loan amount for the release property or (C) an amount sufficient to comply with related REMIC requirements, together with the applicable yield maintenance premium therefor;
(iii)	the post-release NOI DSCR being no less than 1.30x;
(iv)	the post-release net operating income debt yield’s being no less than 8.5%; and
(v)	an opinion of counsel that the partial release complies with REMIC requirements.

Terrorism Insurance. The Capital Storage Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers, in an amount equal to the full replacement cost of the Capital Storage Portfolio Properties, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a 12-month extended period of indemnity. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
93

Self Storage – Self Storage	Loan #9	Cut-off Date Balance:	$39,500,000
2631 Michelle Drive	I-5 Self Storage	Cut-off Date LTV:	62.2%
Tustin, CA 92780		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
94

Self Storage – Self Storage	Loan #9	Cut-off Date Balance:	$39,500,000
2631 Michelle Drive	I-5 Self Storage	Cut-off Date LTV:	62.2%
Tustin, CA 92780		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.5%

I-5 Self Storage
2631 Michelle Drive
Tustin, CA 92780
SANTA ANA
North Tustin
Tustin
IRVINE
Westpark
Woodbridge
University Park
ORANGE COUNTY
Orange County Great Park
Orange County Global Medical Center
Foothill Regional Medical Ctr.
Marconi Automotive Museum
Ricoh Training Center
Fujifilm Irvine Scientific
Integral Aerospace
Newport Corporation
The District at Tustin Legacy
B Braun Medical Inc.
John Wayne Airport 3 miles
Western Digital
Tustin Ranch Plaza
The Market Place
Northpark Plaza
Northwood Town Center
Heritage Plaza
Walnut Village Center
Cypress Village Shopping Center
Orange Tree Square Shopping Center
Culver Plaza
Crossroads
Westpark Plaza
Woodbridge Village Center
Irvine Valley College
Alton Square
Oak Creek Shopping Ctr.
Sand Canyon Plaza
Discovery Business Center
Hoag Hospital Irvine
Kaiser Permanente OC - Irvine Medical Center
Alton Marketplace
Irvine Spectrum
Quail Hill Shopping Center
University Park Center
Parkview Center
Concordia University-Irvine
University Center
Irvine Barclay Theatre
UC-Irvine
William R. Mason Regional Park
Rancho San Joaquin Golf Course
Strawberry Farms Golf Club
Oak Creek Golf Club
Tustin Ranch Golf Course
Bill Barber Mem. Park
Harvard Place Shopping Ctr.
METROLINK IE - OC LINE
Tustin
Irvine
Santa Ana Fwy
San Diego Fwy
Costa Mesa Fwy
5
55
261
133
405
Tustin Ave.
Hewes Ave.
Newport Ave.
17th St.
Irvine Blvd.
1st St.
Red Hill Ave.
Tustin Ranch Rd.
McFadden Ave.
Walnut Ave.
Jamboree Rd.
Valencia Ave.
Warner Ave.
Harvard Ave.
Barranca Pkwy
Von Karman Ave.
Alton Pkwy
Culver Dr.
Yale Loop
Main St.
Portola Pkwy.
Trabuco Rd.
Yale Ave.
Jeffrey Rd.
Sand Canyon Ave.
Irvine Center Dr.
Michelson Dr.
University Dr.
Campus Dr.
Turtle Rock Dr.
San Canyon Ave.
Laguna Cyn. Rd.
SAN GABRIEL MTS
LOS ANGELES
Pasadena
Burbank
Glendale
Santa Monica
Torrance
LONG BEACH
ANAHEIM
Fullerton
Pomona
Ontario
Chino
Corona
Orange
Huntington Beach
Newport Beach
Pacific Ocean
Rancho Cucamonga

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
95

Mortgage Loan No. 9 – I-5 Self Storage

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	Tustin, CA 92780
Original Balance:	$39,500,000			General Property Type:	Self Storage
Cut-off Date Balance:	$39,500,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	4.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2009/NAP
Borrower Sponsor:	Marianne J. Moy			Size:	175,777 SF
Guarantor:	Marianne J. Moy, Marianne J. Moy,			Cut-off Date Balance PSF:	$225
	as trustee of the Moy Family Survivor’s			Maturity Date Balance PSF:	$225
	Trust and Marianne J. Moy, as trustee			Property Manager:	Optivest Properties, LLC
	of the Moy Family Martial Trust
Mortgage Rate:	6.3300%
Note Date:	11/25/2025			Underwriting and Financial Information
Maturity Date:	12/1/2030			UW NOI:	$3,351,018
Term to Maturity:	60 months			UW NCF:	$3,324,651
Amortization Term:	0 months			UW NOI Debt Yield:	8.5%
IO Period:	60 months			UW NCF Debt Yield:	8.4%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	8.5%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF DSCR:	1.31x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$3,457,762 (9/30/2025 TTM)
Additional Debt Type:	NAP			2nd Most Recent NOI:	$3,304,098 (12/31/2024)
Additional Debt Balance:	NAP			3rd Most Recent NOI:	$3,384,850 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	91.4% (9/30/2025)
Reserves(1)				2nd Most Recent Occupancy:	91.2% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	92.7% (12/31/2023)
RE Taxes:	$125,410	$25,082	NAP	Appraised Value (as of):	$63,500,000 (10/22/2025)
Insurance:	$290,020	$2,902	NAP	Appraised Value per SF:	$361
Deferred Maintenance:	$3,750	$0	NAP	Cut-off Date LTV Ratio:	62.2%
Replacement Reserve:	$311,934	$2,197	$52,733	Maturity Date LTV Ratio:	62.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$39,500,000	100.0%	Loan Payoff:	$20,337,188	51.5%
			Return of Equity:	$17,997,086	45.6%
			Closing Costs:	$695,611	1.8%
			Upfront Reserves:	$470,114	1.2%
Total Sources:	$39,500,000	100.0%	Total Uses:	$39,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The ninth largest mortgage loan (the “I-5 Self Storage Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $39,500,000 and secured by a first priority mortgage encumbering the borrower’s fee interest in a self storage property totaling 175,777 SF located in Tustin, California (the “I-5 Self Storage Property”).

The Borrower and the Borrower Sponsor. The borrower for the I-5 Self Storage Mortgage Loan is I-5 Space Solutions LLC, a Delaware limited liability company, which is wholly owned by I-5 Self Storage, LLC. I-5 Self Storage, LLC is owned by R. And M. Wong Trust Dated 4/2/08 (44%), Moy Family Survivor’s Trust (9%), I-5 Management, LLC (3%), Audrey C. Moy Separate Trust Dated 11/20/17 (22%), The Marlowe D. Moy Irrevocable Trust FBO Jared Moy Dated 8/2/17 (11%) and The Marlowe D. Moy Irrevocable Trust FBO Aaron Moy Dated 8/2/17 (11%). The borrower sponsor for the I-5 Self Storage Mortgage Loan is Marianne J. Moy. The non-recourse carveout guarantors of the I-5 Self Storage Mortgage Loan are Marianne J. Moy, Marianne J. Moy as trustee of the Moy Family Survivor’s Trust and Marianne J. Moy, as trustee of the Moy Family Martial Trust.

Marianne J. Moy is the president of Golden Horizon Enterprises, a real estate investment and management firm that has operated in California for over 40 years. Golden Horizon Enterprises’ portfolio includes the 265,000 SF Glendale Fashion Center and over 1,000 apartment units across southern California.

The Property. The I-5 Self Storage Property is a 175,777 SF self storage property that is situated on a 7.0 acre site in Tustin, California. The property consists of three one-story buildings and one two-story building, for a total land area of 304,925 SF. The I-5 Self Storage Property was 91.4% occupied on a PSF basis and 88.4% occupied on a unit basis as of September 30, 2025. The I-5 Self Storage Property has 1,553 storage units that range in size from 15 SF to 900 SF, with an average of 113 SF. Monthly rents at the property range from $42 to $1,485 per unit, with an average in-place rent of $240 per unit. There are also 90 parking units that are 88.2% occupied on a SF basis and 88.4% occupied on a unit basis as of September 30, 2025. Facility amenities include keypad entry, surveillance cameras, individual unit locks and on-site management. The borrower sponsor purchased the land parcel of the I-5 Self Storage Property in 2004 and developed the self storage improvements in 2009 for a total cost basis of $20,000,000.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
96

Self Storage – Self Storage	Loan #9	Cut-off Date Balance:	$39,500,000
2631 Michelle Drive	I-5 Self Storage	Cut-off Date LTV:	62.2%
Tustin, CA 92780		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.5%

The following table presents certain information with respect to the units at the I-5 Self Storage Property:

Unit Mix Summary(1)
Unit Type	SF	Occupied SF	Occupancy % (SF)	Units	Occupied Units	Occupancy % (Units)	Monthly Avg. Rent per Unit	Monthly Avg. Rent PSF
Self Storage	175,777	160,598	91.4%	1,553	1,373	88.4%	$240	$2.05

(1)	Based on the underwritten rent roll dated September 30, 2025.

The Market. The I-5 Self Storage Property is located in Tustin, California, within Orange County. It is part of the Los Angeles-Long Beach-Glendale metropolitan area and is approximately 39 miles southeast of the Los Angeles central business district. Primary highway access to the area is via Interstate 5, which traverses California in a north/south direction. Interstate 5 begins at the border with Mexico and extends north through California to Oregon and Washington all the way to the Canadian border. Much of the Los Angeles and San Francisco traffic travels along Interstate 5, making it one of the busiest throughways in the state. The area immediately surrounding the I-5 Self Storage Property is largely commercial with retail, industrial/flex and office developments clustered along the arterials, complemented by adjacent residential neighborhoods. According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the I-5 Self Storage Property is 18,679, 203,100, and 540,020, respectively. According to the appraisal, the 2025 average household income within the same radii is $157,672, $163,167 and $155,036, respectively.

The following table presents comparable self storage properties with respect to the I-5 Self Storage Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Units	SF	Occupancy
I-5 Self Storage (subject)(1) 2631 Michelle Drive Tustin, CA	-	2009	1,553	175,777	91.4%
Extra Space Storage 3289 El Camino Real Irvine, CA	0.80 miles	2001	1,787	126,845	95.0%
AAA Quality Self Storage 2681 Walnut Avenue Tustin, CA	0.52 miles	1997	835	77,094	88.0%
SecurCare Self Storage 1671 Edinger Avenue Tustin, CA	1.38 miles	2007	479	32,500	94.0%
Extra Space Storage 16242 Construction Circle West Irvine, CA	2.18 miles	1985	834	69,436	95.0%
Irvine Self Storage 2960 Main Street Irvine, CA	3.54 miles	1995	754	89,250	87.0%
A-1 Self Storage 2555 South Main Street Santa Ana, CA	4.54 miles	2001	507	52,000	87.0%
One Stop Storage 157 North Wayfield Street Orange, CA	4.94 miles	2000	941	91,080	94.0%
Extra Space Storage 15875 Laguna Canyon Road Irvine, CA	4.54 miles	2003	1,233	102,519	95.0%

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll dated September 30, 2025, other than Year Built.

Appraisal. The appraisal concluded to an “as-is” value for the I-5 Self Storage Property of $63,500,000 as of October 22, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated October 29, 2025, there is a controlled recognized environmental condition at the I-5 Self Storage Property related to residual contamination from activities performed by the previous occupant. See “Description of the Mortgage Pool—Environmental Considerations” In the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
97

Self Storage – Self Storage	Loan #9	Cut-off Date Balance:	$39,500,000
2631 Michelle Drive	I-5 Self Storage	Cut-off Date LTV:	62.2%
Tustin, CA 92780		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the I-5 Self Storage Property:

Cash Flow Analysis
	2021	2022	2023	2024	9/30/2025 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,604,117	$3,889,532	$4,089,012	$4,095,851	$4,165,554	$4,703,774	$26.76
Other Income	$201,231	$208,975	$250,873	$253,711	$263,245	$263,245	$1.50
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	($470,377)	($2.68)
Effective Gross Income	$3,805,348	$4,098,507	$4,339,885	$4,349,562	$4,428,799	$4,496,641	$25.58

Real Estate Taxes	$267,173	$271,653	$277,020	$277,547	$281,273	$431,338	$2.45
Insurance	$16,318	$16,039	$16,798	$29,578	$24,186	$33,809	$0.19
Other Operating Expenses	$659,309	$781,450	$661,217	$738,339	$665,578	$680,477	$3.87
Total Operating Expenses	$942,800	$1,069,142	$955,035	$1,045,464	$971,037	$1,145,623	$6.52

Net Operating Income	$2,862,548	$3,029,365	$3,384,850	$3,304,098	$3,457,762	$3,351,018	$19.06
Replacement Reserves	$0	$0	$0	$0	$0	$26,367	$0.15
TI/LC	$0	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$2,862,548	$3,029,365	$3,384,850	$3,304,098	$3,457,762	$3,324,651	$18.91

Occupancy (%)(2)	95.7%	94.5%	92.7%	91.2%	91.4%	90.0%
NOI DSCR	1.13x	1.19x	1.34x	1.30x	1.36x	1.32x
NCF DSCR	1.13x	1.19x	1.34x	1.30x	1.36x	1.31x
NOI Debt Yield	7.2%	7.7%	8.6%	8.4%	8.8%	8.5%
NCF Debt Yield	7.2%	7.7%	8.6%	8.4%	8.8%	8.4%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated September 30, 2025.
(2)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies on a SF basis.

Escrows and Reserves.

Real Estate Tax Escrows – On the loan origination date, the borrower was required to make an upfront deposit of $125,410 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to approximately $25,082 monthly).

Insurance Escrows – On the loan origination date, the borrower was required to make an upfront deposit of $29,020 into a reserve for insurance premiums. In addition, the borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the estimated annual insurance premiums (which currently equates to approximately $2,902 monthly). However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender, and (iii) the borrower provides the lender evidence of renewal of such policies prior to their expiration and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Replacement Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $311,934 into a reserve for capital expenditures. In addition, the borrower is required to deposit into such reserve, on a monthly basis, an amount equal to $2,197 for capital expenditures; provided that such monthly deposits will not be required so long as the amount on deposit in such reserve exceeds approximately $52,733.

Deferred Maintenance Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $3,750 into a reserve for required repairs at the I-5 Self Storage Property.

Lockbox / Cash Management. The I-5 Self Storage Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrower is required to establish a lockbox account for the benefit of the lender, into which the borrower will deposit, or cause to be deposited, all rents. In addition, upon the first occurrence of a Cash Sweep Event Period, the borrower is required to establish a cash management account, into which the borrower will deposit, or cause to be deposited, during the continuance of such Cash Sweep Event Period, all sums on deposit in the lockbox account. On each business day during a Cash Sweep Event Period, the borrower is required to cause the lockbox bank to transfer all funds on deposit in the lockbox account to the cash management account. Provided no event of default is continuing under the I-5 Self Storage Mortgage Loan documents, all funds on deposit in the cash management account on each monthly payment date are required to be applied in the following order of priority: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the I-5 Self Storage Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses and (v) to deposit all remaining amounts into an excess cash flow reserve, to be held as additional security for the I-5 Self Storage Mortgage Loan during such Cash Sweep Event Period or to the extent that no Cash Sweep Event Period exists, to be disbursed to the borrower.

“Cash Sweep Event Period” means a period:

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
98

Self Storage – Self Storage	Loan #9	Cut-off Date Balance:	$39,500,000
2631 Michelle Drive	I-5 Self Storage	Cut-off Date LTV:	62.2%
Tustin, CA 92780		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.5%
i.	commencing upon an event of default under the I-5 Self Storage Mortgage Loan documents, and ending upon the cure (if applicable) of such event of default; or
ii.	commencing upon the debt service coverage ratio of the I-5 Self Storage Mortgage Loan being less than 1.10x at the end of any calendar quarter and ending upon the date such debt service coverage ratio is equal to or greater than 1.10x for the immediately preceding calendar quarter. However, if at any time, the debt service coverage ratio of the I-5 Self Storage Mortgage Loan is above 1.00x but below 1.10x, the borrower may avoid a Cash Sweep Event Period by posting cash or an acceptable letter of credit in the amount which (if applied to the I-5 Self Storage Mortgage Loan balance and debt service were recalculated), would result in the debt service coverage ratio of the I-5 Self Storage Mortgage Loan reaching 1.10x.

Terrorism Insurance. The I-5 Self Storage Mortgage Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to 100% of the full replacement cost of the I-5 Self Storage Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to six months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
99

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$38,000,000
14075 Riverview Street	Infinity Park Apartments	Cut-off Date LTV:	70.6%
Detroit, MI 48223		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	9.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
100

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$38,000,000
14075 Riverview Street	Infinity Park Apartments	Cut-off Date LTV:	70.6%
Detroit, MI 48223		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	9.5%

Infinity Park Apartments
14075 Riverview Street
Detroit, MI 48223
Oakland Comm. College-Orchard Ridge Campus
Costick Activities Ctr.
11 Mile Rd
696
Federal-Mogul Motorparts
Barton Malow
American Center
Plante Moran
Lathrup Village
Berkley
Reuther Frwy
Farmington Hills
24
Harley Ellis Devereaux
10
City of Southfield
Civic Center Park
Denso Intl. America, Inc.
Secretary of State Office
Yahoo
CDW
Lawrence Technological University
10 Mile Rd
OAKLAND COUNTY
Farmington
Grand River Ave
Middlebelt Rd
Inkster Rd
Beech Rd
Southfield
Straith Hospital for Special Surgery
Oak Park
Oakland Comm. College-Southfield
5
West River Center
Shiawassee Rd
9 Mile Rd
Lear Corporation
Plum Hollow CC
Telegraph Rd
Lahser Rd
Evergreen Rd
Northland City Center
Corewell Health Farmington Hills Hospital
102
8 Mile Rd
Werton Plaza
39
Redford Oaks Shopping Center
O'Hair Park
Southfield Frwy
Livonia Marketplace
7 Mile Rd
Rotary Park
Rogell GC
Redford
Wayne County Community College
Outer Dr
McNichols Rd
Glenhurst GC
Merriman Rd
Beech Daly Rd
Grandland Shopping Center
Greenfield Rd
Fenkell St
Livonia
Western Golf & CC
Eliza Howell Park
DETROIT
Tele-craft Plaza
96
Jeffries Frwy
Schoolcraft Ave
Ford Motor Co. Livonia Parts Depot
WAYNE COUNTY
Detroit Diesel Corp.
Detroit Metro./Wayne County Airport - 11 miles
Rouge Park GC
Plymouth Rd
Downtown Detroit 11 miles
Chicago St
River Rouge Park
Joy Rd
Wayne County Comm. College NW Campus
Ann Arbor Trl
Parr Park
Warren Ave
Dearborn Heights
Henry Ford College
Fairlane North
153
Ford Rd
Univ. of Michigan-Dearborn
Fairlane Meadows Mall
Dearborn GC
Fairlane Town Center
Ford Motor Co. Headquarters
Dearborn
12
Waterford
Pontiac
Rochester Hills
Rochester
Shelby
MACOMB COUNTY
OAKLAND COUNTY
West Bloomfield
Troy
Sterling Heights
Clinton
Farmington Hills
Warren
St. Clair Shores
Novi
Southfield
Livonia
Lake St. Clair
Canton
Westland
DETROIT
WINDSOR
CANADA
Taylor
ONTARIO

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
101

Mortgage Loan No. 10 – Infinity Park Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	Detroit, MI 48223
Original Balance:	$38,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$38,000,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	4.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1952/2016-2024
Borrower Sponsor:	Issam A. Ahwal			Size:	480 Units
Guarantor:	Rene Ahwal			Cut-off Date Balance per Unit:	$79,167
Mortgage Rate:	5.6130%			Maturity Date Balance per Unit:	$79,167
Note Date:	11/14/2025			Property Manager:	Westgate Terrace Apartments, LLC
Maturity Date:	12/11/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$3,591,995
IO Period:	60 months			UW NCF:	$3,471,995
Seasoning:	0 months			UW NOI Debt Yield:	9.5%
Prepayment Provisions:	L(24),D(32),O(4)			UW NCF Debt Yield:	9.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.5%
Additional Debt Type:	NAP			UW NCF DSCR:	1.61x
Additional Debt Balance:	NAP			Most Recent NOI:	$4,115,783 (10/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$3,837,580 (12/31/2024)
				3rd Most Recent NOI(2):	$2,433,147 (12/31/2023)
				Most Recent Occupancy:	99.4% (11/10/2025)
Reserves(1)				2nd Most Recent Occupancy(3):	100.0% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	99.0% (12/31/2023)
RE Taxes:	$73,882	$14,270	NAP	Appraised Value (as of):	$53,800,000 (7/9/2025)
Insurance:	$32,942	Springing	NAP	Appraised Value per Unit:	$112,083
Replacement Reserve:	$0	$10,000	NAP	Cut-off Date LTV Ratio:	70.6%
Insurance Deductible Reserve:	$150,000	$0	NAP	Maturity Date LTV Ratio:	70.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$38,000,000	100.0%	Loan Payoff:	$19,537,829	51.4%
			Return of Equity:	$16,199,703	42.6%
			Closing Costs:	$2,005,644	5.3%
			Upfront Reserves:	$256,824	0.7%
Total Sources:	$38,000,000	100.0%	Total Uses:	$38,000,000	100.0%

(1)	See “Escrows and Reserves” section below.
(2)	The increase in Net Operating Income from 2023 to 2024 is due to a $250 rent increase per unit on all units upon lease renewal that began in 2023 following the COVID-19 pandemic rent freeze. Full implementation took approximately 18 months through 2023 and 2024.
(3)	Based on information from a third party data provider. The borrower sponsor has owned and operated the Infinity Park Apartments Property since 2016.

The Mortgage Loan. The tenth largest mortgage loan (the “Infinity Park Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $38,000,000 and secured by the fee interest in a 480-unit multifamily property located in Detroit, Michigan (the “Infinity Park Apartments Property”).

The Borrower and the Borrower Sponsor. The borrower is Infinity Park, LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity with one independent director. The borrower sponsor is Issam A. Ahwal and the non-recourse carveout guarantor is Rene Awhal.

The Property. The Infinity Park Apartments Property is a garden-style multifamily property located on Riverview Street in Detroit, Michigan. The property consists of 31 apartment buildings with a total of 480 apartment units (excluding two one-bedroom units which are designated for administrative use). The property was constructed in 1952 and extensively renovated in phases from 2016 to 2024 and is situated on an approximately 20.2-acre site. The borrower acquired the property in 2016 and has since invested approximately $13.1 million in capital expenditures, which included new roofs among many other improvements, to renovate and reposition the property. Amenities include gated entrance, on-site management, and surface parking. The property includes 191 one-bedroom units and 289 two-bedroom units. Unit amenities include Washer/Dryer In Unit, Washer/Dryer Hookup, Dishwasher, Stainless Steel Appliances, Refrigerator, Stove/Oven, Floor Covering-Carpet, Floor Covering-Vinyl, Air conditioning - Central, Patios/Balcony, and Ceiling Fans. As of November 10, 2025, the property was 99.4% occupied. 38 units at the property are included within the HOME Investment Partnerships Program and are subject to affordable housing-related leasing restrictions. In addition, 17 units are rented to tenants participating in the Section 8 voucher program. See “Description of the Mortgage Pool – Property Types” and “– Use Restrictions” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
102

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$38,000,000
14075 Riverview Street	Infinity Park Apartments	Cut-off Date LTV:	70.6%
Detroit, MI 48223		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	9.5%

The following table presents certain information relating to the unit mix of the Infinity Park Apartments Property:

Unit Mix(1)(2)(3)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1 Bedroom (Market Rate)	176	175	36.7%	99.4%	625	$870
2 Bedroom, 1 Bath (Market Rate)	251	251	52.3%	100.0%	886	$1,017
1 Bedroom (HomeBound)	7	7	1.5%	100.0%	550	$900
2 Bedroom, 1 Bath (HomeBound)	29	27	6.0%	93.1%	902	$1,025
1 Bedroom (Section 8)(4)	8	8	1.7%	100.0%	625	$902
2 Bedroom, 1 Bath (Section 8)	7	7	1.5%	100.0%	900	$1,017
1 Bedroom (Homebound & Section 8)	2	2	0.4%	100.0%	900	$985
Total/Weighted Average	480	477	100.0%	99.4%	783	$960

(1)	Information based on the underwritten rent roll dated November 10, 2025.
(2)	Information excludes two, 1 Bedroom units which are designated for administrative use.
(3)	The borrower sponsor occupies a 2-bedroom, 1 Bath unit at the Infinity Park Apartments Property.
(4)	Includes one unit currently renewing eligibility.

The Market. The Infinity Park Apartments Property is a multifamily property located in the West Side Detroit submarket within the Detroit-Warren-Dearborn, Michigan Metropolitan Statistical Area (“MSA”). The median household income for the Detroit MSA is $76,738, which is 5.6% higher than Michigan ($72,645) and the median home value in the MSA ($278,815) is 7.5% higher than Michigan ($259,246). The property is located along Telegraph Road, offering frontage and convenient access to Interstate 96 and US Highway 24 for regional connectivity. The property is adjacent to Eliza Howell Park and approximately 23.2 miles from Windsor International Airport. Major employers in the area include General Motors, Stellantis, Ford Motor Company, Corewell Health, and Zeppelin-Stiftung.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 9,543, 113,598 and 342,804 respectively, and the median household income within the same radii was $50,159, $58,265 and $55,154, respectively.

According to appraisal, as of quarter one of 2025, the West Side Detroit submarket reported total inventory of 8,314 units with a 10.8% vacancy rate and average asking rents of $800 per month. The appraisal identified six directly competitive multifamily properties comparable with average asking rents ranging from $803 to $1,325 per unit and are further detailed in the table below:

Competitive Set
	Infinity Park Apartments (Subject)	Northbrook Apartments	Franklin Square Apartments	Willow Creek Apartments	Glen Cove Apartments	Ramblewood Apartments	Carriage Park
Location	Detroit, MI	Detroit, MI	Livonia, MI	Redford, MI	Detroit, MI	Detroit, MI	Dearborn Heights, MI
Distance to Subject	--	3.4 miles	3.1 miles	1.0 Miles	0.5 miles	3.1 Miles	3.1 miles
Property Type	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily
Year Built/Renovated	1952/2016-2024	1966/NAP	1965/NAP	1964/NAP	1970/NAP	1968/NAP	1964/NAP
Number of Units	480(1)	40	152	191	108	110	256
Average Monthly Rent (per unit)
1 Bedroom	$874(1)	$980	$1,180	$1,036	$803	$995	$1,024
2 Bedroom / 1 Bath	$1,018(1)	$1,150	$1,325	$1,022	$904	$1,300	$1,252
Occupancy	99.4%(1)	95.0%	99.3%	100.0%	100.0%	98.2%	96.5%

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll dated November 10, 2025.

Appraisal. The appraisal concluded to an “as-is” value for the Infinity Park Apartments Property of $53,800,000 as of July 9, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 3, 2025, there was evidence of recognized environmental conditions (REC’s) at the Infinity Park Apartments Property associated with the petroleum release from on-site underground storage tanks (“UST’s”) that were removed in 2010 and releases from an adjacent and up-gradient dry-cleaning operations conducted in the 1950’s and 1960’s. Michigan regulatory authorities have overseen ongoing remediation at the adjacent property. Baseline Environmental Assessments (BEA’s), which provide new property owners with statutory protection against existing subsurface contamination, were completed for the Infinity Park Apartments Property in 2010 and 2019. The Phase I ESA consultant recommended continued compliance with the oversight agency regarding ongoing remediation activities undertaken with respect to the adjacent property. See “Description of the Mortgage Pool – Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
103

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$38,000,000
14075 Riverview Street	Infinity Park Apartments	Cut-off Date LTV:	70.6%
Detroit, MI 48223		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	9.5%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Infinity Park Apartments Property:

Cash Flow Analysis
	2023		2024		TTM 10/31/2025	UW		UW per Unit
Base Rent	$4,256,688		$5,058,043		$5,436,932	$5,256,380		$10,951
Vacancy	$0		$0		$0	$276,652		$576
Gross Potential Rent	$4,256,688		$5,058,043		$5,436,932	$5,533,032		$11,527
Concessions	$0		$0		$0	$0		$0
Retained Deposits(1)	$0		$259,657		$282,310	$0		$0
RUBS Payments(2)	$0		$96,599		$36,815	$244,740		$510
Other Income	$42,473		$120,026		$82,219	$82,219		$171
Net Rentable Income	$4,299,161		$5,534,325		$5,838,276	$5,859,991		$12,208
(Vacancy / Credit Loss)	$0		$0		$0	($276,652)		($576)
Effective Gross Income	$4,299,161		$5,534,325		$5,838,276	$5,583,340		$11,632

Real Estate Taxes	$170,000		$170,000		$170,000	$185,435		$386
Insurance	$433,433		$325,076		$303,741	$389,657		$812
Other Operating Expenses	$1,262,581		$1,201,668		$1,248,752	$1,416,252		$2,951
Total Operating Expenses	$1,866,014		$1,696,745		$1,722,494	$1,991,344		$4,149

Net Operating Income(3)(4)	$2,433,147		$3,837,580		$4,115,783	$3,591,995		$7,483
Replacement Reserves	$0		$0		$0	$120,000		$250
Net Cash Flow	$2,433,147		$3,837,580		$4,115,783	$3,471,995		$7,233

Occupancy (%)	99.0%	(5)	100.0%	(5)	99.4%	95.0%	(6)
NOI DSCR	1.13x		1.77x		1.90x	1.66x
NCF DSCR	1.13x		1.77x		1.90x	1.61x
NOI Debt Yield	6.4%		10.1%		10.8%	9.5%
NCF Debt Yield	6.4%		10.1%		10.8%	9.1%

(1)	In 2024 the ownership proactively implemented a deposit retention program to cover the make-ready work on vacated units in preparation for the next tenant.
(2)	RUBS Payments were implemented in 2024 and were separately tracked from base rent prior to 2025. In 2025, the borrower began tracking RUBS within base rent. For the purposes of underwriting, underwritten Base Rent and RUBS Payments are tracked separately.
(3)	The increase in Net Operating Income from 2023 to 2024 is due to a $250 rent increase per unit on all units upon lease renewal that began in 2023 following the COVID-19 pandemic rent freeze. Full implementation took approximately 18 months through 2023 and 2024.
(4)	The decrease in Net Operating Income to UW NOI is primarily due to a 3.0% management fee applied to the underwriting. The Infinity Park Apartments Property is managed by an affiliate of the borrower and there is no written management agreement in place.
(5)	Based on information from a third party data provider. The borrower sponsor has owned and operated the Infinity Park Apartments Property since 2016.
(6)	Underwritten economic vacancy is 5.0%. The Infinity Park Apartments Property was 99.4% physically occupied as of November 10, 2025.

Escrows and Reserves.

Real Estate Taxes – The Infinity Park Apartments Mortgage Loan documents require an upfront reserve of $73,882 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months, initially $14,270.

Insurance – The Infinity Park Apartments Mortgage Loan documents require an upfront reserve of $32,942 for insurance premiums and the borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve on a monthly basis. However, the borrower will not be required to make the monthly insurance reserve deposit, provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policy.

Insurance Deductible Reserve – The Infinity Park Apartments Mortgage Loan documents require an upfront deposit of $150,000 for insurance deductible reserves in the event the borrower’s property insurance exceeds $50,000. The in-place deductible is $50,000, a higher property insurance deductible is not permitted, and the borrower has satisfied related requirements for a release of the reserve.

Replacement Reserve – The Infinity Park Apartments Mortgage Loan documents require ongoing monthly deposits of $10,000 for replacement reserves.

Lockbox and Cash Management. The Infinity Park Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Within 30 days from receipt of written notice from the lender that a Cash Trap Event Period (as defined below) has commenced, the borrower is required to, among other things, (i) execute a deposit account control agreement to establish a deposit account with a clearing bank and (ii) send executed letters directing all tenants to deposit all sums due under their respective leases directly into such deposit account. All funds in the deposit account are required to be swept periodically to a lender-controlled cash management account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account and such funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied and disbursed in accordance with the Infinity Park Apartments Mortgage Loan documents, with any excess funds (i) to be deposited into an excess cash flow reserve

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
104

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$38,000,000
14075 Riverview Street	Infinity Park Apartments	Cut-off Date LTV:	70.6%
Detroit, MI 48223		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	9.5%

account held by the lender as cash collateral for the Infinity Park Apartments Mortgage Loan during the continuance of such Cash Trap Event Period, or (ii) if no Cash Trap Event Period is continuing, disbursed to an account designated by the borrower.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default; or
(ii)	the debt service coverage ratio (“DSCR”) falling below 1.20x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause(i) the cure of the related event of default; or
●	with regard to clause (ii) the DSCR being equal to or greater than 1.25x for two consecutive calendar quarters.

Terrorism Insurance. The Infinity Park Apartments Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Infinity Park Apartments Property, as well as business interruption insurance covering up to 18 months following a casualty event, with an extended period of indemnity covering up to six months following the physical repair of the subject improvements. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
105

Mortgage Loan No. 11 – Haven Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MBDRS):	NR/NR/NR			Location:	San Bernardino, CA 92411
Original Balance:	$34,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$34,000,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	3.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2024/NAP
Borrower Sponsor:	James P. Warmington Jr.			Size:	95 Units
Guarantor:	JSMJ, LLC			Cut-off Date Balance per Unit:	$357,895
Mortgage Rate:	5.8840%			Maturity Date Balance per Unit:	$357,895
Note Date:	11/12/2025			Property Manager:	Western National Property
Maturity Date:	12/1/2030				Management
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,811,543
IO Period:	60 months			UW NCF:	$2,787,793
Seasoning:	0 months			UW NOI Debt Yield:	8.3%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF Debt Yield:	8.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	8.3%
Additional Debt Type:	NAP			UW NCF DSCR:	1.37x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,456,201 (9/30/2025 T-3 Ann.)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$2,106,676 (9/30/2025 T-9 Ann.)
				3rd Most Recent NOI(2):	NAV
				Most Recent Occupancy:	95.8% (10/21/2025)
				2nd Most Recent Occupancy(2):	NAV
Reserves				3rd Most Recent Occupancy(2):	NAV
Type	Initial	Monthly	Cap	Appraised Value (as of):	$48,700,000 (8/5/2025)
RE Taxes:	$101,308	$50,654	NAP	Appraised Value per Unit:	$512,632
Insurance:	$0	Springing(1)	NAP	Cut-off Date LTV Ratio:	69.8%
Replacement Reserve:	$0	$1,979	NAP	Maturity Date LTV Ratio:	69.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$34,000,000	100.0%	Loan Payoff:	$28,223,976	83.0%
			Return of Equity:	$4,233,635	12.5%
			Closing Costs:	$1,441,080	4.2%
			Reserves:	$101,308	0.3%
Total Sources:	$34,000,000	100.0%	Total Uses:	$34,000,000	100.0%

(1)	The borrower will be required to make monthly deposits into an insurance reserve in an amount equal to 1/12th of the estimated annual insurance premiums; provided, that for so long as an acceptable blanket policy is in place (which was the case at origination), such deposits will be waived.
(2)	The Haven Park Property (as defined below) was constructed and leased up in phases from August 2024 through December 2024. Accordingly, complete historical NOI and Occupancy are not available.

The Mortgage Loan. The eleventh largest mortgage loan (the “Haven Park Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $34,000,000 and secured by a first priority fee mortgage encumbering a 95-unit multifamily community located in San Bernardino, California (the “Haven Park Property”).

The Borrower and the Borrower Sponsor. The borrower is Warmington Highland Village Associates, LP, a California limited partnership and single purpose entity. The borrower sponsor is James P. Warmington Jr. and the non-recourse carveout guarantor is JSMJ, LLC.

JSMJ, LLC is managed by the borrower sponsor, James P. Warmington Jr., and owned by other members of the Warmington Family, which founded and runs Warmington Properties, Inc. Warmington Properties, Inc. is a full-service real estate company specializing in ground-up development, acquisition, and property management. Warmington Properties, Inc. was founded in 1926 by William C. Warmington. The company initially developed luxury residential homes in Los Angeles’ westside. By the 1980s, the company was building and managing multifamily properties in addition to building traditional single-family homes in new suburbs and master planned communities throughout California. Over its nearly 100-year history, Warmington Properties, Inc. has developed approximately 40,000 homes in core markets across California and Nevada. Today, the company is run by James P. Warmington Jr., the great grandson of William C. Warmington. Warmington Properties, Inc.’s portfolio includes 21 multifamily communities, four student housing projects, five industrial assets, three retail assets and one office space within 18 different cities across California, Nevada, and Utah.

The Property. The Haven Park Property is a newly constructed, build-to-rent community located in San Bernardino, California. Situated on a 6.42-acre site, the Haven Park Property was completed in December 2024 and is comprised of 95 two-story, single-family homes totaling 172,674 SF of NRA. The Haven Park Property is in a gated community that offers amenities including a BBQ grilling area, pet areas and a playground. The Haven Park Property includes 233 parking spaces (including attached garages and surface parking), which equates to a parking ratio of 2.45 spaces per unit. The Haven Park

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
106

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$34,000,000
1775 West Highland Avenue	Haven Park	Cut-off Date LTV:	69.8%
San Bernardino, CA 92411		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	8.3%

Property is located less than 1.0 mile from Howard Inghram Elementary School and Manuel A. Salinas Creative Arts Elementary School, approximately 1.0 mile from Martin Luther King Middle School and approximately 1.5 miles from Arroyo Valley High School.

The borrower sponsor acquired the Haven Park Property as vacant land in 2023 for approximately $3,000,000 and developed the Haven Park Property, at a total construction cost of approximately $39,521,000. Units at the Haven Park Property were delivered in phases from August 2024 through December 2024. The Haven Park Property leased up at an average of seven units per month from August 2024 through June 2025. By July of 2025, the Haven Park Property achieved stabilization at 97.9% occupancy. During lease-up, property management offered concessions ranging from a $1,000 ‘move-in’ special to one month of free rent. Average concessions were approximately $1,600 on new leases signed from August 2024 through June 2025. No concessions have been offered since August 2025. New leases and lease renewals have been executed at an approximately 2.5% rent premium over initial leases, with no concessions. As of October 21, 2025, the Haven Park Property was 95.8% occupied. All units are rented at market rent, with no restricted leases.

The unit mix consists of 50 three-bedroom units, 32 four-bedroom units and 13 five-bedroom units, each situated on its own parcel. Unit amenities include stainless steel appliances, enclosed back yards, attached two-car garages, ceiling fans and full-size washers and dryers.

The following table presents certain information relating to the unit mix at the Haven Park Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
3 BR 2.5 BA(4)	50	47	94.0%	1,648	82,399	$3,468	$3,452
4 BR 2.5 BA	26	26	100.0%	1,961	50,988	$3,775	$3,781
4 BR 3 BA	6	5	83.3%	2,075	12,450	$3,966	$4,030
5 BR 2.5 BA	6	6	100.0%	2,052	12,312	$4,122	$4,100
5 BR 3 BA	7	7	100.0%	2,075	14,525	$4,275	$4,300
Total/Wtd. Avg.	95	91	95.8%	1,818	172,674	$3,688	$3,682

(1)	Based on the borrower rent roll dated October 21, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.
(4)	Includes one model unit underwritten as occupied.

The Market. The Haven Park Property is located in San Bernardino, California, and is part of the Riverside-San Bernardino-Ontario, CA Metropolitan Statistical Area (the “MSA”). San Bernardino is located approximately 60 miles east of Los Angeles and 55 miles west of Palm Springs. The Haven Park Property is situated on the south side of West Highland Avenue, just east of the Foothills Freeway (State Route 210) and less than two miles west of Interstate 215. The MSA has numerous higher education facilities, including the University of California-Riverside, California State University, San Bernardino, The University of Redlands and the Loma Linda School of Medicine. The MSA has a diverse economy supported by sectors such as healthcare, tourism and clean energy technologies. The top employers in San Bernardino County include Loma Linda University Medical Center, San Bernardino County, Amazon, Ontario International Airport and Dignity Health Community Hospital of San Bernardino.

The Haven Park Property is located within the Inland Empire market and the San Bernardino submarket. According to a second quarter 2025 market report for the Inland Empire, the submarket has total inventory of 16,325 units, with vacancy of 4.7%. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Haven Park Property was 17,854, 162,366 and 362,051, respectively. The estimated 2024 average household income within the same radii was $79,735, $84,482 and $89,972, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
107

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$34,000,000
1775 West Highland Avenue	Haven Park	Cut-off Date LTV:	69.8%
San Bernardino, CA 92411		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	8.3%

The following table presents information regarding certain competitive properties to the Haven Park Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built / Renovated	Property Subtype	Total Occupancy	Average SF/Unit	Number of Units	Average Rent per Month	Distance to Subject
Haven Park 1775 West Highland Avenue San Bernardino, CA	2024 / NAP	Garden	95.8%(2)	1,818	95(2)	3BR - $3,468(2) 4BR - $3,806(2) 5BR - $4,204(2)	-
Glen at Fontana 15912 Chase Road Fontana, CA	2025 / NAP	Single-Family Residential	N/A	1,056	92	1BR - $2,195 2BR - $3,007 3BR - $4,069	7.6 miles
The Orchard on Rialto 2578 West Rialto Avenue San Bernardino, CA	2025 / NAP	Single-Family Residential	73.5%	1,646	34	3BR - $3,225 4BR - $3,450	2.6 miles
San Carlo Townhomes 28214 Greenspot Road Highland, CA	2024 / NAP	Townhouse	98.0%	1,085	200	1BR - $2,463 2BR - $2,755 3BR - $3,415	7.9 miles
Calista Townhomes 17030 Limestone Lane Fontana, CA	2023 / NAP	Townhouse	93.0%	1,376	100	2BR - $3,286 3BR - $3,651	6.1 miles
Rialto Arrow Terrace 1655 West Rialto Avenue Rialto, CA	2007 / NAP	Townhouse	90.0%	1,336	40	3BR - $2,795	5.1 miles
The Standard Redlands 24000 West Lugonia Avenue Redlands, CA	2025 / NAP	Townhouse	60.0%	931	281	1BR - $2,418 2BR - $2,778 3BR - $3,395	7.4 miles

(1)	Source: Appraisal.
(2)	Based on the borrower rent roll dated October 21, 2025.

Appraisal. The appraisal concluded to an “as-is” value for the Haven Park Property of $48,700,000 as of August 5, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated August 4, 2025, a recognized environmental condition was identified. The Haven Park Property is located within the Newmark Superfund Site/Newmark Groundwater Contamination Site that includes area-wide groundwater impacts under portions of the City of San Bernardino. The Phase I environmental site assessment did not identify the Haven Park Property as a contributor to the regional groundwater impacts. No further action was recommended by the Phase I environmental site assessment.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
108

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$34,000,000
1775 West Highland Avenue	Haven Park	Cut-off Date LTV:	69.8%
San Bernardino, CA 92411		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	8.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Haven Park Property:

Cash Flow Analysis(1)
	9/30/2025 T-9 Annualized(1)	9/30/2025 T-3 Annualized(1)		UW		UW Per Unit
Gross Potential Rent(2)	$4,188,784	$4,187,064		$4,202,232		$44,234
Utility Reimbursement	$95,455	$174,475		$174,475		$1,837
Concessions(3)	($245,976)	($42,000)		$0		$0
Potential Gross Income	$4,038,263	$4,319,539		$4,376,707		$46,071
Vacancy/Credit Loss	($1,190,728)	($151,047)		($252,134)		($2,654)
Other Income(4)	$152,850	$210,958		$210,958		$2,221
Effective Gross Income	$3,000,385	$4,379,450		$4,335,531		$45,637

Real Estate Taxes	$0	$0		$587,780		$6,187
Insurance	$127,747	$204,747		$98,182		$1,033
Other Operating Expenses	$765,962	$718,502		$838,027		$8,821
Total Operating Expenses	$893,709	$923,249		$1,523,989		$16,042

Net Operating Income	$2,106,676	$3,456,201		$2,811,543		$29,595
Replacement Reserves	$0	$0		$23,750		$250
Net Cash Flow	$2,106,676	$3,456,201		$2,787,793		$29,345

Occupancy	NAV	95.8%	(5)	94.2%	(6)
NOI DSCR	1.04x	1.70x		1.39x
NCF DSCR	1.04x	1.70x		1.37x
NOI Debt Yield	6.2%	10.2%		8.3%
NCF Debt Yield	6.2%	10.2%		8.2%

(1)	The Haven Park Property was constructed in phases from August 2024 through December 2024. Accordingly, complete historical information is not available.
(2)	UW Gross Potential Rent is based on the borrower rent roll dated October 21, 2025.
(3)	No concessions are being offered for new or renewal leases for the Haven Park Property.
(4)	Other Income includes late fees, pet fees, application fees, security deposit forfeiture and other charges.
(5)	Represents occupancy based on the borrower rent roll dated October 21, 2025.
(6)	Based on an economic vacancy of 5.8%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
109

Mortgage Loan No. 12 – Renaissance Philadelphia Downtown

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	Philadelphia, PA 19106
Original Balance:	$28,500,000			General Property Type:	Hospitality
Cut-off Date Balance:	$28,500,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1990/2018
Borrower Sponsor:	The Wankawala Organization			Size:	152 Rooms
Guarantor:	Mihir Wankawala			Cut-off Date Balance Per Room:	$187,500
Mortgage Rate:	6.5290%			Maturity Date Balance Per Room:	$187,500
Note Date:	11/21/2025			Property Manager:	Pollin/Miller Hospitality
Maturity Date:	12/1/2030				Strategies, Inc.
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$4,172,346
IO Period:	60 months			UW NCF:	$3,823,993
Seasoning:	0 months			UW NOI Debt Yield:	14.6%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF Debt Yield:	13.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	14.6%
Additional Debt Type:	NAP			UW NCF DSCR:	2.03x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,938,098 (9/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,827,365 (12/31/2024)
				3rd Most Recent NOI:	$2,694,261 (12/31/2023)
Reserves				Most Recent Occupancy:	66.3% (9/30/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	69.0% (12/31/2024)
RE Taxes:	$287,890	$28,789	NAP	3rd Most Recent Occupancy:	66.0% (12/31/2023)
Insurance:	$287,100	$23,925	NAP	Appraised Value (as of)(3):	$49,000,000 (10/23/2025)
FF&E Reserve(1):	$0	$29,029	NAP	Appraised Value Per Room:	$322,368
Deferred Maintenance:	$7,125	$0	NAP	Cut-off Date LTV Ratio:	58.2%
PIP Reserve(2):	$3,015,620	$0	NAP	Maturity Date LTV Ratio:	58.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,500,000	100.0%	Loan Payoff:	$21,544,105	75.6%
			Upfront Reserves:	$3,597,735	12.6%
			Return of Equity:	$2,817,040	9.9%
			Closing Costs:	$541,120	1.9%
Total Sources:	$28,500,000	100.0%	Total Uses:	$28,500,000	100.0%

(1)	The borrower is required to deposit into an FF&E reserve, on each monthly payment date, an amount equal to the greater of (i) 4.0% of the gross revenues generated by the Renaissance Philadelphia Downtown Property (as defined below) or (ii) the amount recommended or required by the franchise agreement (which amount is currently estimated to be $29,029).
(2)	Pursuant to the franchise agreement, the borrower will commence a $3,015,620 property improvement plan (“PIP”) to renovate the Renaissance Philadelphia Downtown Property to the latest brand standards. The PIP is required to be completed by December 20, 2027. The full amount of the PIP was reserved at loan origination.
(3)	The as-is value reflected assumes the PIP for the Renaissance Philadelphia Downtown Property will be completed in a competent and timely manner. The appraiser also provided a “When Stabilized” value of $58,000,000 as of November 1, 2028.

The Mortgage Loan. The twelfth largest mortgage loan (the “Renaissance Philadelphia Downtown Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $28,500,000 and secured by a first mortgage encumbering the fee interest in a 152-room full-service hotel located in Philadelphia, Pennsylvania (the “Renaissance Philadelphia Downtown Property”).

The Borrower and the Borrower Sponsor. The borrower is Independence Square Hotel Partners, L.P., a single-purpose, Pennsylvania limited partnership with one independent director. The borrower sponsor is The Wankawala Organization and the non-recourse carve-out guarantor is Mihir Wankawala.

Mihir Wankawala is the Managing Director and founder of The Wankawala Organization (“TWO”). Founded in 2005, TWO is a hotel development and management firm headquartered in Marlton, New Jersey. TWO specializes in value-add and repositioning opportunities, and has redevelopment experience in Center City, Philadelphia. TWO owns and operates hospitality properties in the mid-Atlantic region and has acquired and developed more than fifteen properties under major brand affiliations, including Choice Hotels, Hilton, Marriott, Wyndham and IHG.

The Property. The Renaissance Philadelphia Downtown Property is a fifteen-story, 152-room full-service hotel located in Philadelphia, Pennsylvania. The Renaissance Philadelphia Downtown Property was originally built in 1990 as the Omni Hotel at Independence Park. In 2018, the Renaissance Philadelphia Downtown Property underwent an $18 million renovation and was rebranded to Renaissance by Marriott.

In December 2024, the borrower sponsor acquired the Renaissance Philadelphia Downtown Property. In conjunction with the acquisition, the borrower sponsor signed a new 24-year franchise agreement which has an expiration date of March 16, 2048. Pursuant to the franchise agreement, the borrower

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
110

Hospitality – Full Service	Loan #12	Cut-off Date Balance:	$28,500,000
401 Chestnut Street	Renaissance Philadelphia Downtown	Cut-off Date LTV:	58.2%
Philadelphia, PA 19106		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	14.6%

sponsor is required to complete a $3,015,620 ($19,840 per room) PIP. Common area PIP upgrades will include lobby renovations, fitness center upgrades and meeting room renovations. The guestroom upgrades will include new flooring, wall coverings, upholstered seating, soft goods, accent décor, window treatments, artwork and new mattresses. The PIP is required to be completed by December 20, 2027. The full amount of the PIP was reserved at loan origination. The Renaissance Philadelphia Downtown Mortgage Loan documents provide full recourse if the franchise agreement is not in full force and effect at any time.

The guestroom mix at the Renaissance Philadelphia Downtown Property is comprised of 117 king rooms, 34 queen rooms and one penthouse suite. Each room features a work desk, accent chair, cable/satellite, WiFi access, in-room safe, a shower/tub combination, hair dryer, coffee/tea maker and a mini fridge. Amenities at the Renaissance Philadelphia Downtown Property include a restaurant with a bar and lounge, 3,354 SF of meeting space, a fitness center and a vending area. The meeting space includes three separate rooms, a 2,704 SF ballroom and two meeting spaces with 325 SF each. Parking is located off-site and the Renaissance Philadelphia Downtown Property has a hotel valet management agreement with SP Plus LLC to provide valet parking services.

The Renaissance Philadelphia Downtown Property’s on-site restaurant and bar are operated by a third-party operator, First Daughter Philly LLC (“First Daughter”), under a management agreement that commenced on February 16, 2025, with an initial expiration of February 15, 2030 and two five-year extension options. The monthly fee during the first year is $17,500, with 3.0% annual increases. In conjunction with the planned renovations for the PIP, the basement-level space will be renovated into a speakeasy and lounge. The basement-level space is subject to a management agreement with Blue Star, Inc. that commenced on August 30, 2025, with an initial expiration of August 30, 2030 and two five-year extension options. The monthly fee during the first year is $15,000, with 3.0% annual increases. The rent payments for the Blue Star, Inc. management agreement will commence in August 2026. Rent under the Blue Star, Inc. management agreement was not underwritten.

According to the appraisal, the property segmentation at the Renaissance Philadelphia Downtown Property is estimated at 30% commercial, 40% meeting and group, and 30% leisure.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Renaissance Philadelphia Downtown Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Renaissance Philadelphia Downtown Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022	52.9%	$197.88	$104.62	57.2%	$226.01	$129.26	108.2%	114.2%	123.6%
12/31/2023	56.7%	$203.70	$115.43	65.9%	$231.94	$152.80	116.3%	113.9%	132.4%
12/31/2024	61.9%	$204.13	$126.32	68.7%	$231.32	$158.93	111.0%	113.3%	125.8%
9/30/2025 TTM	69.4%	$202.64	$140.67	66.3%	$224.19	$148.70	95.6%	110.6%	105.7%

Source: Industry Report

(1)	The competitive set includes Windsor Suites, Courtyard Philadelphia Downtown, Kimpton Hotel Monaco Philadelphia Downtown, Cambria Hotel Philadelphia Downtown City Center, aloft Philadelphia Downtown and Canopy by Hilton Philadelphia Center City.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Renaissance Philadelphia Downtown Property are attributable in part to variances in reporting methodologies and/or timing differences.

The Market. The Renaissance Philadelphia Downtown Property is located in downtown Philadelphia, adjacent to the Independence National Historic Park. The Renaissance Philadelphia Downtown Property is located in the Philadelphia-Reading-Camden, PA-NJ-DE-MD MSA (the “MSA”). The Renaissance Philadelphia Property is located less than 10 miles to the Philadelphia International Airport and has direct access to Interstate 95. The market demand generators include tourist and leisure attractions such as events at Citizens Bank Park, Lincoln Financial Field, Xfinity Mobile Arena, Independence Hall, the Liberty Bell and the Philadelphia Museum of Art. The Renaissance Philadelphia Downtown Property’s submarket, Center City, has over 38.5 million SF of office space.

The MSA has a diverse economic base, primarily driven by the education and healthcare sectors. The University of Pennsylvania (Penn), located approximately two miles from the Renaissance Philadelphia Downtown Property, enrolled roughly 10,600 undergraduates in the Fall 2025 semester. Other higher-education institutions in the MSA include Temple University, Drexel University, Saint Joseph's University, and Philadelphia College of Osteopathic Medicine. The healthcare sector is comprised of entities such as Jefferson Health System, Shriners Children's Hospital, St. Christopher’s Hospital for Children, and Temple University Hospital. Major employers include University of Pennsylvania & Health System (55,258), Thomas Jefferson University & Health System (42,000), Children's Hospital of Philadelphia (30,995), Temple University & Health System (20,248), Comcast Corp. (13,822), American Airlines (10,000), SEPTA (9,200), Independence Health Group (8,923), Drexel University (4,767), and Deloitte (2,200). The Renaissance Philadelphia Downtown Property is part of the Philadelphia Central Business District (“CBD”), PA submarket. As of September 2025, the Philadelphia CBD, PA submarket contained 82 hotels with 14,938 rooms.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the Renaissance Philadelphia Downtown Property was 60,667, 471,090 and 874,959, respectively. The estimated 2025 average household income within the same radii was $148,070, $110,263 and $90,171, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
111

Hospitality – Full Service	Loan #12	Cut-off Date Balance:	$28,500,000
401 Chestnut Street	Renaissance Philadelphia Downtown	Cut-off Date LTV:	58.2%
Philadelphia, PA 19106		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	14.6%

The following table presents the primary competitive properties to the Renaissance Philadelphia Downtown Property as identified by the appraisal:

Competitive Property Summary(1)
Property	Year Built/Renov.	Rooms	Commercial	Meeting & Group	Leisure	2024 Occupancy	2024 ADR	2024 RevPAR
Renaissance Philadelphia Downtown	1990/2018	152	30%	40%	30%	68.7%	$228.42	$156.92
Canopy by Hilton Philadelphia Center City	2020/NAP	236	30%	45%	25%	65% - 70%	$230 - $240	$150 - $160
Hotel Monaco Philadelphia	2012/2022	268	30%	35%	35%	70% - 75%	$230 - $240	$160 - $170
Subtotal/Average		656				70.2%	$232.51	$163.12

Source: Appraisal

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.

Appraisal. The appraisal concluded to an “as-is” value for the Renaissance Philadelphia Downtown Property of $49,000,000 as of October 23, 2025. The “as-is” value assumes the PIP for the Renaissance Philadelphia Downtown Property will be completed in a competent and timely manner. The appraiser also provided a “When Stabilized” value of $58,000,000 as of November 1, 2028.

Environmental Matters. According to the Phase I environmental site assessment dated October 31, 2025, there was a recognized environmental condition at the Renaissance Philadelphia Downtown Property. The Phase I environmental site assessment identified an underground storage tank (“UST”) that was installed at the time of the original building construction in 1989. According to a 2007 Phase I environmental site assessment, the UST supplied fuel oil for the domestic hot water system. The fuel oil UST no longer services the domestic hot water system; however, the UST may still service the tank associated with the emergency generator. No report of a petroleum discharge has been documented. Based on the age of the current UST (approximately 36-years old), the Phase I environmental site assessment was unable to rule out the potential that a release from the UST has affected the subsurface of the Renaissance Philadelphia Downtown Property. An opinion of probable cost (“OPC”) was provided based upon available information to remediate any environmental issues related to USTs. The OPC provided a best-case scenario cost of $148,830 and a worst-case scenario cost of $248,050. The non-recourse guarantor provided an environmental indemnity agreement. See “Description of the Mortgage Pool–Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
112

Hospitality – Full Service	Loan #12	Cut-off Date Balance:	$28,500,000
401 Chestnut Street	Renaissance Philadelphia Downtown	Cut-off Date LTV:	58.2%
Philadelphia, PA 19106		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	14.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance at the Renaissance Philadelphia Downtown Property:

Cash Flow Analysis(1)
	2019	2021	2022	2023	2024	9/30/2025 TTM	UW	UW per Room
Occupancy(2)	79.00%	43.00%	57.00%	66.00%	69.00%	66.30%	66.30%
ADR(2)	$220.00	$183.00	$226.00	$232.00	$228.00	$223.79	$223.79
RevPAR(2)	$173.80	$78.69	$128.82	$153.12	$157.32	$148.37	$148.37

Room Revenue	$9,630,102	$4,400,000	$7,168,741	$8,467,620	$8,835,534	$8,235,169	$8,235,169	$54,179
Food & Beverage Revenue(3)	$1,792,615	$986,000	$1,632,826	$1,847,854	$1,875,065	$663,320	$0	$0
Other Income(4)	$452,837	$405,000	$582,098	$588,900	$504,222	$531,834	$473,648	$3,116
Total Revenue	$11,875,554	$5,791,000	$9,383,665	$10,904,374	$11,214,821	$9,430,323	$8,708,817	$57,295

Room Expense	$2,233,285	$1,193,000	$1,741,597	$2,062,507	$1,907,526	$1,684,534	$1,561,995	$10,276
Food & Beverage Expense(5)	$1,668,609	$663,000	$1,169,934	$1,600,376	$1,764,370	$534,043	$12,000	$79
Real Estate Taxes	$463,007	$423,000	$394,835	$391,806	$397,412	$371,623	$342,781	$2,255
Insurance	$84,414	$112,000	$142,419	$144,859	$145,476	$212,847	$263,119	$1,731
Other Expenses(5)	$3,887,615	$2,382,730	$3,780,321	$4,010,565	$4,172,672	$2,689,178	$2,356,576	$15,504
Total Expenses	$8,336,930	$4,773,730	$7,229,106	$8,210,113	$8,387,456	$5,492,225	$4,536,471	$29,845

Net Operating Income	$3,538,624	$1,017,270	$2,154,559	$2,694,261	$2,827,365	$3,938,098	$4,172,346	$27,450
FF&E	$475,022	$231,640	$375,347	$436,175	$443,416	$377,213	$348,353	$2,292
Net Cash Flow	$3,063,602	$785,630	$1,779,212	$2,258,086	$2,383,949	$3,560,885	$3,823,993	$25,158

NOI DSCR	1.88x	0.54x	1.14x	1.43x	1.50x	2.09x	2.21x
NCF DSCR	1.62x	0.42x	0.94x	1.20x	1.26x	1.89x	2.03x
NOI Debt Yield	12.4%	3.6%	7.6%	9.5%	9.9%	13.8%	14.6%
NCF Debt Yield	10.7%	2.8%	6.2%	7.9%	8.4%	12.5%	13.4%

(1)	The decrease in Occupancy and Net Operating Income from 2019 to 2021, as well as the recovery from 2021 through 2023, was primarily due to the mandated closures and effects of the COVID-19 pandemic on the hospitality industry.
(2)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Renaissance Philadelphia Downtown Property are attributable in part to variances in reporting methodologies and/or timing differences.
(3)	No Food & Beverage Revenue was underwritten. Since acquisition, the borrower sponsors have outsourced the F&B operations and spaces were leased to third-party operators. See “The Property” section above for further information.
(4)	UW Other Income is inclusive of the First Daughter management agreement rent. Blue Star, Inc. management agreement rent was not underwritten. UW Other Income also includes rental income from the hotel valet management agreement with SP Plus LLC.
(5)	Reductions in Food & Beverage Expense is attributable to management agreements for F&B operations. Reductions in UW Other Expenses is attributable to hotel valet management agreement and decreases in repairs and maintenance, payroll, sales payroll, travel agent commissions, exterminating expense, off-site laundry expense etc.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
113

Mortgage Loan No. 13 – Pinnacle Retail Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	Various, TX Various
Original Balance:	$28,000,000			General Property Type:	Retail
Cut-off Date Balance:	$28,000,000			Detailed Property Type:	Unanchored
% of Initial Pool Balance:	3.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsors:	Azeem Karmally and Arun Karur			Size:	168,429 SF
Guarantors:	Azeem Karmally and Arun Karur			Cut-off Date Balance Per SF:	$166
Mortgage Rate:	6.9500%			Maturity Date Balance Per SF:	$166
Note Date:	10/29/2025			Property Manager:	Summit Real Estate Services, LLC
Maturity Date:	11/1/2030
Term to Maturity:	60 months
Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$2,889,697
Prepayment Provisions:	L(25),D(28),O(7)			UW NCF:	$2,781,003
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	10.3%
Additional Debt Type:	NAP			UW NCF Debt Yield:	9.9%
Additional Debt Balance:	NAP			UW NOI Debt Yield at Maturity:	10.3%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR:	1.41x
Reserves				Most Recent NOI:	$1,724,030 (6/30/2025 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$802,364 (12/31/2024)
RE Taxes:	$457,710	$41,610	NAP	3rd Most Recent NOI:	$823,881 (12/31/2023)
Insurance:	$30,658	$15,239	NAP	Most Recent Occupancy:	89.3% (10/8/2025)
Replacement Reserve:	$0	$2,105	NAP	2nd Most Recent Occupancy:	80.9% (12/31/2024)
Deferred Maintenance:	$22,975	$0	NAP	3rd Most Recent Occupancy:	61.2% (12/31/2023)
TI/LC Reserve(1):	$850,000	Springing	$850,000	Appraised Value (as of):	$41,790,000 (Various)
Environmental Reserve:	$625,000	$0	NAP	Appraised Value Per SF:	$248
Rent Concession Reserve(2):	$394,824	$0	NAP	Cut-off Date LTV Ratio:	67.0%
Existing TI/LC Reserve:	$953,860	$0	NAP	Maturity Date LTV Ratio:	67.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,000,000	100.0%	Loan Payoff:	$17,003,716	60.7%
			Return of Equity:	$6,381,495	22.8%
			Reserves:	$3,335,027	11.9%
			Closing Costs:	$1,279,762	4.6%
Total Sources:	$28,000,000	100.0%	Total Uses:	$28,000,000	100.0%

(1)	Monthly deposits of $14,036 into the TI/LC Reserve account are waived so long as the amount available in the reserve account is equal to the cap.
(2)	Represents rent concessions for seven tenants, representing approximately 15.3% of portfolio net rentable area and 18.8% of underwritten rent, which are building out their spaces and not yet in occupancy or paying rent

The Mortgage Loan. The thirteenth largest mortgage loan (the “Pinnacle Retail Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $28,000,000 and secured by a first priority fee mortgage encumbering seven unanchored retail properties totaling 168,429 SF across Texas, in Houston (four properties, 60.9% of NRA) and Humble (three properties, 39.1% of NRA) (the “Pinnacle Retail Portfolio Properties”).

The Borrower and the Borrower Sponsors. The borrower for the Pinnacle Retail Portfolio Mortgage Loan is Braeswood Properties LLC, a single-purpose Delaware limited liability company with no independent director in its organizational structure. The borrower is owned by Arun Karur SD IRA LLC (50.0%) and AK Investment Trust (50.0%). The borrower sponsors and non-recourse carveout guarantors are Arun Karur and Azeem Karmally, who wholly own Arun Karur SD IRA LLC, and AK Investment Trust, respectively. Arun Karur SD IRA LLC serves as the trustee for AK Investment Trust. Arun Karur and Azeem Karmally are the co-founders and managing partners of Pinnacle Capital, a Texas-based commercial real estate investment, development, and management firm specializing in core-plus assets located across local major markets including Houston, Dallas, Austin and San Antonio.

The Properties. The Pinnacle Retail Portfolio Properties are comprised of seven unanchored retail properties located in Houston (four properties, 60.9% of NRA) and Humble (three properties, 39.1% of NRA), Texas. The properties have a total of 168,429 SF. The borrower sponsor acquired the Antoine Plaza property, the FM1960 Plaza property, and the Northbelt Plaza property between July 2020 and December 2021 for approximately $10.9 million, and acquired the Airtex Plaza property, the Humble High Plaza property, the Atascocita Plaza property, and the Rankin Plaza property between September 2022 and October 2023 for approximately $11.6 million. As of October 8, 2025, the Pinnacle Retail Portfolio Properties were 89.3% leased to over 60 tenants, consisting of a mix of local and regional brands. No one tenant occupies more than 6.9% of NRA or represents more than 14.3% of underwritten base rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
114

Retail - Unanchored	Loan #13	Cut-off Date Balance:	$28,000,000
Various	Pinnacle Retail Portfolio	Cut-off Date LTV:	67.0%
Various, TX Various		UW NCF DSCR:	1.41x
		UW NOI Debt Yield:	10.3%

Atascocita Plaza

The Atascocita Plaza property is a two building, one-story 27,850 SF retail property that was built in 2023, and is situated on an approximately 4.3-acre site, at the southeast corner of Atascocita Road and Lago Forest Drive in Humble, Texas. The Atascocita property has a total of eight tenants ranging in size from 1,020 to 9,195 SF, with underwritten base rent ranging from $22.00 to $35.02 PSF, with the largest tenant by SF being Cheeky Monkeys (which is building out its space and is not yet in occupancy). Additionally, the Atascocita Plaza property has 113 parking spaces (4.1 spaces per 1,000 SF). As of October 8, 2025, the Atascocita Plaza property was 89.6% leased.

Humble High Plaza

The Humble High Plaza property is a one-story 21,803 SF retail building property that was built in 2023, situated on an approximately 2.1-acre site and is located along the east side of Wilson Road north of Will Clayton Parkway in Humble, Texas. The Humble High Plaza property has a total of four tenants ranging in size from 1,333 to 11,550 SF, with underwritten base rent ranging from $26.78 to $39.37 PSF, with the largest tenant by SF being Action Behavior Center. Additionally, the Humble High Plaza property has 92 parking spaces (4.2 spaces per 1,000 SF). As of October 8, 2025, the Humble High Plaza property was 72.1% leased.

FM1960 Plaza

The FM1960 Plaza property is a two building, one-story 34,852 SF retail property that was built in 1978 and most recently renovated in 2014, situated on an approximately 2.0-acre site, and is located at the northeast corner of Farm to Market 1960 Road and Nanes Drive, in Houston, Texas. The FM1960 Plaza property has a total of 15 tenants ranging in size from 845 to 4,295 SF, with underwritten base rent ranging from $11.11 to $17.62 PSF, with the largest tenant by SF being El Taquito Meat Market. Additionally, the FM1960 Plaza property has 107 parking spaces (3.1 spaces per 1,000 SF). As of October 8, 2025, the FM1960 property was 96.3% leased.

Antoine Plaza

The Antoine Plaza property is a one-story, 31,245 SF retail building that was built in 1981, and most recently renovated in 2015, situated on an approximately 2.5-acre site, and is located at the southeast corner of Antoine Drive and Bridge Forest Drive in Houston, Texas. The Antoine Plaza property has a total of 14 tenants ranging in size from 660 to 6,100 SF, with underwritten base rent ranging from $12.28 to $18.72 PSF, with the largest tenant by SF being America’s Choice Childcare. Additionally, the Antoine Plaza property has 61 parking spaces (2.0 spaces per 1,000 SF). As of October 8, 2025, the Antoine Plaza property was 96.8% leased.

Rankin Plaza

The Rankin Plaza property is a one-story 21,676 SF retail building that was built in 2022, on an approximately 2.0-acre site, and is located along the north side of West Rankin Road east of Ella Boulevard, in Houston, Texas. The Rankin Plaza property has a total of 7 tenants ranging in size from 930 to 7,860 SF, with underwritten base rent ranging from $18.00 to $27.00 PSF, with the largest tenant by SF being Advance Auto. Additionally the Rankin Plaza property has 92 parking spaces (4.2 spaces per 1,000 SF). As of October 8, 2025, the Rankin Plaza property was 79.7% leased.

Airtex Plaza

The Airtex Plaza property is a one-story, 14,741 SF retail building that was built in 2021, on an approximately 1.5-acre site, and is located along the south line of West Airtex Drive east of Ella Boulevard in Houston, Texas. The Airtex Plaza property has a total of 6 tenants ranging in size from 1,211 to 5,036 SF, with underwritten base rent ranging from $21.50 to $25.80 PSF, with the largest tenant by SF being Einstein Learning Center. Additionally the Airtex Plaza property has 71 parking spaces (4.8 spaces per 1,000 SF). As of October 8, 2025 the Airtex Plaza property was 91.8% leased.

Northbelt Plaza

The Northbelt Plaza property is a two building, one-story, 16,262 SF retail property that was built in 2008, on an approximately 1.7-acre site, and is located at the northwest corner of Old Humble Road and North Belt Road, in Humble, Texas. The Northbelt Plaza property has a total of 7 tenants ranging in size from 1,012 to 3,176 SF, with underwritten base rent ranging from $12.46 to $20.63 PSF, with the largest tenant by SF being Grand Mart. Additionally, the Northbelt Plaza property has 56 parking spaces (3.4 spaces per 1,000 SF). As of October 8, 2025, the Northbelt Plaza property was 93.2% leased.

The following table presents certain information relating to the Pinnacle Retail Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	Total SF(1)	% Total SF	Occupancy(1)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value	% of Appraised Value	UW NOI(1)	% of UW NOI(1)
Atascocita Plaza	Humble, TX	2023 / NAP	27,850	16.5%	89.6%	$6,419,000	22.9%	$9,580,000	22.9%	$670,989	23.2%
Humble High Plaza	Humble, TX	2023 / NAP	21,803	12.9%	72.1%	$5,501,000	19.6%	$8,210,000	19.6%	$529,008	18.3%
FM1960 Plaza	Houston, TX	1978 / 2014	34,852	20.7%	96.3%	$4,007,000	14.3%	$5,980,000	14.3%	$437,487	15.1%
Antoine Plaza	Houston, TX	1981 / 2015	31,245	18.6%	96.8%	$3,484,000	12.4%	$5,200,000	12.4%	$401,941	13.9%
Rankin Plaza	Houston, TX	2022 / NAP	21,676	12.9%	79.7%	$3,397,000	12.1%	$5,070,000	12.1%	$302,378	10.5%
Airtex Plaza	Houston, TX	2021 / NAP	14,741	8.8%	91.8%	$2,874,000	10.3%	$4,290,000	10.3%	$309,789	10.7%
Northbelt Plaza	Humble, TX	2008 / NAP	16,262	9.7%	93.2%	$2,318,000	8.3%	$3,460,000	8.3%	$238,105	8.2%
Total/Wtd. Avg.			168,429	100.0%	89.3%	$28,000,000	100.0%	$41,790,000	100.0%	$2,889,697	100.0%

Source: Appraisals, unless otherwise noted.

(1)	Information is based on the underwritten rent roll dated October 8, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
115

Retail - Unanchored	Loan #13	Cut-off Date Balance:	$28,000,000
Various	Pinnacle Retail Portfolio	Cut-off Date LTV:	67.0%
Various, TX Various		UW NCF DSCR:	1.41x
		UW NOI Debt Yield:	10.3%

The following table presents a summary regarding the major tenants at the Pinnacle Retail Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of Portfolio SF	Annual UW Rent	% of Total Portfolio Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Action Behavior Center	Humble High Plaza	NR/NR/NR	11,550	6.9%	$454,726	14.3%	$39.37	6/30/2033	1 x 5 yr	N
Cheeky Monkeys(3)	Atascocita Plaza	NR/NR/NR	9,195	5.5%	$202,290	6.4%	$22.00	10/14/2035	2 x 5 yr	N
Advance Auto	Rankin Plaza	NR/NR/NR	7,860	4.7%	$156,800	4.9%	$19.95	12/18/2034	4 x 5 yr	N
Einstein Learning Center	Airtex Plaza	NR/NR/NR	6,566	3.9%	$169,403	5.3%	$25.80	Various(4)	Various(4)	N
Americas Choice Childcare	Antoine Plaza	NR/NR/NR	6,100	3.6%	$79,788	2.5%	$13.08	8/31/2026	None	N
Butter Funk Kitchen(3)	Atascocita Plaza	NR/NR/NR	5,282	3.1%	$174,095	5.5%	$32.96	8/31/2035	2 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.			46,553	27.6%	$1,237,102	39.0%	$26.57

Other Tenants			103,919	61.7%	$1,938,354	61.0%	$18.65
Occupied Subtotal/Wtd. Avg.			150,472	89.3%	$3,175,456	100.0%	$21.10

Vacant Space			17,957	10.7%
Total/Wtd. Avg.			168,429	100.0%

(1)	Information is based on the underwritten rent roll dated October 8, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Tenant is building out its space and is not yet in occupancy.
(4)	Einstein Learning Center occupies 5,036 SF with a lease expiration date in April 14, 2034 and one, 5-year renewal option remaining, and 1,530 SF with a lease expiration date in February 28, 2034 and no renewal options remaining.

The following table presents certain information relating to the lease rollover at the Pinnacle Retail Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
2025 & MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	9	21,178	12.6%	12.6%	$289,649	9.1%	9.1%	$13.68
2027	10	16,217	9.6%	22.2%	$278,162	8.8%	17.9%	$17.15
2028	11	23,175	13.8%	36.0%	$380,801	12.0%	29.9%	$16.43
2029	9	14954	8.9%	44.8%	$305,458	9.6%	39.5%	$20.43
2030	9	21,743	12.9%	57.7%	$411,306	13.0%	52.4%	$18.92
2031	1	2,837	1.7%	59.4%	$51,066	1.6%	54.1%	$18.00
2032	0	0	0.0%	59.4%	$0	0.0%	54.1%	$0.00
2033	3	14445	8.6%	68.0%	$528,205	16.6%	70.7%	$36.57
2034	4	17,926	10.6%	78.7%	$438,703	13.8%	84.5%	$24.47
2035	4	17,997	10.7%	89.3%	$492,105	15.5%	100.0%	$27.34
2036 & Beyond	0	0	0.0%	89.3%	$0	0.0%	100.0%	$0.00
Vacant	0	17,957	10.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	60	168,429	100.0%		$3,175,456	100.0%		$21.10	(3)

(1)	Information obtained from the underwritten rent roll dated October 8, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Pinnacle Retail Portfolio Properties are in Houston (four properties, 60.9% of NRA) and Humble (three properties, 39.1% of NRA), Texas, all within 23 miles of downtown Houston. The Atascocita Plaza property and the Humble High Plaza property are located in the Lake Houston retail submarket of the Houston retail market. The Antoine Plaza property is located in the Near Northwest Oaks retail submarket of the Houston retail market. The FM1960 property is located in the Far North submarket of the Houston retail market. The Rankin Plaza property and Airtex Plaza property are located in the FM1960/I-45 submarket of the Houston retail market. The Northbelt property is located in the Near Northeast submarket of the Houston retail market. According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Houston retail market was 5.3%, with average asking rents of $20.60 PSF and an inventory of approximately 448.0 million SF.

According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Lake Houston retail submarket was 4.8%, with average asking rents of $19.73 PSF and an inventory of approximately 6.8 million SF. According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Near

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
116

Retail - Unanchored	Loan #13	Cut-off Date Balance:	$28,000,000
Various	Pinnacle Retail Portfolio	Cut-off Date LTV:	67.0%
Various, TX Various		UW NCF DSCR:	1.41x
		UW NOI Debt Yield:	10.3%

Northwest Oaks retail submarket was 4.0%, with average asking rents of $15.71 PSF and an inventory of approximately 11.2 million SF. According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Far North retail submarket was 7.2%, with average asking rents of $18.83 PSF and an inventory of approximately 14.1 million SF. According to the appraisal, as of the second quarter of 2025, the vacancy rate in the FM1960/I-45 retail submarket was 8.0%, with average asking rents of $15.29 PSF and an inventory of approximately 5.5 million SF. According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Near Northeast retail submarket was 4.8%, with average asking rents of $16.90 PSF and an inventory of approximately 3.6 million SF.

The following table presents recent in-line space leasing data at comparable retail properties with respect to the Atascocita Plaza property and the Humble High Plaza property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Atascocita Plaza (subject)(1) 4920 Atascocita Road Humble, TX	2023 / NAP	27,850	Cheeky Monkeys Butter Funk Kitchen	9,195 5,282	Oct. 2025 Sep. 2025	$22.00 $32.96	NNN NNN
Humble High Plaza (subject)(1) 1701 Wilson Road Humble, TX	2023 / NAP	21,803	Action Behavior Center Just Nailed it Nail Salon	11,550 1,400	Jul. 2023 Nov. 2025	$39.37 $34.29	NNN NNN
Balmoral Hills 15720 Woodland Hills Humble, TX	2022 / NAP	17,720	Vytalus Medical Group	3,750	Apr. 2024	$30.00	NNN
Canyon Lakes Shopping Center 9739 North Sam Humble, TX	2017 / NAP	18,000	Birria House	1,982	Aug. 2024	$32.00	NNN
Beltway 8 and Ralston Road 10521 North Sam Humble, TX	2024 / NAP	17,150	Asking Rent	2,585	Jun. 2025	$36.00	NNN
Kingwood Square Shopping Center 1448 Kingwood Drive Houston, TX	1991 / 2004	29,021	Kingwood TX Care LLC	3,700	Jul. 2022	$40.00	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll dated October 8, 2025, other than Year Built / Renovated.

The following table presents in-line space leasing data at comparable retail properties with respect to the FM1960 Plaza property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
FM1960 Plaza (subject)(1) 1020 Farm to Market 1960 Road West Houston, TX	1978 / 2014	34,852	El Taquito Meat Market Space Liquor	4,295 2,960	Apr. 2023 Aug. 2025	$15.19 $16.80	NNN NNN
Ella Plaza 1319 FM 1960 Road West Houston, TX	2005 / NAP	82,073	Burnt Air	1,878	Mar. 2024	$18.15	NNN
Cranbrook Plaza 13331 Kuykendahl Road Houston, TX	1985 / 2009	36,944	Prime 44	8,392	Mar. 2022	$8.49	NNN
Stuebner 99 Retail 6941 Spring Stuebner Road Spring, TX	2023 / NAP	17,625	The Dog Shop	6,750	Oct. 2023	$25.00	NNN
Pinnacle Plaza @ Airtex 535 West Airtex Drive Houston, TX	2018 / NAP	8,540	Esquire Barbershop	1,713	Aug. 2024	$24.00	NNN
Cypress Station Square 60-110 Cypress Creek Parkway Houston, TX	1986 / 2014	112,212	Asking Rent	2,575	Jun. 2025	$8.00	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll dated October 8, 2025, other than Year Built / Renovated.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
117

Retail - Unanchored	Loan #13	Cut-off Date Balance:	$28,000,000
Various	Pinnacle Retail Portfolio	Cut-off Date LTV:	67.0%
Various, TX Various		UW NCF DSCR:	1.41x
		UW NOI Debt Yield:	10.3%

The following table presents in-line space leasing data at comparable retail properties with respect to the Antoine Plaza property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Antoine Plaza (subject)(1) 8100 Antoine Drive Houston, TX	1981 / 2015	31,245	Americas Choice Childcare Hair Salon – Mia Bella	6,100 2,925	Sep. 2016 Mar. 2022	$13.08 $15.66	NNN NNN
Northbrook Shopping Center 5264 West 34th Street Houston, TX	1975 / 2001	174,183	Milagro de Mexico	1,400	Jul. 2022	$24.00	NNN
Willowbrook Court Shopping Center 17776 State Highway 249 Houston, TX	1981 / 2010	138,067	Ruben Acosta	1,960	Oct. 2022	$18.00	NNN
Cranbrook Plaza 13331 Kuykendahl Road Houston, TX	1985 /2009	36,944	Bike Parts Plus	975	Feb. 2022	$18.00	NNN
1306 North Loop 1306-1320 North Loop Houston, TX	1976 / NAP	9,000	Diamond cuts	2,520	May 2022	$10.00	NNN
Willowbridge Professional Building 10028 West Road Houston, TX	2005 / 2025	15,384	Jameson Dental Tech	1,452	Mar. 2024	$19.83	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll dated October 8, 2025, other than Year Built / Renovated.

The following table presents in-line space leasing data at comparable retail properties with respect to the Rankin Plaza property and the Airtex Plaza property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Rankin Plaza (subject)(1) 644 West Rankin Road Houston, TX	2022 / NAP	21,676	Advance Auto Pretty Nails Salon	7,860 2,037	Aug. 2024 May 2023	$19.95 $25.92	NNN NNN
Airtex Plaza (subject)(1) 535 West Airtex Drive Houston, TX	2021 / NAP	14,741	Einstein Learning Center Esquire Barbershop	5,036 1,713	Sep. 2024 Aug. 2024	$25.80 $24.00	NNN NNN
Ella Plaza 1319 FM 1960 Road West Houston, TX	2005 / NAP	82,073	Burnt Air	1,878	Mar. 2024	$18.15	NNN
Shops at Spring Town 20920 Kuykendahl Road Spring, TX	2005 / NAP	41,710	Dirty Dough Cookies	1,047	Aug. 2023	$33.00	NNN
Kuykendahl Center 7202 Grand Parkway Spring, TX	2018 / NAP	22,275	Action Behavior Centers	7,763	Oct. 2024	$35.00	NNN
Commons at Hooks 9116 North Grand Tomball, TX	2020 / NAP	17,917	WeGotSoccer	6,317	May 2025	$28.00	NNN
Y – Shops @ Airtex 585 West Airtex Houston, TX	2019 / NAP	8,931	Asking Rent	2,305	Jul. 2025	$25.00	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll dated October 8, 2025, other than Year Built / Renovated.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
118

Retail - Unanchored	Loan #13	Cut-off Date Balance:	$28,000,000
Various	Pinnacle Retail Portfolio	Cut-off Date LTV:	67.0%
Various, TX Various		UW NCF DSCR:	1.41x
		UW NOI Debt Yield:	10.3%

The following table presents in-line space leasing data at comparable retail properties with respect to the Northbelt Plaza property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Northbelt Plaza (subject)(1) 14925 Old Humble Road Humble, TX	2008 / NAP	16,262	Grand Mart Barbershop	3,176 1,012	Aug. 2025 Feb. 2024	$20.19 $20.63	NNN NNN
Balmoral Hills 15720 Woodland Hills Humble, TX	2022 / NAP	17,720	Vytalus Medical Group	3,750	Apr. 2024	$30.00	NNN
Canyon Lakes Shopping Center 9739 North Sam Humble, TX	2017 / NAP	18,000	Birria House	1,982	Aug. 2024	$32.00	NNN
Audubon Park 8011-8061 North Sam Houston Parkway East Humble, TX	1979 / NAP	16,690	Asking Rent	1,820	Jul. 2025	$19.68	NNN
Humble Plaza Shopping Center 19333 Eastex Freeway Humble, TX	1985 / NAP	130,027	Asking Rent	3,840	Jul. 2025	$18.00	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll dated October 8, 2025, other than Year Built / Renovated.

The following table presents information relating to the appraisal’s market rent conclusion for the Pinnacle Retail Portfolio Properties:

Market Rent Summary
Property Name	Tenant Category	Market Rent (PSF)	Lease Term (Mos.)	Rent Increase Projections	Tenant Improvements PSF (New/Renewal)	Leasing Commission (New / Renewal)
Atascocita Plaza	$32 In Line Space	$32.00	60	$0.00 per annum	$15.00 / $7.50	6.0% / 3.0%
Atascocita Plaza	$22 Large In Line Space	$22.00	60	$0.00 per annum	$10.00 / $5.00	6.0% / 3.0%
Humble High Plaza	$27 In Line Space	$27.00	60	2.0% per annum	$10.00 / $5.00	6.0% / 3.0%
Humble High Plaza	$36 Large In Line Space	$36.00	60	2.0% per annum	$15.00 / $7.50	6.0% / 3.0%
FM1960 Plaza	$15 In Line Space	$15.00	60	2.0% per annum	$5.00 / $2.50	6.0% / 3.0%
Antoine Plaza	$15 In Line Space	$15.00	60	2.0% per annum	$10.00 / $5.00	6.0% / 3.0%
Rankin Plaza	$25 In Line Space	$25.00	60	2.0% per annum	$12.00 / $6.00	6.0% / 3.0%
Rankin Plaza	$20 Large In Line Space	$20.00	60	2.0% per annum	$10.00 / $5.00	6.0% / 3.0%
Airtex Plaza	$24 In Line Space	$24.00	60	2.0% per annum	$12.00 / $6.00	6.0% / 3.0%
Northbelt Plaza	$18 In Line Space	$18.00	60	2.0% per annum	$10.00 / $5.00	6.0% / 3.0%

Source: Appraisals, unless otherwise indicated.

Appraisals. The appraisals concluded an “As-Is” appraised value for the Atascocita Plaza property of $9,580,000 as of July 8, 2025, an “As-Is” appraised value for the Humble High property of $8,210,000 as of July 7, 2025, an “As-Is” appraised value for the FM1960 Plaza property of $5,980,000 as of July 5, 2025, an “As-Is” appraised value for the Antoine Plaza property of $5,200,000 as of July 5, 2025, an “As-Is” appraised value for the Rankin property of $5,070,000 as of July 7, 2025, an “As-Is” appraised value for the Airtex Plaza property of $4,290,000 as of July 7, 2025, and an “As-Is” appraised value for the Northbelt Plaza property of $3,460,000 as of July 8, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated July 16, 2025, there was a recognized environmental condition at the Northbelt Plaza property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
119

Retail - Unanchored	Loan #13	Cut-off Date Balance:	$28,000,000
Various	Pinnacle Retail Portfolio	Cut-off Date LTV:	67.0%
Various, TX Various		UW NCF DSCR:	1.41x
		UW NOI Debt Yield:	10.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pinnacle Retail Portfolio Properties:

Cash Flow Analysis
	2023	2024	6/30/2025 TTM(1)	UW*(1)	UW PSF
Gross Potential Rent(2)	$1,532,008	$1,978,090	$2,582,199	$3,619,317	$21.49
Reimbursements	$0	$0	$0	$1,392,112	$8.27
Less Vacancy & Credit Loss	$0	$0	$0	($636,797)	($3.78)
Effective Gross Income	$1,532,008	$1,978,090	$2,582,199	$4,374,632	$25.97

Real Estate Taxes	$259,108	$453,898	$444,610	$697,364	$4.14
Insurance	$92,327	$143,046	$134,461	$178,590	$1.06
Other Expenses	$356,693	$578,782	$279,098	$608,981	$3.62
Total Expenses	$708,128	$1,175,726	$858,169	$1,484,935	$8.82

Net Operating Income	$823,881	$802,364	$1,724,030	$2,889,697	$17.16
Capital Expenditures	$0	$0	$0	$25,264	$0.15
TI/LC	$0	$0	$0	$83,429	$0.50
Net Cash Flow	$823,881	$802,364	$1,724,030	$2,781,003	$16.51

Occupancy %(3)	61.2%	80.9%	89.3%	87.2%
NOI DSCR	0.42x	0.41x	0.87x	1.46x
NCF DSCR	0.42x	0.41x	0.87x	1.41x
NOI Debt Yield	2.9%	2.9%	6.2%	10.3%
NCF Debt Yield	2.9%	2.9%	6.2%	9.9%

(1)	The increase from 6/30/2025 TTM Net Operating Income to UW Net Operating Income is due to several of the Pinnacle Retail Properties being newly stabilized. Since January 1, 2025, 15 of the tenants are new, totaling 42,752 SF and $928,713 in underwritten rent. Seven tenants, representing approximately 15.3% of portfolio net rentable area and 18.8% of underwritten rent, are building out their spaces and not yet in occupancy or paying rent.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated October 8, 2025, with rent steps underwritten through October 2026 totaling $61,431.
(3)	UW Occupancy (%) represents economic occupancy. 6/30/2025 TTM Occupancy (%) is based on the underwritten rent roll dated October 8, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
120

Mortgage Loan No. 14 – Cambridge Beaches Resort and Spa

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location(3):	Somerset Village, Bermuda
Original Balance:	$27,000,000				MA02
Cut-off Date Balance:	$27,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	2.8%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Dovetail Group LLC			Year Built/Renovated:	1923/2022-2023
Guarantors:	Michael Leffell and Philip Hospod			Size:	85 Rooms
Mortgage Rate:	6.9720%			Cut-off Date Balance Per Room:	$317,647
Note Date:	11/21/2025			Maturity Date Balance Per Room:	$317,647
Maturity Date:	12/1/2030			Property Manager:	BMC–The Benchmark
Term to Maturity:	60 months				Management Company, LLC
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$5,485,455
Seasoning:	0 months			UW NCF:	$4,584,886
Prepayment Provisions:	L(24),YM1(30),O(6)			UW NOI Debt Yield:	20.3%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF Debt Yield:	17.0%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	20.3%
Additional Debt Balance:	NAP			UW NCF DSCR:	2.40x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$5,340,359 (9/30/2025 TTM)
				2nd Most Recent NOI:	$4,582,059 (12/31/2024)
				3rd Most Recent NOI:	$3,394,394 (12/31/2023)
				Most Recent Occupancy:	64.0% (8/31/2025)
Reserves				2nd Most Recent Occupancy:	61.1% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	62.8% (12/31/2023)
RE Taxes:	$29,120	$7,280	NAP	Appraised Value (as of):	$69,200,000 (9/3/2025)
Insurance:	$184,798	$26,308	NAP	Appraised Value Per Room:	$814,118
FF&E Reserve:	$0	$75,047(1)	NAP	Cut-off Date LTV Ratio:	39.0%
Seasonality Reserve:	$1,850,000	$675,000(2)	NAP	Maturity Date LTV Ratio:	39.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,000,000	100.0%	Loan Payoff:	$14,424,627	53.4%
			Return of Equity	$9,301,411	34.4%
			Upfront Reserves:	$2,063,918	7.6%
			Closing Costs:	$1,210,044	4.5%
Total Sources:	$27,000,000	100.0%	Total Uses:	$27,000,000	100.0%

(1)	The borrower is required to deposit into an FF&E reserve, on each monthly payment date, an amount equal to 4.0% of the gross revenue for the prior month, which is currently estimated to be $75,047.
(2)	On each monthly payment date occurring in June, July, August and September, the borrower is required to deposit into a seasonality reserve an amount equal to $675,000 to be utilized for any debt service shortfalls. On January 1, 2027, and on each January payment date thereafter, the required deposit amount may be adjusted at the discretion of the lender based upon the prior year’s performance.
(3)	See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Mortgage Loans Secured by Mortgaged Properties Located in Bermuda” in the prospectus for additional information.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Cambridge Beaches Resort and Spa Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $27,000,000 and secured by a first mortgage encumbering the fee interest in an 85-room full-service hotel located in Somerset Village, Bermuda (the “Cambridge Beaches Resort and Spa Property”).

The Borrowers and the Borrower Sponsor. The borrowers are Cambridge Beaches Limited (a local company limited by shares incorporated by private act under the laws of Bermuda), Cambridge Holdings Limited (an exempted company limited by shares incorporated under the laws of Bermuda), Cambridge Beaches I, LLC (a Delaware limited liability company) and Cambridge Beaches II, LLC (a Delaware limited liability company. As security for the Cambridge Beaches Resort and Spa Mortgage Loan, Cambridge Beaches Limited has mortgaged its fee interest in the Cambridge Beaches Resort and Spa Property, Cambridge Holdings Limited has pledged its 100% ownership interest in Cambridge Beaches Limited, Cambridge Beaches I, LLC has pledged its 100% ownership interest in Cambridge Holdings Limited and Cambridge Beaches II, LLC has pledged its 100% ownership interest in Cambridge Beaches I, LLC. The borrower sponsor is Dovetail Group LLC. The non-recourse carveout guarantors are Michael Leffell and Philip Hospod.

Dovetail Group LLC (“Dovetail”), founded in 2018 by Philip Hospod, is a hospitality owner and operator with a current portfolio of seven hotels totaling 929 keys. The principals of Dovetail have over 20 years of experience in hotel acquisition and development. The firm focuses on boutique, resort-style hospitality investments in popular vacation destinations and works across the acquisition, development, design, construction, and operations. Michael Leffell is a founder and chairman of 10 East, a membership-based investment firm focused on private markets. Michael Leffell has more than 30 years of investment strategy experience and has a background in alternative investments, asset management, and hedge funds.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
121

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$27,000,000
30 Kings Point Road	Cambridge Beaches Resort and Spa	Cut-off Date LTV:	39.0%
Somerset Village, Bermuda MA02		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	20.3%

The Property. The Cambridge Beaches Resort and Spa Property is an 85-room full-service hotel located in Somerset Village, Bermuda. Constructed in 1923, the improvements are located on a 21.54-acre site and are comprised of 85 cottage-style rooms that total approximately 67,350 SF of gross building area. There is no franchise agreement in place, as the Cambridge Beaches Resort and Spa Property is independently owned and operated. The guestroom mix at the Cambridge Beaches Resort and Spa Property is comprised eight different room categories, containing 21 suites and averaging 606 SF across 40 buildings. Guestrooms at the Cambridge Beaches Resort and Spa Property provide spacious, private outdoor living spaces with unobstructed water views of either Long Bay to the west, Mangrove Bay to the east, or the Atlantic Ocean to the north, as well as walk-in showers and soaking tubs.

Amenities at the Cambridge Beaches Resort and Spa Property include a 10,000 SF full-service spa, 17,400 SF of meeting and event space, a water sports facility, rental bikes, a fitness center with a steam room and sauna, two pools, four private beaches and two coves, a croquet lawn, tennis and pickleball courts, and a basketball court. Additionally, the hotel contains six different food and beverage outlets, including a private dining experience, and has a partnership with the Port Royal Golf Course, located 3.6 miles south of the Cambridge Beaches Resort and Spa Property. The course is home to the Butterfield Bermuda Championship, a PGA tour event that takes place annually in November.

The borrower sponsor acquired the Cambridge Beaches Resort and Spa Property in March 2021 and executed a $9.0 million ($105,882 per room) renovation from 2022 through 2023, replacing key building systems and upgrading guest areas. Additionally, through July 2025, the borrower sponsor has spent $856,000 in capital expenditures for spa upgrades. The borrower sponsor is currently converting one of the existing employee housing structures into three additional guestroom suites. The renovations are expected to be complete by May 2026 and additional room count and revenue was not underwritten.

According to the appraisal, the property segmentation at the Cambridge Beaches Resort and Spa Property is estimated at 90% transient and 10% meeting and group.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Cambridge Beaches Resort and Spa Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Cambridge Beaches Resort and Spa Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023	59.9%	$785.23	$470.34	62.9%	$507.64	$319.09	104.9%	64.6%	67.8%
12/31/2024	63.1%	$808.13	$510.15	61.1%	$615.05	$375.68	96.8%	76.1%	73.6%
9/30/2025 TTM	61.5%	$880.46	$541.70	64.0%	$634.61	$406.39	104.1%	72.1%	75.0%

Source: Industry Report

(1)	The competitive set includes The Reefs Resort & Club, Rosewood Bermuda, Newstead Belmont Hills Golf Resort & Spa and The Loren at Pink Beach.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Cambridge Beaches Resort and Spa Property are attributable in part to variances in reporting methodologies and/or timing differences.

The Market. The Cambridge Beaches Resort and Spa Property is located in the Somerset Village neighborhood of Bermuda. The Cambridge Beaches Resort and Spa Property is easily accessible, with access from Kings Point Road to Cambridge Road which intersects with Somerset Road, the closest major thoroughfare. The Cambridge Beaches Resort and Spa Property is located approximately 20 miles from the L.F. Wade International Airport. Somerset Village is a small, unincorporated village in the northwest area of Bermuda located in Sandys Parish, which lies in the northern half of Somerset Island. The area includes a bank, a police station, post office, ferry station, library, various local shops, small hotels, bars and restaurants, and beaches, as well as residential areas located along the secondary roadways.

Bermuda received approximately 740,000 visitors in 2024, up by 3.9% from 2023. Bermuda benefits from convenient access as compared to other island resort destinations because of its proximity to the mainland United States, particularly the Northeastern Corridor. Travelers from the United States made up approximately 74.9% of Bermuda’s total tourists in 2024. The east coast of the United States is Bermuda’s top source market for vacation arrivals, specifically New York (with 32.8% of all U.S. travelers) and Boston (with 13.7%). The estimated flight times from the east coast to Bermuda are approximately two to three hours.

Bermuda was named the number one destination in the Caribbean and Atlantic in the Condé Nast Traveler Readers' Choice Awards in 2023 and 2024. The Bermuda Tourism Authority (“BTA”) continues to work closely with the Ministry of Transport through the Air Service Development Committee, which helped air capacity grow by more than 25% in 2024. Air capacity has remained relatively stable thus far in the year-to-date 2025 period. The launch of BermudAir in 2023 and the expansion of services by major airlines all contribute to this growth. More routes are now served to Bermuda than pre-pandemic, including restoring all previous routes and adding Ft. Lauderdale, Westchester County, and The Azores. The BTA remains committed to its objectives to grow tourism in Bermuda. BermudAir expanded their routes to include Baltimore and Orlando, starting March 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
122

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$27,000,000
30 Kings Point Road	Cambridge Beaches Resort and Spa	Cut-off Date LTV:	39.0%
Somerset Village, Bermuda MA02		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	20.3%

The following table presents the primary competitive properties to the Cambridge Beaches Resort and Spa Property:

Competitive Property Summary(1)
Property	Year Built/Renov.	Rooms	Transient	Meeting & Group	2024 Occupancy	2024 ADR	2024 RevPAR
Cambridge Beaches Resort and Spa (subject)	1923 / 2022-2023	85	90%	10%	61.2%	$615.05	$376.71
Rosewood Bermuda	2005 / 2017-2018	88	85%	15%	65% - 70%	$1,100 - $1,150	$750 - $775
Loren at Pink Beach Hotel	2017 / NAP	49	90%	10%	60% - 65%	$1,100 - $1,150	$725 - $750
St. Regis Hotel & Residences Bermuda	2021 / NAP	113	85%	15%	55% - 60%	$700 - $725	$425 - $450
Reefs Resort & Club	1948 / 2024	61	90%	10%	60% - 65%	$550 - $575	$350 - $375
Newstead Hotel	1923 / 2014	60	90%	10%	55% - 60%	$400 - $425	$230 - $240
Subtotal/Average:		456	88%	12%	63.2%	$766.70	$484.29

Source: Appraisal

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.

Appraisal. The appraisal concluded to an “as-is” value for the Cambridge Beaches Resort and Spa Property of $69,200,000 as of September 3, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 3, 2025, there was evidence of a recognized environmental condition at the Cambridge Beaches Resort and Spa Property. The Phase I environmental site assessment identified one active and three former underground storage tanks (“USTs”), and a 2016 transformer release (with inadequate assessment and regulatory closure), which could impair soil, groundwater, and soil vapor; however, there is no indication of an open release with regards to the Cambridge Beaches Resort and Spa Property. An opinion of probable cost was obtained which indicated a best-case scenario of $30,000 and a worst-case scenario cost of $380,000 to remediate any environmental issues related to USTs and transformer release. The non-recourse guarantors provided an environmental indemnity for the Cambridge Beaches Resort and Spa Mortgage Loan. See “Description of the Mortgage Pool–Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
123

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$27,000,000
30 Kings Point Road	Cambridge Beaches Resort and Spa	Cut-off Date LTV:	39.0%
Somerset Village, Bermuda MA02		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	20.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance at the Cambridge Beaches Resort and Spa Property:

Cash Flow Analysis
	2023(1)	2024	9/30/2025 TTM	UW	UW per Room
Occupancy(2)	62.8%	61.1%	64.0%	64.0%
ADR(2)	$507.85	$615.06	$634.60	$634.61
RevPAR(2)	$318.93	$375.80	$406.39	$406.40

Room Revenue	$9,900,450	$11,687,273	$12,608,373	$12,608,495	$148,335
Food & Beverage Revenue	$5,780,993	$6,492,194	$6,841,501	$6,841,501	$80,488
Other Income(3)	$2,533,670	$2,892,687	$3,064,341	$3,064,341	$36,051
Total Revenue	$18,215,113	$21,072,154	$22,514,215	$22,514,337	$264,875

Room Expense	$2,910,580	$3,346,247	$3,771,089	$3,771,089	$44,366
Food & Beverage Expense	$5,248,209	$5,573,924	$5,806,243	$5,806,243	$68,309
Other Income Expense	$377,811	$405,256	$416,148	$416,148	$4,896
Real Estate Taxes	$77,543	$77,693	$79,229	$81,452	$958
Insurance	$258,395	$271,099	$283,754	$287,000	$3,376
Other Expenses(4)	$5,948,181	$6,815,876	$6,817,393	$6,666,950	$78,435
Total Expenses	$14,820,719	$16,490,095	$17,173,856	$17,028,882	$200,340

Net Operating Income	$3,394,394	$4,582,059	$5,340,359	$5,485,455	$64,535
FF&E	$0	$0	$900,569	$900,569	$10,595
Net Cash Flow	$3,394,394	$4,582,059	$4,439,790	$4,584,886	$53,940

NOI DSCR	1.78x	2.40x	2.80x	2.87x
NCF DSCR	1.78x	2.40x	2.33x	2.40x
NOI Debt Yield	12.6%	17.0%	19.8%	20.3%
NCF Debt Yield	12.6%	17.0%	16.4%	17.0%

(1)	The Cambridge Beaches Resort and Spa Property completed a $9.0 million ($105,882 per room) renovation from 2022-2023.
(2)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Cambridge Beaches Resort and Spa Property are attributable in part to variances in reporting methodologies and/or timing differences.
(3)	Other Income includes a tax reimbursement of 7.25% of room revenue. The Bermudian Tourism Investment Act (“TIA”) provides a reimbursement of the 7.25% occupancy tax on room revenue for a period of 10-years (currently in place until August 2032). At the end of the ten-year concession period, the borrower sponsor is eligible for further tax relief through additional capital investment and reapplication under the TIA.
(4)	Other Expenses are inclusive of advertising and marketing expenses, general and administrative expenses, management fees, repairs and maintenance and utilities.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
124

Mortgage Loan No. 15 – Commerce Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	Commerce, CA 90040
Original Balance:	$25,300,000			General Property Type:	Office
Cut-off Date Balance:	$25,300,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1982/2005
Borrower Sponsor:	Omninet Capital, LLC			Size:	195,437 SF
Guarantors:	Neil Kadisha and Benjamin Nazarian			Cut-off Date Balance Per SF:	$129
Mortgage Rate:	6.2120%			Maturity Date Balance Per SF:	$129
Note Date:	11/19/2025			Property Manager:	Omninet Property Management, Inc.
Maturity Date:	12/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$3,645,081
IO Period:	60 months			UW NCF:	$3,339,449
Seasoning:	0 months			UW NOI Debt Yield:	14.4%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF Debt Yield:	13.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	14.4%
Additional Debt Type:	NAP			UW NCF DSCR:	2.10x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,502,482 (8/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,159,724 (12/31/2024)
Reserves				3rd Most Recent NOI:	$2,568,720 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.0% (10/31/2025)
RE Taxes:	$153,146	$38,287	NAP	2nd Most Recent Occupancy:	88.5% (12/31/2024)
Insurance:	$0	Springing(1)	NAP	3rd Most Recent Occupancy:	75.1% (12/31/2023)
Replacement Reserve:	$0	$4,072	NAP	Appraised Value (as of):	$44,500,000 (8/1/2025)
TI/LC Reserve:	$0	$16,286	NAP	Appraised Value Per SF:	$228
Deferred Maintenance:	$122,548	$0	NAP	Cut-off Date LTV Ratio:	56.9%
Other Reserves(2):	$526,382	$0	NAP	Maturity Date LTV Ratio:	56.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,300,000	100.0%	Loan Payoff:	$20,018,314	79.1%
			Return of Equity:	$4,095,552	16.2%
			Upfront Reserves:	$802,076	3.2%
			Closing Costs:	$384,058	1.5%
Total Sources:	$25,300,000	100.0%	Total Uses:	$25,300,000	100.0%

(1)	The borrower will be required to make monthly deposits into an insurance reserve in an amount equal to 1/12th of the estimated annual insurance premiums; provided that for so long as an acceptable blanket policy is in place (which was the case at origination), such deposits will be waived.
(2)	Other Reserves consist of a Landlord Obligation Reserve of $368,882 and a Free Rent Reserve of $157,500.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Commerce Plaza Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $25,300,000 and secured by a first priority mortgage encumbering the fee interest in a 195,437 SF, two-building office property located in Commerce, California (the “Commerce Plaza Property”).

The Borrowers and the Borrower Sponsor. The borrowing entities are Omninet Commerce Plaza, LLC and Omninet CP Oakwood, LLC, as tenants-in-common. Each entity is a Delaware limited liability company and a single purpose entity with one independent director. The borrower sponsor is Omninet Capital, LLC. The non-recourse carveout guarantors are Neil Kadisha and Benjamin Nazarian.

Neil Kadisha and Benjamin Nazarian are principals of the borrower sponsor, Omninet Capital, LLC, a private investment firm focusing on private equity and commercial real estate. Neil Kadisha, together with Izak Nazarian (the father of Benjamin Nazarian), co-founded Omninet Corp. in 1984. In 2002, Neil Kadisha and Izak Nazarian co-founded Omninet Capital. The Omninet Capital commercial real estate portfolio has grown to a total of 50 properties and is well diversified in location and asset type. The portfolio includes 26 office, four industrial, three retail and 17 multifamily properties. Omninet Capital owns and operates over 10 million SF of commercial space and more than 13,000 multifamily units throughout the United States.

The Property. The Commerce Plaza Property is a two-building, office campus located in Commerce, California. Originally built in 1982, the Commerce Plaza Property was renovated in 2005. The Commerce Plaza Property is comprised of 195,437 SF across one six story building and one two-story building, which are connected by a central ground-floor lobby with a central elevator corridor. Situated on 7.83 acres, the Commerce Plaza Property includes a two-story parking garage providing 339 parking spaces that, along with 473 surface parking spaces, results in a parking ratio of 4.2 spaces per 1,000 SF.

The borrower sponsor acquired the Commerce Plaza Property in May 2020 when it was 61.2% occupied. Since acquisition, the borrower sponsor has invested approximately $5.8 million in tenant improvements, $1.3 million in leasing commissions and $612,118 in capital improvements, which include

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
125

Office – Suburban	Loan #15	Cut-off Date Balance:	$25,300,000
5601 East Slauson Avenue & 5701 South	Commerce Plaza	Cut-off Date LTV:	56.9%
Eastern Avenue		UW NCF DSCR:	2.10x
Commerce, CA 90040		UW NOI Debt Yield:	14.4%

common area renovations, HVAC upgrades, signage improvements, and general building improvements. Since acquisition, the borrower sponsor has signed eighteen new leases representing 58.4% of NRA and five renewal leases representing 32.0% of NRA. The borrower sponsor also owns Commerce Office Park, a five-building office campus located across the street from the Commerce Plaza Property. Commerce Office Park is currently 100.0% occupied.

As of October 31, 2025, the Commerce Plaza Property was 98.0% occupied. The Commerce Plaza Property is currently leased to 28 tenants, including local and regional businesses in diverse industries including federal and state government, banking, industrial, legal, accounting and manufacturing tenants. The three largest tenants represent 37.9% of NRA and 37.3% of underwritten rent. Other than those tenants, no other tenant occupies more than 7.1% of NRA and 7.2% of underwritten rent. There are seven investment grade tenants at the Commerce Plaza Property comprising 38.4% of NRA and 39.1% of underwritten rent. Since January 2024, the borrower sponsor has signed nine new leases representing 43,357 SF (22.2% of NRA and 22.3% of underwritten rent) and five renewals representing 62,495 SF (32.0% of NRA and 32.8% of underwritten rent).

Major Tenants.

DaVita Medical Management, LLC (24,885 SF, 12.7% of NRA, 12.0% of UW Rent). DaVita, Inc. (NYSE: DVA) (Ba3/BB- by Moody’s/S&P) is the parent company of DaVita Medical Management, LLC (“DaVita”), which was founded in 1994 and is headquartered in Denver, Colorado. DaVita provides care for patients from slowing the progression of kidney disease to helping support transplantation, from acute hospital care to dialysis at home. DaVita is one of the largest dialysis providers and has approximately 35.0% of market share in the United States dialysis market. DaVita has served approximately 282,000 patients at 3,173 outpatient dialysis centers, of which 2,661 centers are located in the United States and 512 centers are located in 13 other countries worldwide. DaVita signed its lease at the Commerce Plaza Property in 2017, with an expiration date of September 30, 2028, with two five-year renewal options and no termination options. DaVita currently pays rent of $30.00 PSF, with an average of approximately 2.5% annual rent escalations.

County of Los Angeles - Department of Health (24,811 SF, 12.7% of NRA, 13.0% of UW Rent). County of Los Angeles – Department of Health (“LADHS”) (AA+/Aa1/AA+ by Fitch/Moody’s/S&P) supports the second largest municipal health system in the nation, operating 26 health centers and four acute care hospitals, in addition to providing health care to youth in the juvenile justice system and inmates in Los Angeles County jails. LADHS operates their People Services (human resources) division of the Department of Health Services at the Commerce Plaza Property. The People Services Division is engaged in recruitment and development of the workforce for the County of Los Angeles – Department of Health. LADHS has been at the Commerce Plaza Property since 2007 and has renewed multiple times, most recently in March 2025. LADHS has a lease expiration date of March 27, 2030, with no renewal options and no termination options. LADHS currently pays rent of $31.20 PSF, with 3.0% annual rent escalations.

County of Los Angeles - Department of Mental Health (24,357 SF, 12.5% of NRA, 12.3% of UW Rent). The County of Los Angeles - Department of Mental Health (“LADMH”) (AA+/Aa1/AA+ by Fitch/Moody’s/S&P) operates a mental health clinic at the Commerce Plaza Property that provides diagnostic, treatment, and prescriptive services related to mental and behavioral disorders. LADMH is the largest county mental health department in the United States and provides mental health services for Los Angeles County residents. LADMH directly operates 85 program sites in the county and serves over 250,000 clients annually. LADMH has been at the Commerce Plaza Property since 2021, with an expiration date of April 24, 2028 and no renewal or termination options. LADMH currently pays rent of $31.08 PSF, with 2.5% annual rent escalations.

The following table presents certain information relating to the tenancy at the Commerce Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
DaVita Medical Management, LLC	NR/Ba3/BB-	24,885	12.7%	$764,467	12.0%	$30.72	9/30/2028	2 x 5yr	N
County of Los Angeles - Department of Health	AA+/Aa1/AA+	24,811	12.7%	$829,327	13.0%	$33.43	3/27/2030	NAP	N
County of Los Angeles - Department of Mental Health	AA+/Aa1/AA+	24,357	12.5%	$782,414	12.3%	$32.12	4/24/2028	NAP	N
Hanna's House(3)	NR/NR/NR	13,914	7.1%	$460,206	7.2%	$33.07	2/28/2026	1 x 3yr	N
Gehr Development Corp	NR/NR/NR	12,757	6.5%	$414,137	6.5%	$32.46	9/30/2029	1 x 5yr	N
Major Tenants Subtotal/Wtd. Avg.		100,724	51.5%	$3,250,551	51.0%	$32.27

Other Tenants		90,898	46.5%	$3,120,632	49.0%	$34.33
Occupied Subtotal/Wtd. Avg.		191,622	98.0%	$6,371,183	100.0%	$33.25

Vacant Space		3,815	2.0%
Total/Wtd. Avg.		195,437	100.0%

(1)	Information is based on the underwritten rent roll dated October 31, 2025, with rent steps taken through December 1, 2026 and rent for investment grade tenants straight-lined through the earlier of (i) lease expiration, (ii) the maturity date of the Commerce Plaza Mortgage Loan, or (iii) the termination option effective date (if applicable).
(2)	Certain ratings are those of the parent company or government entity whether or not the parent company or government entity guarantees the lease.
(3)	A renewal lease for Hanna’s House was received after the closing date of the Commerce Plaza Mortgage Loan, which will increase rent to $35.77 PSF on March 1, 2026 and extend the term to June 30, 2028. The lender excluded Hanna's House rent in its underwriting, but has included the tenant in the most recent occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
126

Office – Suburban	Loan #15	Cut-off Date Balance:	$25,300,000
5601 East Slauson Avenue & 5701 South	Commerce Plaza	Cut-off Date LTV:	56.9%
Eastern Avenue		UW NCF DSCR:	2.10x
Commerce, CA 90040		UW NOI Debt Yield:	14.4%

The following table presents certain information relating to the lease rollover schedule at the Commerce Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	1	1,465	0.7%	0.7%	$24,000	0.4%	0.4%	$16.38
2026	4	18,519	9.5%	10.2%	$654,869	10.3%	10.7%	$35.36
2027	1	6,968	3.6%	13.8%	$245,628	3.9%	14.5%	$35.25
2028	10	90,086	46.1%	59.9%	$2,931,198	46.0%	60.5%	$32.54
2029	4	25,347	13.0%	72.9%	$831,392	13.0%	73.6%	$32.80
2030(3)	2	29,847	15.3%	88.1%	$1,003,613	15.8%	89.3%	$33.63
2031	3	10,280	5.3%	93.4%	$349,108	5.5%	94.8%	$33.96
2032	1	529	0.3%	93.7%	$49,008	0.8%	95.6%	$92.64
2033	0	0	0.0%	93.7%	$0	0.0%	95.6%	$0.00
2034	0	0	0.0%	93.7%	$0	0.0%	95.6%	$0.00
2035	1	3,277	1.7%	95.3%	$107,335	1.7%	97.3%	$32.75
2036 & Thereafter	1	5,304	2.7%	98.0%	$175,032	2.7%	100.0%	$33.00
Vacant	0	3,815	2.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg(4)	28	195,437	100.0%		$6,371,183	100.0%		$33.25

(1)	Information is based on the underwritten rent roll dated October 31, 2025, with rent steps taken through December 1, 2026 and rent for investment grade tenants straight-lined through the earlier of (i) lease expiration, (ii) the maturity date of the Commerce Plaza Mortgage Loan, or (iii) the termination option effective date (if applicable).
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	The Commerce Plaza Mortgage Loan has a maturity date of December 1, 2030.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Commerce Plaza Property is located in Commerce, California. The Commerce Plaza Property is located approximately 0.25 miles east of Interstate 710 and one mile west of Interstate 5, providing access to the greater Los Angeles area. The Commerce Plaza Property is located approximately six miles from Downtown Los Angeles and 20 miles northeast of the City of Long Beach and the Pacific Ocean.

The City of Commerce, located within the east-central portion of the County of Los Angeles, is oriented to industrial uses, with industrially zoned land comprising approximately 85% of all land in Commerce. Commerce’s pro-business attitude and financial incentives (such as no city property tax, no gross receipts tax, no utility tax and a low business license fee) have attracted businesses to rent office space in Commerce. The Commerce Plaza Property is part of the Los Angeles County office market and the Southeast Los Angeles office submarket. The Southeast Los Angeles submarket is particularly appealing to federal and local government departments given the relative value compared to other locations in Los Angeles. According to a third party market report, the Southeast Los Angeles submarket has a total inventory of 10.2 million SF, approximately 2.3% of the total inventory in Los Angeles County. In comparison to the County of Los Angeles, the Southeast Los Angeles Submarket has seen a positive net absorption, increasing by 49,600 SF, with a vacancy rate of 5.2%, decreasing by 1.1% from 2024, as of the third quarter of 2025.

The 2024 population within a one-, three-, and five-mile radius of the Commerce Plaza Property was 12,372, 225,267 and 717,972, respectively. The average household income within the same radii was $70,234, $72,739, and $80,588, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
127

Office – Suburban	Loan #15	Cut-off Date Balance:	$25,300,000
5601 East Slauson Avenue & 5701 South	Commerce Plaza	Cut-off Date LTV:	56.9%
Eastern Avenue		UW NCF DSCR:	2.10x
Commerce, CA 90040		UW NOI Debt Yield:	14.4%

The following table presents certain information relating to comparable office leases with respect to the Commerce Plaza Property:

Summary of Comparable Office Leases
Property / Location	Year Built/ Renovated	NRA (SF)	Distance to Subject	Tenant Name	Lease Start Date	Term (years)	Tenant Size (SF)	Base Rent PSF	TI PSF/Annual Rent increases/Free Rent
Commerce Plaza Commerce, CA	1982/2005	195,437(1)	-	County of Los Angeles – Department of Health(1) Gehr Development Corp (1)	Mar-25(1) June-24(1)	5.0(1) 5.3(1)	24,811(1) 12,757(1)	$33.43(1) $32.46(1)	$6.32/3.0%/0 mos. $25.85/3.0%/3 mos.
LA Corporate Center Monterey Park, CA	1983/NAP	394,544	6.4 miles	Janney & Janney Attorney Services Rehrig Pacific County of Los Angeles	Feb-25 Jan-25 Sept-24	3.0 7.5 10.5	5,620 20,264 13,281	$34.80 $33.00 $28.80	$0.00/3.0%/2 mos. $50.00/3.0%/3 mos. $0.00/3.0%/2 mos.
Commerce Corporate Center Commerce, CA	1974/1997	67,314	0.5 miles	De La Pena Eye Clinic Local Office Tenant Civil Engineering Firm	Feb-24 Feb-22 Feb-22	7.0 5.2 5.2	6,030 1,974 3,500	$30.60 $29.40 $29.40	$110.00/4.0%/0 mos. $4.00/$4.0%/2 mos. $20.00/4.0%/2 mos.
Cerritos Towne Center III Cerritos, CA	1989/2017	137,711	11.4 miles	Samsung C&T America	May-23	5.0	4,801	$34.20	$65.00/3.0%/6 mos.

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll dated October 1, 2025, with rent steps taken through December 1, 2026 and rent for investment grade tenants straight-lined through the earlier of (i) lease expiration, (ii) the maturity date of the Commerce Plaza Mortgage Loan, or (iii) the termination option effective date (if applicable). County of Los Angeles – Department of Health lease was a lease renewal (the original lease began in August 2007). Gehr Development Corp was a new lease.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Commerce Plaza Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Months)	Rent Increase Projection
General Office	$30.00	60	3.0% per annum

Appraisal. The appraisal concluded to an “as-is” value for the Commerce Plaza Property of $44,500,000 as of August 1, 2025. The appraisal also concluded to an “as-is land value” for the Commerce Plaza Property of $32,400,000.

Environmental Matters. The Phase I environmental site assessment dated October 20, 2025 identified a recognized environmental condition at the Commerce Plaza Property. According to historical sources and regulatory records, historical operations on the Commerce Plaza Property included truck repair with a gasoline underground storage tank (“UST”) from approximately 1949 to at least 1972. The current office buildings and parking lot were constructed in 1982; however, no closure assessment documentation inclusive of subsurface soil testing for potential impacts was identified. Based on the lack of closure documentation for the UST and associated gas pumps, limited information available and types of hazardous materials utilized in the truck repair operations, and the lack of available subsurface investigations, the potential for a waste oil release impacting the subsurface has not been adequately assessed. An opinion of probable cost to remediate any environment issues related to the potential presence of the UST was obtained and the cost to remediate was estimated to be between $73,656 and $1,831,940. At loan origination, the borrowers obtained an environmental insurance policy with Beazley that provides a $3,000,000 policy limit per incident and in the aggregate for an eight year term (three years past loan maturity), with a $25,000 deductible. See “Description of the Mortgage Pool-–Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
128

Office – Suburban	Loan #15	Cut-off Date Balance:	$25,300,000
5601 East Slauson Avenue & 5701 South	Commerce Plaza	Cut-off Date LTV:	56.9%
Eastern Avenue		UW NCF DSCR:	2.10x
Commerce, CA 90040		UW NOI Debt Yield:	14.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Commerce Plaza Property:

Cash Flow Analysis
	2022	2023	2024	8/31/2025 TTM		UW		UW PSF
Gross Potential Rent(1)	$4,063,635	$4,634,321	$5,413,518	$5,675,840		$6,492,797		$33.22
Expense Reimbursements	$84,224	$64,660	$94,613	$129,009		$145,369		$0.74
Net Rental Income	$4,147,859	$4,698,981	$5,508,131	$5,804,849		$6,638,166		$33.97
Other Income	$0	$38,901	$30,994	$36,430		$0		$0.00
(Vacancy & Credit Loss)	($30,475)	$30,475	$0	$0		($581,819)		($2.98)
Effective Gross Income	$4,117,384	$4,768,357	$5,539,125	$5,841,279		$6,056,347		$30.99

Real Estate Taxes	$391,527	$428,257	$446,478	$388,497		$464,868		$2.38
Insurance	$51,037	$60,930	$82,434	$76,025		$122,765		$0.63
Other Operating Expenses	$1,506,945	$1,710,450	$1,850,489	$1,874,275		$1,823,633		$9.33
Total Operating Expenses	$1,949,509	$2,199,637	$2,379,401	$2,338,797		$2,411,266		$12.34

Net Operating Income	$2,167,875	$2,568,720	$3,159,724	$3,502,482		$3,645,081		$18.65
Replacement Reserves	$0	$0	$0	$0		$48,859		$0.25
TI/LC	$0	$0	$0	$0		$256,772		$1.31
Net Cash Flow	$2,167,875	$2,568,720	$3,159,724	$3,502,482		$3,339,449		$17.09

Occupancy %	74.1%	75.1%	88.5%	98.0%	(2)	91.0%	(3)
NOI DSCR	1.36x	1.61x	1.98x	2.20x		2.29x
NCF DSCR	1.36x	1.61x	1.98x	2.20x		2.10x
NOI Debt Yield	8.6%	10.2%	12.5%	13.8%		14.4%
NCF Debt Yield	8.6%	10.2%	12.5%	13.8%		13.2%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated October 31, 2025, with rent steps taken through December 1, 2026 and rent for investment grade tenants straight-lined through the earlier of (i) lease expiration, (ii) the maturity date of the Commerce Plaza Mortgage Loan, or (iii) termination option effective date (if applicable). Additionally, UW Gross Potential Rent includes grossed-up vacant space.
(2)	Represents occupancy based on the underwritten rent roll as of October 31, 2025.
(3)	Represents economic occupancy, which is comprised of the in-place vacancy plus vacancy for Hanna’s House. The lease renewal for Hanna’s House was received after the closing date of the Commerce Plaza Mortgage Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
129

BANK5 2025-5YR19

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo”), BofA Securities, Inc. (together with its affiliates, “BofA Securities”), J.P. Morgan Securities LLC (together with its affiliates, “J.P. Morgan”), AmeriVet Securities, Inc. (together with its affiliates, “AmeriVet”) and Siebert Williams Shank & Co., LLC (together with its affiliates, “Siebert Williams Shank & Co.” and, collectively with Morgan Stanley, Wells Fargo, BofA Securities, J.P. Morgan and AmeriVet, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This material may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is preliminary as of the date hereof. This material is subject to change, completion or amendment from time to time. The information in this material supersedes information in any other communication relating to the securities referred to in this material; provided, that the information in this material will be superseded by similar information delivered to you as part of a preliminary prospectus. This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where an offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by an Underwriter that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

THE COMMUNICATION OF THIS MATERIAL (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”), IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) OF THE FINANCIAL PROMOTION ORDER OR, (IV) ARE PERSONS TO WHOM THIS MATERIAL MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH OF MORGAN STANLEY & CO. LLC, WELLS FARGO SECURITIES, LLC, BOFA SECURITIES, INC., J.P. MORGAN SECURITIES LLC, AMERIVET SECURITIES, INC. AND Siebert Williams Shank & Co., LLC HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS MATERIAL MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

© 2025 Morgan Stanley